Exhibit 10.1

BAY COLONY CORPORATE CENTER

1100 WINTER STREET

WALTHAM, MASSACHUSETTS

Lease Dated December 9th, 2014

(“Execution Date”)

THIS INSTRUMENT IS AN INDENTURE OF LEASE in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in a certain building (the “Building”) known as, and with an address at, 1100 Winter Street, Waltham, Massachusetts 02451.

The parties to this Indenture of Lease hereby agree with each other as follows:

ARTICLE I
REFERENCE DATA

1.1                               Subjects Referred To.

Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Article:

Landlord:	BP BAY COLONY LLC, a Delaware limited liability company

Landlord’s Original Address:	c/o Boston Properties Limited Partnership Prudential Center 800 Boylston Street, Suite 1900 Boston, Massachusetts 02199-8103

Landlord’s Construction Representative:	Ben Myers

Tenant:	Bit9, Inc., a Delaware corporation

Tenant’s Original Address:	266 Second Avenue, 2nd Floor Waltham, Massachusetts 02451

Tenant’s Email Address for Information Regarding Billings and Statements:	ap@bit9.com

Tenant’s Construction Representative:	Dawn Borden

Delivery Date:	The date Landlord delivers the Premises to Tenant broom clean and free of tenants or other occupants. The estimated Delivery Date is the Execution Date.

Commencement Date:	The earlier of: (x) the date Tenant opens for business for

the Permitted Use in the whole or any part of the Premises, or (y) six (6) months after the Delivery Date.

Pre-Term Build-Out Period:	The period commencing as of the Delivery Date and expiring as of the day immediately preceding the Commencement Date.

Term:

Eighty-four (84) calendar months (plus the partial month, if any) immediately following the Commencement Date) (sometimes called the “Original Term”), unless extended or sooner terminated as provided in this Lease.

Extension Option:	One (1) period of five (5) years as provided in and on the terms set forth in Section 9.24 hereof.

The Site:	That certain parcel of land known as and numbered 1100 Winter Street, Waltham, Middlesex County, Massachusetts.

The Building:	The Building known as and numbered 1100 Winter Street, Waltham, Massachusetts.

The Property:	The Building together with all common areas, parking areas, decks and structures and the Site.

Office Park:

That certain office park known as Bay Colony Corporate Center, containing the Building and the additional buildings known as and numbered 950, 1000 and 1050 Winter Street, Waltham, Massachusetts, located on the property more particularly described in Exhibit A attached hereto.

Tenant’s Premises:

The entire fourth (4th) floor on the South Wing of the Building, consisting of 41,989 rentable square feet (“Fourth Floor Premises”) and a portion of the third (3rd) floor of the North Wing of the Building, consisting of 19,501 rentable square feet (“Third Floor Premises”), each as further depicted on the floor plans annexed hereto as Exhibit D, Sheets 1 and 2, incorporated herein by reference.

Number of Parking Spaces:

3.0 spaces per 1,000 square feet of the Rentable Floor Area of the Premises within the parking area serving the Building shown on Exhibit G. Initially, there shall be one hundred eighty four (184) parking spaces available for Tenant’s use.

Annual Fixed Rent:	(a) During the Original Term at the rates set forth in the table below. (b) During the extension option period (if exercised), as determined pursuant to Section 9.24.

Months	Annual Fixed Rent		Monthly Payment	PSF
Months 1-9:	$1,574,587.50	*	$131,215.62	$37.50
Months 10-84:	$2,305,875.00	**	$192,156.25	$37.50

*During Months 1-9, Tenant shall pay Annual Fixed Rent based on the 41,989 rentable square feet comprising the Fourth Floor Premises only and Tenant shall not be responsible for the payment of any fixed Rent attributable to the Third Floor Premises during such period (provided, however, that Tenant shall also pay rent for any Expansion Premises if Tenant duly exercises any of its rights under the provisions of Sections 9.25, 9.26 or 9.27 hereof, and if, pursuant to such provisions, rent for the Expansion Premises becomes due and payable during such time).  During Months 1-9, however, Tenant shall pay electricity based on 61,490 rentable square feet (provided, however, that Tenant shall also pay for electricity for any Expansion Premises if Tenant duly exercises any of its rights under the provisions of Sections 9.25, 9.26 or 9.27 hereof, and if, pursuant to such provisions, such payments for the Expansion Premises become due and payable during such time).

**During Months 10-84, Tenant shall pay Annual Fixed Rent for the Premises based on 61,490 rentable square feet (provided, however, that Tenant shall also pay rent for any Expansion Premises if Tenant duly exercises any of its rights under the provisions of Sections 9.25, 9.26 or 9.27 hereof, and if, pursuant to such provisions, rent for the Expansion Premises becomes due and payable during such time).

Base Operating Expenses:	Landlord’s Operating Expenses (as hereinafter defined in Section 2.6) for calendar year 2015 (“Base Operating Year”), being January 1, 2015 through December 31, 2015.

Base Taxes:	Landlord’s Tax Expenses (as hereinafter defined in Section 2.7) for fiscal tax year 2016, being July 1, 2015 through June 30, 2016.

Tenant Electricity:	As provided in Section 2.8 and Exhibit H.

Additional Rent:	All charges and other sums payable by Tenant as set forth in this Lease other than Annual Fixed Rent.

Rentable Floor Area of the Premises:	61,490 square feet.

Total Rentable Floor Area of the Building:	281,380 square feet.

Permitted Use:	General office purposes and any ancillary uses related thereto.

Broker:	Tenant’s Broker: Cushman & Wakefield of Massachusetts, Inc.

Security Deposit:	$1,152,937.50, subject to reduction in accordance with Section 9.29 hereof

Guarantor:	None

1.2        Exhibits.

There are incorporated as part of this Lease:

Exhibit A	—	Description of Office Park

Exhibit B-1	—	Work Agreement

Exhibit B-2	—	Tenant Plan and Working Drawing Requirements

Exhibit B-3	—	Approved Contractors for Tenant’s Work

Exhibit C	—	Landlord’s Services

Exhibit D	—	Sheet 1, Floor Plan of Fourth Floor Premises and Sheet 2, Floor Plan of Third Floor Premises

Exhibit E	—	Declaration Affixing the Commencement Date of Lease

Exhibit F	—	Form of Lien Waivers

Exhibit G	—	Plan of Parking Area

Exhibit H	—	Memorandum Re: Procedure for Allocation of Electricity Costs

Exhibit I	—	Form of Certificate of Insurance

Exhibit J	—	List of Mortgages

Exhibit K	—	Broker Determination

Exhibit L	—	Floor Plan of First Expansion Space, Second Expansion Space and Third Expansion Space

Exhibit M	—	Form of Letter of Credit

1.3	Table of Articles and Sections.

Article I Reference Data		1
1.1	Subjects Referred To	1
1.2	Exhibits	4
1.3	Table of Articles and Sections	5
Article II Building, Premises, Term and Rent		7
2.1	The Premises	7
2.2	Rights to Use Common Facilities	7
2.3	Landlord’s Reservations	9
2.4	Habendum	9
2.5	Fixed Rent Payments	9
2.6	Operating Expenses	10
2.7	Real Estate Taxes	18
2.8	Tenant Electricity	20
Article III Condition of Premises; Alterations		20
3.1	Preparation of Premises	20
Article IV Landlord’s Covenants; Interruptions and Delays		20
4.1	Landlord Covenants	20
4.2	Interruptions and Delays in Services and Repairs, Etc.	22
4.3	Access	23
4.4	Security Access System	23
4.5	Hazardous Materials	23
4.6	Code Compliance	24
Article V Tenant’s Covenants		24
5.1	Payments	24
5.2	Repair and Yield Up	24
5.3	Use	25
5.4	Obstructions; Items Visible From Exterior; Rules and Regulations	25
5.5	Safety Appliances	26
5.6	Assignment; Sublease	26
5.7	Right of Entry	31
5.8	Floor Load; Prevention of Vibration and Noise	32
5.9	Personal Property Taxes	32
5.10	Compliance with Laws	32
5.11	Payment of Litigation Expenses	33
5.12	Alterations	33
5.13	Vendors	36
5.14	OFAC	36
Article VI Casualty and Taking		36
6.1	Damage Resulting from Casualty	36
6.2	Uninsured Casualty	39
6.3	Rights of Termination for Taking	39
6.4	Award	40
Article VII Default		41
7.1	Tenant’s Default	41
7.2	Landlord’s Default	44

Article VIII Insurance and Indemnity		45
8.1	Indemnity	45
8.2	Tenant’s Risk	46
8.3	Tenant’s Commercial General Liability Insurance	47
8.4	Tenant’s Property Insurance	47
8.5	Tenant’s Other Insurance	48
8.6	Requirements for Tenant’s Insurance	48
8.7	Additional Insureds	49
8.8	Certificates of Insurance	49
8.9	Subtenants and Other Occupants	50
8.10	No Violation of Building Policies	50
8.11	Tenant to Pay Premium Increases	50
8.12	Landlord’s Insurance and Indemnity	50
8.13	Waiver of Subrogation	52
8.14	Tenant’s Work	52
Article IX Miscellaneous Provisions		53
9.1	Waiver	53
9.2	Cumulative Remedies	53
9.3	Quiet Enjoyment	53
9.4	Notice to Mortgagee and Ground Lessor	55
9.5	Assignment of Rents	55
9.6	Surrender	56
9.7	Brokerage	56
9.8	Invalidity of Particular Provisions	56
9.9	Provisions Binding, Etc.	56
9.10	Recording; Confidentiality	57
9.11	Notices	57
9.12	When Lease Becomes Binding and Authority	58
9.13	Section Headings	58
9.14	Rights of Mortgagee	58
9.15	Status Reports and Financial Statements	59
9.16	Self-Help	60
9.17	Holding Over	60
9.18	Late Payment	61
9.19	Tenant’s Payments	61
9.20	Waiver of Trial By Jury	62
9.21	Governing Law	62
9.22	Light and Air	62
9.23	Name of Building	62
9.24	Extension Option	62
9.25	Right of First Refusal for First Expansion Space	64
9.26	Rights of First Refusal and First Offer for Second Expansion Space	66
9.27	Rights of First Refusal and First Offer for Third Expansion Space	69
9.28	Certain Expansion Space Lease Terms	71
9.29	Security Deposit	74
9.30	Cafeteria	77

9.31	Electronic Signatures	77

ARTICLE II
BUILDING, PREMISES, TERM AND RENT

2.1                               The Premises.

Landlord hereby demises and leases to Tenant, and Tenant hereby leases from Landlord, Tenant’s Premises in the Building excluding exterior faces and all portions of exterior walls beyond the interior sheetrock, the common stairways and stairwells, elevators and elevator wells, fan rooms, electric and telephone closets, janitor closets, freight elevator vestibules, and pipes, ducts, conduits, wires and appurtenant fixtures serving exclusively or in common other parts of the Building and if Tenant’s Premises includes less than the entire rentable area of any floor, excluding the common corridors, elevator lobbies and toilets located on such floor. Tenant’s Premises with such exclusions is hereinafter referred to as the “Premises.”

2.2                               Rights to Use Common Facilities.

Subject to Landlord’s right to change or alter any of the following in Landlord’s reasonable discretion as herein provided, Tenant shall have, as appurtenant to the Premises, the non- exclusive right to use in common with others, subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given prior written notice (a) the common lobbies, corridors, stairways, elevators and loading platform of the Building, and the pipes, ducts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others, (b) common walkways, parking areas and driveways necessary for access to the Building, and (c) if the Premises include less than the entire rentable area of any floor, the common toilets, corridors and elevator lobby of such floor. Notwithstanding anything to the contrary herein, except as hereinafter set forth: (i) Landlord has no obligation to allow any particular telecommunication service provider to have access to the Building or to the Premises except as may be required by applicable law, and (ii) if Landlord permits such access, Landlord may condition such access upon the payment to Landlord by the service provider of fees assessed by Landlord in its reasonable discretion.  Landlord hereby consents to the current telecommunications providers for the Building, i.e., Verizon and Comcast, to act as Tenant’s telecommunications provider.

2.2.1                     Tenant’s Parking.

In addition, Tenant shall have the right to use in the parking area, at no additional charge (except that the costs of maintaining and insuring the parking area will be included in Landlord’s Operating Expenses and real estate taxes and other taxes relating to the parking area which area included within the definition of Landlord’s Tax Expenses shall be included in Landlord’s Tax Expenses), the Number of Parking Spaces (referred to in Section 1.1) for the parking of automobiles, in common with use by other tenants from time to time of the Property, provided, however, that, except as otherwise specifically herein set forth, Landlord shall not be obligated to furnish stalls or spaces on the Site specifically designated for Tenant’s use.  In the event that the Rentable Floor Area of the Premises increases or decreases at any time during the Lease Term, the Number of Parking Spaces provided to Tenant hereunder shall be increased or reduced proportionately. Tenant covenants and agrees that it and all persons claiming by, through and under it, shall at all times abide by all reasonable written rules and regulations promulgated by Landlord of which Tenant has notice with respect to the use of the parking areas on the Property. The parking privileges granted herein are non-transferable except to a permitted assignee or subtenant as provided in Section 5.6. Further, except (subject to Section 8.13) for matters arising from the negligent or wrongful act or omission of Landlord or its agents, employees or contractors, Landlord assumes no responsibility whatsoever for loss or damage due to fire, theft or otherwise to any automobile(s) parked on the Property or to any personal property therein, however caused, and Tenant covenants and agrees, upon request from Landlord from time to time, to notify its officers, employees, agents and invitees of such limitation of liability. Tenant acknowledges and agrees that a license only is hereby granted, and no bailment is intended or shall be created.

2.2.2                     Rooftop Installations.

Notwithstanding anything contained in this Lease to the contrary, Tenant shall be permitted to install one (1) antenna and other telecommunications equipment on the rooftop of the Building and to run a cable from the roof of the Building to the Premises through a common conduit (no wires being permitted to be run across the roof) (collectively, “Telecom Equipment”) only:  (i) with Landlord’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), (ii) if Tenant has obtained all necessary permits and approvals required therefor, (iii) for the purpose of Tenant’s conduct of the Permitted Use within the Premises, (iv) if such installation and the operation thereof does not cause any measurable and material interference with any existing communication equipment on the Building, (v) if such installation does not materially adversely affect the structural elements of the Building as determined by Landlord in its reasonable discretion and (vi) if such installation does not materially adversely affect the visual aesthetic of the Building as determined by Landlord in its sole but good faith discretion. In addition, Landlord shall have the option upon written notice to Tenant to relocate the Telecom Equipment to other areas on the rooftop of the Building at Landlord’s sole cost and expense and so long as such relocation does not materially adversely affect Tenant’s use of the Premises or the operation of Telecom Equipment.  Upon the expiration or earlier termination of the Lease Term, at Landlord’s written request which must be given at the time Landlord consents to the installation of such Telecom Equipment, Tenant shall remove the Telecom Equipment and repair any damage to the roof caused by any such installation or removal.  The indemnification provisions of Article VIII of this Lease shall be deemed to include any claims, liabilities, damages and expenses, including reasonable attorney’s fees, relating to, or claimed to relate to, the installation, maintenance, operation or use of the Telecom Equipment installed by or for Tenant.  Tenant shall have no right to license, sublease, assign or otherwise transfer its rights to install and use Telecom Equipment on the Building and/or the Site (other than to an assignee or subtenant permitted under Section 5.6.1 below). Landlord hereby reserves the right (at its sole discretion) to install and to permit others to install, use and maintain telecommunications equipment, antennas and similar installations on the rooftop of the Building and elsewhere on the Site provided that such other installations do not materially interfere with Tenant’s use and operation of Tenant’s Telecom Equipment.

2.3                               Landlord’s Reservations.

Landlord reserves the right from time to time, without unreasonable interference with Tenant’s use and occupancy of or access to the Premises: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or Building, (b) to perform, or cause to be performed, construction in the common areas and facilities or other leased areas on the Property or in the Office Park and (c) to reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location, lay-out and nature of the common areas and facilities and other tenancies and premises on the Property or in the Office Park, to create additional rentable areas through use or enclosure of common areas, and to dedicate roads within the Office Park for public use. Installations, replacements and relocations referred to in clause (a) above shall be located so far as practicable in the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises and Landlord shall repair any damage caused thereby.  Any installations, replacements and relocations not so relocated will be boxed and decorated in a manner which is consistent with the adjacent areas.

2.4                               Habendum.

2.4.1                     Pre-Term Build-Out Period.

The parties hereby agree that, during the Pre-Term Build-Out Period, Tenant shall have the right of access to the Premises for the purposes of performing Tenant’s Work.  All of the terms and conditions of the Lease shall be applicable during the Pre-Term Build-Out Period, except that: (i) Tenant shall have no obligation to pay any Annual Fixed Rent, Operating Expenses Allocable to the Premises, or Landlord’s Tax Allocable to the Premises with respect to the Pre-Term Build-Out Period, and (ii) Tenant shall have no right to extend the term of the Pre-Term Build-Out Period (i.e., Section 9.24 of the Lease shall have no applicability to the Pre-Term Build-Out Period).

2.4.2                     Term.

Tenant shall have and hold the Premises for a period commencing on the Commencement Date and continuing for the Term unless sooner terminated as provided in Article VI or Article VII or unless extended as provided in Section 9.24.

As soon as may be convenient after the Commencement Date has been determined, Landlord and Tenant agree to join with each other in the execution of a written Declaration Affixing the Commencement Date of Lease, in the form of Exhibit E, in which the Commencement Date and the Term of this Lease shall be stated. If Tenant fails to execute such Declaration Affixing the Commencement Date of Lease, the Commencement Date and Lease Term shall be as reasonably determined by Landlord in accordance with the terms of this Lease.

2.5                               Fixed Rent Payments.

Tenant agrees to pay to Landlord, (1) (a) on the Commencement Date (defined in Section 1.1 hereof) and thereafter monthly, in advance, on the first day of each and every calendar month during the Original Term, a sum equal to one twelfth (1/12th) of the Annual Fixed Rent (sometimes hereinafter referred to as “fixed rent”) and (b) on the Commencement Date and thereafter monthly, in advance, on the first day of each and every calendar month during the Original Term, an amount reasonably estimated by Landlord from time to time to cover Tenant’s monthly payments for electricity under Section 2.8 and (2) on the first day of each and every calendar month during each extension option period (if exercised), a sum equal to (a) one twelfth (1/12th) of the Annual Fixed Rent as determined in Section 9.24 for the extension option period plus (b) then applicable monthly electricity charges under Section 2.8.  Until notice of some other designation is given, fixed rent and all other charges for which provision is herein made shall be paid by remittance to or for the order of Landlord either (i) by mail to P.O. Box 3557, Boston, Massachusetts 02241-3557, (ii) by wire transfer to Bank of America in Dallas, Texas, Bank Routing Number 0260-0959-3 or (iii) by ACH transfer to Bank of America in Dallas, Texas, Bank Routing Number 111 000 012, and in the case of (ii) or (iii) referencing Account Number 3756454460, Account Name of Boston Properties, LP, Tenant’s name and the Property address. All remittances received by Boston Properties Limited Partnership as aforesaid, or by any subsequently designated recipient, shall be treated as payment to Landlord.

Annual Fixed Rent for any partial month shall be paid by Tenant to Landlord at such rate then in effect on a pro rata basis, and, if the Commencement Date is a day other than the first day of a calendar month, the first payment of Annual Fixed Rent which Tenant shall make to Landlord shall be a payment equal to a proportionate part of such monthly Annual Fixed Rent for the partial month from the Commencement Date to the first day of the succeeding calendar month.

Additional Rent payable by Tenant on a monthly basis, as hereinafter provided, likewise shall be prorated, and the first payment on account thereof shall be determined in similar fashion but shall commence on the Commencement Date (excluding Additional Rent under Section 2.6, which shall commence January 1, 2016, and Section 2.7, which shall commence July 1, 2016); and other provisions of this Lease calling for monthly payments shall be read as incorporating this undertaking by Tenant.

Notwithstanding that the payment of Annual Fixed Rent payable by Tenant to Landlord shall not commence until the Commencement Date, Tenant shall be subject to, and shall comply with, all other provisions of this Lease as and at the times provided in this Lease.

The Annual Fixed Rent and all other charges for which provision is herein made shall be paid by Tenant to Landlord, without offset, deduction or abatement except as otherwise specifically set forth in this Lease.

2.6                               Operating Expenses.

“Landlord’s Operating Expenses” means the actual cost of operation of the Building and the Site (including, without limitation, costs associated with the operation of other portions of the Office Park, to the extent allocable to the Property), which shall exclude costs of special services rendered to tenants (including Tenant) for which a separate charge is made, but shall include, without limitation, the following (subject to the exclusions hereinafter set forth in this Section 2.6): premiums for insurance carried with respect to the Building and the Site (including, without limitation, liability insurance, insurance against loss in case of fire or casualty and insurance of monthly installments of fixed rent and any Additional Rent which may be due under this Lease and other leases of space in the Building for not more than twelve (12) months in the case of both fixed rent and Additional Rent and if there be any first mortgage of the Property, including such insurance as may be required by the holder of such first mortgage); compensation and all fringe benefits, worker’s compensation insurance premiums and payroll taxes paid to, for or with respect to all persons engaged in the operating, maintaining or cleaning of the Building or Site; water, sewer, electric, gas, oil and telephone charges associated with the common areas of the Building and the Site (excluding utility charges separately chargeable to tenants); cost of building and cleaning supplies and equipment; cost of maintenance, cleaning and repairs (other than repairs not properly chargeable against income or reimbursed from contractors under guarantees); cost of snow removal and care of landscaping; cost of operating, maintaining and cleaning the cafeteria, fitness center and any shared conference facilities serving the Building; all costs of applying and reporting for the Building or any part thereof to seek or maintain certification under the U.S. EPA’s Energy Star® rating system, the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or a similar system or standard; payments under service contracts with independent contractors; management fees (“Management Fees”) at reasonable rates for self managed buildings consistent with the type of occupancy and the service rendered which in no event shall exceed three percent (3%) of “Gross Rents for the Building” as hereinafter defined; costs of maintaining a regional property management office in connection with the operation, management and maintenance of the Building (prorated for all properties served by such office); Landlord’s contribution with respect to the Building to the cost of transportation between the Building and the Alewife train station as part of the 128 Business Council Shuttle program; and all other reasonable and necessary expenses paid in connection with the operation, cleaning and maintenance of the Building and the Site and properly chargeable against income. As used herein, the term “Gross Rents for the Building” shall mean all annual fixed rent and (a) Landlord’s Operating Expenses for the Building collected from tenants or other occupants other than as part of annual fixed rent, with the exception of the aforesaid management fees, (b) Landlord’s Tax Expenses for the Building for the relevant calendar year, and (c) Tenant Electricity.  Landlord’s Operating Expenses shall include depreciation for capital expenditures made by Landlord during the Lease Term (i) to reduce Landlord’s Operating Expenses if Landlord shall have reasonably determined that the annual reduction in Landlord’s Operating Expenses shall exceed depreciation therefor or (ii) to comply with applicable laws, rules, regulations, requirements, statutes, ordinances, by-laws and court decisions of all public authorities enacted after the date of this Lease (the capital expenditures described in subsections (i) and (ii) being hereinafter referred to as “Permitted Capital Expenditures”), plus in the case of both (i) and (ii) an interest factor, reasonably determined by Landlord, as being the interest rate then charged for long term mortgages by institutional lenders on like properties within the locality in which the Building is located, and depreciation in the case of both (i) and (ii) shall be determined by dividing the original cost of such capital expenditure by the number of years of useful life of the capital item acquired and the useful life shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item; provided, however, if Landlord reasonably concludes on the basis of engineering estimates that a particular capital expenditure will effect savings in other Landlord’s Operating Expenses, including, without limitation, energy related costs, and that such projected savings will, on an annual basis (“Projected Annual Savings”), exceed the annual depreciation therefor, then and in such event the amount of depreciation for such capital expenditure shall be increased to an amount equal to the Projected Annual Savings; and in such circumstance, the increased depreciation (in the amount of the Projected Annual Savings) shall be made for such period of time as it would take to fully amortize the cost of the item in question, together with interest thereon at the interest rate as aforesaid in equal monthly payments, each in the amount of 1/12th of the Projected Annual Savings, with such payment to be applied first to interest and the balance to principal.

Notwithstanding the foregoing provisions, the following shall be excluded from Landlord’s Operating Expenses:

(a)                                 All capital expenditures and depreciation and interest and amortization thereon, except Permitted Capital Expenditures first incurred by Landlord on or after the Commencement Date;

(b)                                 Lease payments for rental equipment that would constitute a capital expenditure if such equipment were purchased to the extent that such lease payments exceed the amount which otherwise would have been includible in Landlord’s Operating Expenses had such equipment been purchased instead of leased;

(c)                                  Interest on indebtedness, debt amortization, fixed and percentage ground rent, and refinancing costs (including points, fees, interest and principal) for any mortgage or ground lease of the Building, and amortization of debts and costs of providing the same, provided that the foregoing shall not affect the inclusion of costs on account of Permitted Capital Expenditures in accordance with the provisions of this Section 2.6;

(d)                                 Legal, auditing, consulting, architectural, engineering and professional fees and other costs (other than those legal, auditing, consulting and professional fees and other costs incurred in connection with the normal and routine maintenance and operation of the Office Park), including, without limitation, those: (i) paid or incurred in connection with financings, refinancings or sales of any Landlord’s interest in the Office/Park), (ii) relating to any special reporting required by securities laws or (iii) relating to disputes with tenants;

(e)                                  Costs and expenses incurred for the administration of the entity which constitutes Landlord or any of its agents or affiliates, as the same are distinguished from the costs of operation, management, maintenance and repair of the Property, including, without limitation, entity accounting and legal matters;

(f)                                   Any increase in the cost of Landlord’s insurance caused by a specific use of another tenant;

(g)                                  The cost of any item or service to the extent reimbursed or reimbursable to Landlord by insurance required to be maintained under the Lease, by any tenant, or by any third party;

(h)                                 The cost of repairs or replacements incurred by reason of fire or other casualty or condemnation, except to the extent such costs are included in the deductible on any insurance maintained by Landlord which provides a recovery for such repair or replacement;

(i)                                     Any advertising, promotional or marketing expenses for the Building;

(j)                                    The cost of any service or materials provided by any party related to Landlord (other than the Management Fees), to the extent that such costs exceed the then existing market rate for such services or materials from unrelated entities;

(k)                                 Reserves of any kind, including, without limitation, replacement or contingency reserves or any bad debt loss, rent loss or reserves for bad debts or rent loss;

(l)                                     Penalties, damages, and interest for late payment or violations of any obligations of Landlord, including, without limitation, taxes, insurance, equipment leases and other past due amounts;

(m)                             Contributions to charitable or political organizations;

(n)                                 The cost of testing, remediation or removal of “Hazardous Materials” (as defined in Section 5.3) in the Building or on the Site required by “Hazardous Materials Laws” (as defined in Section 5.3) and the cost of defending against claims in regard to the existence or release of Hazardous Materials at the Building or the property, provided however, that with respect to the testing, remediation or removal of any material or substance which, as of the Execution Date was not considered, as a matter of law, to be a Hazardous Material, but which is subsequently determined to be a Hazardous Material as a matter of law, the costs thereof shall be included in Landlord’s Operating Expenses;

(o)                                 Wages, salaries, or other compensation (including, without limitation, fringe benefits) paid to any executive or other employees above the grade of Regional Property Manager (the parties hereby agreeing that, so long as the Property is owned by an entity which is affiliated with Boston Properties Limited Partnership, the compensation payable to the Regional Property Manager shall be allocated to the Property based upon the ratio of the rentable area of the Building to the aggregate total of rentable area of the other buildings for which the Regional Property Manager is responsible, from time to time);

(p)                                 Leasing fees or commissions, advertising and promotional expenses, legal fees, the cost of tenant improvements, build out allowances, moving expenses, assumption of rent under existing leases and other concessions incurred in connection with leasing or selling space in the Building;

(q)                                 Attorneys’ fees, costs and disbursements, damages, penalties and other expenses incurred in connection with negotiations and enforcing leases with tenants in the Building or disputes with tenants, other occupants, or prospective tenants or occupants of the Building;

(r)                                    Any fines or penalties incurred due to (i) violations by Landlord of any law or other governmental rule or regulation, (ii) the violation or breach of any lease of space in the Building by Landlord, (iii) the negligence or willful misconduct of the Landlord or its agents, contractors, or employees, or (iv) any other breach of contract by Landlord;

(s)                                   All costs of purchasing or leasing and installing sculptures, paintings or other works or objects of art;

(t)                                    Fixed and percentage rental on ground leases or other underlying leases and the costs of providing the same;

(u)                                 Cost of any HVAC, janitorial or other services provided to other tenants on an extra cost basis after regular business hours;

(v)                                 Cost of any work or service performed on an extra cost basis for any tenant in the Building or the Site to a materially greater extent or in a materially more favorable manner than furnished generally to the tenants and other occupants;

(w)                               Landlord’s Tax Expenses or taxes on Landlord’s business (such as income, excess profits, franchise, capital stock, estate, inheritance, etc.);

(x)                                 Costs of repairs, restoration or replacements incurred by reason of Casualty or Taking, except to the extent that such costs are included within the deductible carried by Landlord under its property insurance policy pursuant to Section 8.12;

(y)                                 Costs of mitigation or impact fees or subsidies (however characterized), imposed or incurred solely as a result of another tenant’s or tenants’ use of the Site or their respective premises;

(z)                                  Costs of repairs, replacements, alterations or improvements necessary to make the Building comply with applicable law in effect as of the date of this Lease;

(aa)                          All costs and expenses of any special events (e.g., receptions or concerts) not serving the Building in general; provided, however, that Tenant shall pay the entire costs and expenses of any special events run by Tenant.

To the extent that Landlord owns other buildings in the Office Park, Landlord’s Operating Expenses that relate to the common areas of the Office Park (and not exclusively to the Building or exclusively to any other buildings within the Office Park) shall be reasonably allocated by Landlord among all such buildings in the Office Park.

“Operating Expenses Allocable to the Premises” shall mean the same proportion of Landlord’s Operating Expenses for and pertaining to the Building and the Site as the Rentable Floor Area of the Premises bears to 95% of the Total Rentable Floor Area of the Building.

“Base Operating Expenses” is hereinbefore defined in Section 1.1. and Base Operating Expenses shall not include (i) temporary market-wide cost increases due to extraordinary circumstances, including but not limited to Force Majeure (as defined in Section 6.1.7), conservation surcharges, security concerns, boycotts, strikes, embargoes or shortages and (ii) the costs of any Permitted Capital Expenditures other than Permitted Capital Expenditures which are incurred by Landlord and allocated in the Base Operating Year.

“Base Operating Expenses Allocable to the Premises” means the same proportion of Base Operating Expenses for and pertaining to the Building and the Site as the Rentable Floor Area of the Premises bears to 95% of the Total Rentable Floor Area of the Building.

If with respect to any calendar year falling within the Term, or fraction of a calendar year falling within the Term at the beginning or end thereof, the Operating Expenses Allocable to the Premises for a full calendar year exceed Base Operating Expenses Allocable to the Premises, or for any such fraction of a calendar year exceed the corresponding fraction of Base Operating Expenses Allocable to the Premises, then Tenant shall pay to Landlord, as Additional Rent, the amount of such excess. Such payments shall be made at the times and in the manner hereinafter provided in this Section 2.6.

Not later than one hundred and twenty (120) days after the end of the first calendar year or fraction thereof ending December 31 and of each succeeding calendar year during the Term or fraction thereof at the end of the Term, Landlord shall render Tenant a statement in reasonable detail and according to usual accounting practices certified by a representative of Landlord, showing for the preceding calendar year or fraction thereof, as the case may be, Landlord’s Operating Expenses and Operating Expenses Allocable to the Premises (the “Annual Statement”).  The Annual Statement to be rendered to Tenant shall also show for the preceding year or fraction thereof as the case may be the amounts of operating expenses already paid by Tenant as Additional Rent, and the amount of operating expenses remaining due from, or overpaid by, Tenant for the year or other period covered by such statement. Within thirty (30) days after the date of delivery of such statement, Tenant shall pay to Landlord the balance of the amounts, if any, required to be paid pursuant to the above provisions of this Section 2.6 with respect to the preceding year or fraction thereof, or Landlord shall credit any amounts due from it to Tenant pursuant to the above provisions of this Section 2.6 against (i) monthly installments of fixed rent next thereafter coming due or (ii) any sums then due from Tenant to Landlord under this Lease (or refund such portion of the overpayment as aforesaid if the Term has ended, net of any amounts then due from Tenant to Landlord).

In addition, Tenant shall make payments monthly on account of Tenant’s share of increases in Landlord’s Operating Expenses anticipated for the then current year at the time and in the fashion herein provided for the payment of fixed rent. The amount to be paid to Landlord shall be an amount reasonably estimated annually by Landlord to be sufficient to cover, in the aggregate, a sum equal to Tenant’s share of such increases in operating expenses for each calendar year during the Term.

Notwithstanding the foregoing, in determining the amount of Landlord’s Operating Expenses for any calendar year or portion thereof falling within the Lease Term (including the Base Operating Year), if less than ninety-five percent (95%) of the Total Rentable Floor Area of the Building shall have been occupied by tenants at any time during the period in question, then those components of Landlord’s Operating Expenses that vary based on occupancy for such period shall be reasonably and equitably adjusted to equal the amount such components of

Landlord’s Operating Expenses would have been for such period had occupancy been ninety-five percent (95%) of the Total Rentable Area of the Building throughout such period.

Notwithstanding the foregoing, for purposes of computing Tenant’s share of increases in Landlord’s Operating Expenses, the Controllable Operating Expenses (hereinafter defined) shall not increase by more than 5% per calendar year on a compounding and cumulative basis over the course of the Term.  In other words, Controllable Operating Expenses for the first calendar year after the Base Operating Year shall not exceed 105% of the Controllable Operating Expenses for the Base Operating Year.  Controllable Operating Expenses for the second calendar year after the Base Operating Year shall not exceed 105% of the limit on Controllable Operating Expenses for the first calendar year after the Base Operating Year, etc.  By way of illustration, if Controllable Operating Expenses were $10.00 per rentable square foot for the Base Operating Year, then Controllable Operating Expenses for the first calendar year following the Base Operating Year shall not exceed $10.50 per rentable square foot, and Controllable Operating Expenses for the second calendar year following the Base Operating Year shall not exceed $11.03 per rentable square foot (105% of $10.50).  “Controllable Operating Expenses” shall mean all Landlord’s Operating Expenses, the cost of which are within the reasonable control of Landlord.  “Controllable Operating Expenses” shall exclude, without limitation:  management fees, premiums for insurance, union related labor costs (or the cost of contracts dependent on union related labor costs), snow removal costs, security costs, Permitted Capital Expenditures, costs of water, sewer, electric, gas, oil or steam and other utility or regulatory charges and expenses which are caused by reason of changes in law.  In the event that, with respect to any calendar year during the Term, the amount of Controllable Operating Expenses exceeds 105% of the limit on Controllable Operating Expenses for the preceding calendar year (pro-rated for any fraction of a calendar year), calculated as provided above, then such excess may be added to and included within Controllable Operating Expenses for any subsequent calendar year or fraction thereof during the Term in which 105% of the limit on Controllable Operating Expenses for the preceding calendar year exceeds the amount of Controllable Operating Expenses for such calendar year (pro-rated for any fraction of a calendar year), for as long as and to the extent necessary to allow Landlord to recover Landlord’s Operating Expenses excluded pursuant to the foregoing provisions of this Section 2.6.

Notwithstanding anything contained herein to the contrary, Landlord hereby agrees that over the course of the Lease Term it will not collect more than one hundred percent (100%) of Landlord’s Operating Expenses allocable to such time period.

2.6.1                     Tenant’s Audit of Operating Expenses.

Subject to the provisions of this Section and provided that there exists no monetary or material non-monetary Event of Default (defined in Section 7.1), Tenant shall have the right to examine the correctness of the Landlord’s Operating Expense statement or any item contained therein:

1.                                      Any request for examination in respect of any “Operating Year” (as defined hereinbelow) may be made by notice from Tenant to Landlord no more than one hundred eighty (180) days after the date (the “Operating Expense Statement Date”) Landlord provides Tenant an Annual Statement for such Operating Year and only if Tenant shall have fully paid such amount.  Such notice shall set forth in reasonable detail the matters questioned unless Tenant is auditing the Base Operating Year in which case no questioned matter need be stated.  Any examination must be completed and the results communicated to Landlord no more than one hundred eighty (180) days after the Landlord delivers to Tenant all books and records required to perform such examination.  “Operating Year” shall mean a period of twelve (12) consecutive calendar months, commencing on the first day of January in each year, except that the first Operating Year of the Lease Term hereof shall be the period commencing on the Commencement Date and ending on the succeeding December 31, and the last Operating Year of the Lease Term hereof shall be the period commencing on January 1 of the calendar year in which the Lease Term ends, and ending with the date on which the Lease Term ends.

2.                                      Tenant hereby acknowledges and agrees that Tenant’s sole right to contest Annual Statement shall be as expressly set forth in this Section.  Tenant hereby waives any and all other rights provided pursuant to applicable laws to inspect Landlord’s books and records and/or to contest the Annual Statement.  If Tenant shall fail to timely exercise Tenant’s right to inspect Landlord’s books and records as provided in this Section, or if Tenant shall fail to timely communicate to Landlord the results of Tenant’s examination as provided in this Section, with respect to any Operating Year, Landlord’s Annual Statement shall be conclusive and binding on Tenant.

3.                                      So much of Landlord’s books and records pertaining to the amount of the Operating Expenses Allocable to the Premises for the specific matters questioned by Tenant (unless Tenant is auditing the Base Year, in which case Landlord shall make available all books and records pertaining to the amount of Operating Expenses Allocable to the Premises) for the Operating Year included in Landlord’s Annual Statement shall be made available to Tenant within a reasonable time after Landlord timely receives the notice from Tenant to make such examination pursuant to this Section, either electronically or during normal business hours at the offices in Massachusetts where Landlord keeps such books and records or at another location, as determined by Landlord.

4.                                      Tenant shall have the right to make such examination no more than once in respect of any Operating Year for which Landlord has given Tenant an Annual Statement.

5.                                      Such examination may be made only by a qualified employee of Tenant or a qualified independent certified public accounting firm, or a qualified real estate professional, or a firm approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.  No examination shall be conducted by an examiner who is to be compensated, in whole or in part, on a contingent fee basis.

6.                                      As a condition to performing any such examination, Tenant and its examiners shall be required to execute and deliver to Landlord a commercially reasonable form of agreement agreeing to keep confidential any information which it discovers about Landlord or the Building in connection with such examination except Tenant may disclose such information to auditors, attorneys or other third parties to the extent necessary to resolve any such dispute.

7.                                      No subtenant shall have any right to conduct any such examination and no assignee may conduct any such examination with respect to any period during which the assignee was not in possession of the Premises.

8.                                      All costs and expenses of any such examination shall be paid by Tenant, except if such examination shows that Landlord has overcharged the Tenant for the amount of Operating Expenses Allocable to the Premises actually payable by Tenant for such Operating Year by more than five percent (5%), Landlord shall reimburse Tenant for the out-of-pocket costs and expenses reasonably and actually incurred by Tenant to perform such examination, up to a maximum of Ten Thousand and 00/100 Dollars ($10,000.00).

2.7                               Real Estate Taxes.

If with respect to any full Tax Year or fraction of a Tax Year falling within the Term, Landlord’s Tax Expenses Allocable to the Premises as hereinafter defined for a full Tax Year exceed Base Taxes Allocable to the Premises, or for any such fraction of a Tax Year exceed the corresponding fraction of Base Taxes Allocable to the Premises then Tenant shall pay to Landlord, as Additional Rent, the amount of such excess. Such payment shall be made at the times and manner hereinafter provided in this Section 2.7.  Not later than ninety (90) days after Landlord’s Tax Expenses Allocable to the Premises are determined for the first such Tax Year or fraction thereof and for each succeeding Tax Year or fraction thereof during the Term, Landlord shall render Tenant a statement in reasonable detail certified by a representative of Landlord showing for the preceding year or fraction thereof, as the case may be, real estate taxes on the Building and the Site and abatements and refunds of any taxes and assessments. Expenditures for legal fees and for other expenses incurred in seeking the tax refund or abatement may be charged against the tax refund or abatement before the adjustments are made for the Tax Year.  Only Landlord shall have the right to institute tax reduction or other proceedings to reduce real estate taxes or the valuation of the Building and the Site.  Said statement to be rendered to Tenant shall also show for the preceding Tax Year or fraction thereof as the case may be the amounts of real estate taxes already paid by Tenant as Additional Rent, and the amount of real estate taxes remaining due from, or overpaid by, Tenant for the year or other period covered by the statement. Within thirty (30) days after the date of delivery of the foregoing statement, Tenant shall pay to Landlord the balance of the amounts, if any, required to be paid pursuant to the above provisions of this Section 2.7 with respect to the preceding Tax Year or fraction thereof, or Landlord shall credit any amounts due from it to Tenant pursuant to the provisions of this Section 2.7 against (i) monthly installments of fixed rent next thereafter coming due or (ii) any sums then due from Tenant to Landlord under this Lease (or refund such portion of the over-payment as aforesaid if the Term has ended, net of any amounts then due from Tenant to Landlord).

Estimated payments by Tenant on account of increases in real estate taxes anticipated for the then current year shall be made monthly at the time and in the fashion herein provided for the payment of fixed rent. The amount so to be paid to Landlord shall be an amount reasonably estimated by Landlord to be sufficient to provide Landlord, in the aggregate, a sum equal to Tenant’s share of such increases, at least ten (10) days before the day on which such payments by Landlord would become delinquent.

To the extent that real estate taxes shall be payable to the taxing authority in installments with respect to periods less than a Tax Year, the foregoing statement shall be rendered and payments made on account of such installments.

(a)                                 Terms used herein are defined as follows:

(i)                                     “Tax Year” means the twelve-month period beginning July 1 each year during the Term or if the appropriate governmental tax fiscal period shall begin on any date other than July 1, such other date.

(ii)                                  “Landlord’s Tax Expenses Allocable to the Premises” shall mean the same proportion of Landlord’s Tax Expenses for and pertaining to the Building and the Site as the Rentable Floor Area of the Premises bears to 100% of the Total Rentable Floor Area of the Building.

(iii)                               “Landlord’s Tax Expenses” with respect to any Tax Year means the aggregate real estate taxes on the Building and Site with respect to that Tax Year, reduced by any abatement receipts with respect to that Tax Year.

(iv)                              “Base Taxes” is hereinbefore defined in Section 1.1.

(v)                                 “Base Taxes Allocable to the Premises” means the same proportion of Base Taxes for and pertaining to the Building and the Site as the Rentable Floor Area of the Premises bears to 100% of the Total Rentable Floor Area of the Building.

(vi)                              “Real estate taxes” means all taxes and special assessments of every kind and nature and user fees and other like fees assessed by any governmental authority on the Building or Site which the Landlord shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Site, the Building and the Property and reasonable expenses of and fees for any formal or informal proceedings for negotiation or abatement of taxes (collectively, “Abatement Expenses”), which Abatement Expenses shall be excluded from Base Taxes. The amount of special taxes or special assessments to be included shall be limited to the amount of the installment (plus any interest, other than penalty interest, actually paid thereon) of such special tax or special assessment required to be paid during the year in respect of which such taxes are being determined (calculated as if Landlord had elected to pay such special taxes or assessments over the longest period allowed by law (whether or not Landlord so elects)). There shall be excluded from such taxes all income, estate, succession, inheritance, franchise and transfer taxes and any fees penalties, or interest payable on account of late payment of any real estate taxes; provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Site or Building or Property, federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect in the jurisdiction in which the

Property is located) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term “real estate taxes” but only to the extent that the same would be payable if the Site and Buildings were the only property of Landlord.

(b)                                 If during the Lease Term the Tax Year is changed by applicable law to less than a full 12-month period, the Base Taxes and Base Taxes Allocable to the Premises shall each be proportionately reduced.

2.8                               Tenant Electricity.

Landlord shall allocate the costs of furnishing electricity for lights and plugs and the distribution components of the heating, ventilating and air conditioning system to Tenant in accordance with the procedure contained in Exhibit H, and Tenant shall pay for such costs as provided in said Exhibit H.

ARTICLE III
CONDITION OF PREMISES; ALTERATIONS

3.1                               Preparation of Premises.

Landlord shall deliver the Premises to Tenant in vacant, broom clean condition together with any work to be completed by Landlord as set forth on Exhibits B-1, B-2 and B-3, which are attached hereto and made a part hereof, substantially completed.  Landlord represents that the Premises shall be delivered with the base Building systems serving the Premises, including mechanical, electrical, plumbing and HVAC systems, in good working order and condition on the Delivery Date.

ARTICLE IV
LANDLORD’S COVENANTS; INTERRUPTIONS AND DELAYS

4.1                               Landlord Covenants.

Landlord hereby covenants and agrees:

4.1.1                     Services Furnished by Landlord.

To furnish services, utilities, facilities and supplies set forth in Exhibit C equal to those customarily provided by landlords in first-class buildings in the Boston West Suburban Market, subject to escalation reimbursement in accordance with Section 2.6 (except as may otherwise be expressly provided in said Exhibit C).

4.1.2                     Additional Services Available to Tenant.

To furnish, at Tenant’s expense, reasonable additional Building operation services which are usual and customary in similar office buildings in the Boston West Suburban Market upon reasonable advance request of Tenant at reasonable and equitable rates from time to time established by Landlord and provided to Tenant in writing. Tenant agrees to pay to Landlord, as

Additional Rent, the reasonable cost of any such additional Building services requested by Tenant and for the reasonable cost of any additions, alterations, improvements or other work performed by Landlord in the Premises at the express, written request of Tenant within thirty (30) days after being billed therefor.  Tenant acknowledges that Landlord will provide notice of such rates and that Tenant will request any such services, and that they will communicate with each other regarding such matters in general, using the Angus electronic work order system, or other electronic system or media adopted by Landlord from time to time, and that such communications shall be deemed to be “in writing” or “written” for purposes of this Section.

4.1.3                     Roof, Exterior Wall, Floor Slab and Common Facility Repairs.

Except for damage caused by fire and casualty and by eminent domain, and except as otherwise provided in Article VI and subject to the escalation provisions of Section 2.6, (i) to maintain in a neat, attractive and first-class condition all roadways, landscaped areas, signs, parking areas, sidewalks and entrance areas within the Property, and to reseal and restripe as reasonably necessary all paved areas, to maintain and make such repairs to the roof, exterior walls, floor slabs, common building systems (including those serving the Premises), and common areas and facilities as may be necessary to keep them in first-class working order and condition and (ii) to maintain the Building (exclusive of Tenant’s responsibilities under this Lease) in a first class manner comparable to the maintenance of similar properties in the Boston West Suburban Market.

4.1.4                     Signs.

To provide and install, at Tenant’s expense, letters or numerals on exterior doors of the Premises to identify Tenant’s official name and Building address.  Landlord shall also provide and install, at Landlord’s expense, signage listing Tenant on all Building directories, both in the lobbies and in the elevator lobby on the third (3rd) and fourth (4th) floors of the Building.  The initial listings shall be at Landlord’s expense, and any changes to such listings shall be at Tenant’s expense.  Landlord shall also provide and install, at Landlord’s expense, exterior Building monument signage.  All such letters, numerals, listings and other signage shall be in the Building standard graphics and no others shall be used or permitted, unless Landlord shall permit other tenants to use their own graphics and logos, in which case Tenant shall also have such right, subject to Landlord’s reasonable prior approval of same.

In addition to the foregoing, Tenant shall have the right to provide impact signage of the type, size and design similar to that of the elevator lobby signage of AMAG and Fleetmatics at the Building (“Impact Signage”), and shall be permitted to install such Impact Signage in the fourth (4th) floor elevator lobby in a location similar to the location of the AMAG and Fleetmatics signage at Tenant’s expense (subject, however, to application of the Tenant Allowance).  At the expiration or earlier termination of the Term hereof, Tenant shall remove such Impact Signage at Tenant’s expense.  In addition, at any time that Tenant is leasing less than twenty thousand (20,000) square feet of rentable floor area hereunder, Landlord shall have the right to require Tenant to remove such Impact Signage at Tenant’s expense.

4.2                               Interruptions and Delays in Services and Repairs, Etc.

Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building however the necessity may occur so long as Landlord uses commercially reasonable efforts to minimize any interference with Tenant’s use and occupancy of and access to the Premises (taking into account, however, the nature of the reason for such entry), except if due to the negligence and willful misconduct of Landlord or its agents, contractors or employees.  In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord’s part, by reason of any cause reasonably beyond Landlord’s control, including without limitation by reason of Force Majeure (as defined in Section 6.1.7 hereof), Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in Article VI, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, or right to terminate this Lease, nor shall the same give rise to a claim in Tenant’s favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

Notwithstanding anything herein contained to the contrary, if, due to any of the following (collectively “Abatement Events”): (i) any repairs, alterations, replacements, or improvements made by Landlord, (ii) Landlord’s failure to make any repairs, alterations, or improvements required to be made by Landlord hereunder, or to provide any service required to be provided by Landlord hereunder, or (iii) failure of electric supply, any portion of the Premises becomes untenantable or it is impracticable for Tenant to conduct its business in the Premises in the ordinary course and that such untenantability and Landlord’s inability to cure such Abatement Event is not caused by the fault or neglect of Tenant or Tenant’s agents, employees or contractors, then Annual Fixed Rent, Tenant’s share of increases in Landlord’s Operating Expenses and Tenant’s share of increases in Landlord’s Tax Expenses shall thereafter be abated, in proportion to such untenantability and its impact on the continued operation of Tenant’s business in the Premises in the ordinary course, commencing on the day immediately after the expiration of the Premises Untenantability Cure Period (as hereinafter defined) until the day such the Abatement Event is completely corrected (the amount of such abatement being referred to herein as “Tenant’s Abatement Amount”).  For the purposes hereof, the “Premises Untenantability Cure Period” shall be defined as five (5) consecutive business days after Landlord’s receipt of written notice from Tenant of the condition causing the Abatement Event, provided however, that the Premises Untenantability Cure Period shall be ten (10) consecutive business days after Landlord’s receipt of written notice from Tenant of the condition causing the Abatement Event if either such condition was caused by causes beyond Landlord’s control or Landlord is unable to cure such condition as the result of causes beyond Landlord’s control.

Notwithstanding anything herein contained to the contrary, in no event shall any of the events referred to in this Section 4.2 give rise to a claim in Tenant’s favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises. The provisions of this Section 4.2 shall not apply in the case of damage caused by any fire or other casualty or damage caused as a result of any taking under the power of eminent domain, Tenant acknowledging and agreeing that the provisions of Article VI of this Lease shall exclusively control and govern in the case of fire, other casualty or taking under the power of eminent domain.

4.3                               Access.

So long as Tenant shall comply with Landlord’s reasonable security program for the Building, Tenant shall have access to the Premises twenty-four (24) hours per day during the Term of this Lease except in an emergency or in the case of Force Majeure (as defined in Section 6.1.7 below).

4.4                               Security Access System.

Provided that Tenant obtains Landlord’s prior written consent for such installations (which consent shall not be unreasonably withheld, conditioned, or delayed), Tenant shall have the right to install a cardkey based security access system on the Premises.

4.5                               Hazardous Materials.

Landlord represents to Tenant that to the best of Landlord’s actual knowledge as of the Date of this Lease there are no Hazardous Materials in the Building or on the Site which are required to be removed or otherwise abated in accordance with applicable Hazardous Materials Laws.  Subject to the limitations set forth in Section 9.3.2 hereof, Landlord shall remove or abate, as required by applicable Hazardous Materials Laws, but only if and to the extent the abatement or removal of such Hazardous Materials is not the responsibility of other tenants or occupants of the Office Park,

(a) Hazardous Materials on the Site,

(b) Hazardous Materials in the common areas of the Building,

(c) Hazardous Materials in the “Base Building” (as hereinafter defined), and

(d) (i) Hazardous Materials resulting from the use of, or additions, alterations or improvements in, any tenant space in the Building, including the Premises, or (ii) Hazardous Materials which are in the Building or on the Site because of the action or inaction of any tenant or occupant in the Office Park, including Tenant, or any employee, agent or contractor thereof, or (iii) Hazardous Materials which are in any tenant space in the Building, including the Premises, and any additions, alterations and improvements therein.

For purposes of this Section 4.5, the “Base Building” shall mean the structural elements of the Building and the heating, ventilating and air conditioning, electrical and plumbing systems and equipment bringing primary service to the tenant spaces in the Building.  Subject to the limitations set forth in Section 9.3.2 hereof, Landlord agrees to indemnify and save Tenant harmless from liability, loss and damage to persons or property and from any claims, actions, proceedings and expenses in connection therewith resulting from the failure of Landlord to fulfill its obligations under the preceding sentence; provided, however, that in no event shall the foregoing indemnity render Landlord liable for any loss or damage to Tenant’s Property unless such damage is due to the negligence or willful misconduct of Landlord or Landlord’s employees, agents or contractors and Landlord shall in no event be liable for indirect or consequential damages.

4.6                               Code Compliance.

4.6.1                     Landlord represents to Tenant that, to the best of Landlord’s knowledge that, as of the Execution Date of this Lease, the Building, including, without limitation, the Premises, has been constructed and maintained in conformance with applicable building codes and laws.

4.6.2                     Landlord shall maintain the common areas of the Building and the Property in compliance with all applicable laws, including ADA.

ARTICLE V
TENANT’S COVENANTS

Tenant covenants and agrees to the following during the Term and such further time as Tenant occupies any part of the Premises:

5.1                               Payments.

To pay when due all fixed rent and Additional Rent and all charges for utility services rendered to the Premises (except as otherwise provided in Exhibit C) and, as further Additional Rent, all charges for additional services rendered pursuant to Section 4.1.2. In the event Tenant pays any utilities for the Premises directly to the utility company or provider, Tenant shall, upon request by Landlord, provide Landlord with such utility bills so that Landlord can review the utility bills relating to the Premises.

5.2                               Repair and Yield Up.

Except as otherwise provided in Article VI and Section 4.1.3 to keep the Premises in good order, repair and condition, including all glass in windows (except glass in exterior walls unless the damage thereto is attributable to Tenant’s negligence or willful misconduct) and doors of the Premises whole and in good condition with glass of the same type and quality as that injured or broken, reasonable wear and tear, damage caused by fire or other casualty, or taking under the power of eminent domain, and damage caused by the negligence or willful misconduct of Landlord or Landlord’s agents, employees or contractors only excepted, and at the expiration or termination of this Lease peaceably to yield up the Premises all construction, work, improvements, and all alterations and additions thereto in the same condition in which Tenant is required to maintain the Premises during the Term, as aforesaid, first removing all goods and personal effects of Tenant, including, without limitation, the wiring for Tenant’s computer, telephone and other communication systems and equipment whether located in the Premises or in any other portion of the Building, including all risers, and all alterations and additions made by Tenant (provided that Landlord has required Tenant to remove such alterations and additions in accordance with Section 5.12 hereof) and all partitions, and repairing any damage caused by such removal and restoring the Premises and leaving them clean and neat.  Notwithstanding the foregoing, if Tenant uses the Tenant Allowance to pay for the security systems which it installs to protect the Premises, then such security systems shall, upon the expiration, or earlier termination of the Term of the Lease, become the property of Landlord, and Tenant shall not remove the same from the Premises.  Tenant shall not permit or commit any waste, and Tenant shall be responsible for the reasonable cost of repairs which may be made necessary by reason of damage to common areas in the Building, to the Site or to the other buildings caused by Tenant, Tenant’s agents, contractors, employees, sublessees, licensees, concessionaires or invitees.

5.3                               Use.

To use and occupy the Premises for the Permitted Use only, and not to injure or deface the Premises, Building, the Site or any other part of the Property nor to permit in the Premises or on the Site any auction sale, or inflammable fluids or chemicals, or nuisance, or the emission from the Premises of any objectionable noise or odor, nor to permit in the Premises anything which would in any way result in the leakage of fluid or the growth mold, and not to use or devote the Premises or any part thereof for any purpose other than the Permitted Use, nor any use thereof which is inconsistent with the maintenance of the Building as an office building of the first class in the quality of its maintenance, use and occupancy, or which is improper, offensive, contrary to law or ordinance or liable to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building. Further, (i) Tenant shall not, nor shall Tenant permit its employees, invitees, agents, independent contractors, contractors, assignees or subtenants to, keep, maintain, store or dispose of (into the sewage or waste disposal system or otherwise) or engage in any activity which might produce or generate any substance which is classified as a hazardous material, waste or substance (collectively “Hazardous Materials”), under federal, state or local laws, rules and regulations, including, without limitation, 42 U.S.C. Section 6901 et seq., 42 U.S.C. Section 9601 et seq., 42 U.S.C. Section 2601 et seq., 49 U.S.C. Section 1802 et seq. and Massachusetts General Laws, Chapter 21E and the rules and regulations promulgated under any of the foregoing, as such laws, rules and regulations may be amended from time to time (collectively “Hazardous Materials Laws”), (ii) Tenant shall immediately notify Landlord of any incident of which it has knowledge in, on or about the Premises, the Building or the Site that would require the filing of a notice under any Hazardous Materials Laws, (iii) Tenant shall comply and shall cause its employees, invitees, agents, independent contractors, contractors, assignees and subtenants to comply with each of the foregoing and (iv) Landlord shall have the right (at Landlord’s cost, unless Tenant shall have violated the foregoing, in which case Tenant shall pay the cost), subject to the provisions of this Lease governing access to the Premises, to make such inspections (including testing) as Landlord shall elect from time to time to determine that Tenant is complying with the foregoing.

5.4                               Obstructions; Items Visible From Exterior; Rules and Regulations.

5.4.1                     Not to obstruct access to any portion of the Building not hereby leased or any portion thereof or of the Site used by Tenant in common with others; not without prior consent of Landlord (which shall be in Landlord’s sole, but good faith, discretion) to permit the painting or placing of any signs (other than Tenant’s standard signage, logos and graphics as otherwise permitted herein), curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises (including, without limitation, from common lobbies within the Building); and to comply with all reasonable rules and regulations or the requirements of any customer handbook currently in existence or hereafter implemented, of which Tenant has been given notice, for the care and use of the Building and Site and their facilities and approaches; Landlord shall not be liable to Tenant for the failure of other occupants of the Buildings to conform to such rules and regulations.  Notwithstanding anything to the contrary in this Lease contained, Landlord agrees that it will not enforce said rules and regulations against Tenant in a discriminatory or arbitrary manner, recognizing that differing circumstances may justify different treatment.  In the case of any conflict between the terms of this Lease and such rules or regulations, the terms of this Lease shall control, it being understood that no such rule or regulation shall have the effect of amending this Lease.  Notwithstanding the foregoing, Tenant may use materials such as adhesives, lubricants, ink, solvents and cleaning fluids of the kind and in amounts and in the manner customarily found and used in business offices in order to conduct its business at the Premises and to maintain and operate the business machines located in the Premises provided that such materials are used, stored and disposed of by Tenant strictly in accordance with all applicable Legal Requirements.

5.5                               Safety Appliances.

To keep the Premises equipped with all safety appliances required by any public authority because of any use made by Tenant other than normal office use, and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant’s Permitted Use.

5.6                               Assignment; Sublease.

Except as otherwise expressly provided in this Section 5.6, Tenant covenants and agrees that it shall not assign, mortgage, pledge, hypothecate or otherwise transfer this Lease and/or Tenant’s interest in this Lease or sublet (which term, without limitation, shall include granting of concessions, licenses or the like) the whole or any part of the Premises.  Subject to the provisions of Section 5.6.4 hereof, in addition, the merger or consolidation of Tenant into or with any other entity, or the sale of all or substantially all of its assets, shall be deemed to be an assignment within the meaning of this Section 5.6.  Any assignment, mortgage, pledge, hypothecation, transfer or subletting not expressly permitted in or consented to by Landlord under Sections 5.6.1-5.6.6 shall, at Landlord’s election, be void; shall be of no force and effect; and shall confer no rights on or in favor of third parties. In addition, Landlord shall be entitled to seek specific performance of or other equitable relief with respect to the provisions hereof. The limitations of this Section 5.6 shall be deemed to apply to any guarantor(s) of this Lease.

5.6.1                     Notwithstanding the provisions of Section 5.6 above, in the event Tenant desires to assign this Lease or to sublet the whole or any part of the Premises, Tenant shall give Landlord notice of any proposed sublease or assignment (the “Tenant’s Proposed Transfer Notice”), and said notice shall specify the provisions of the proposed assignment or subletting, including (a) the name and address of the proposed assignee or subtenant, (b) in the case of a proposed assignment or subletting pursuant to Section 5.6.3 below, such information as to the proposed assignee’s or proposed subtenant’s net worth and financial capability and standing as may reasonably be required for Landlord to make the determination referred to in said Section 5.6.3 (provided, however, that Landlord shall hold such information confidential having the right to release same to its officers, accountants, attorneys and mortgage lenders on a confidential basis), (c) all of the material terms and provisions upon which the proposed assignment or subletting is to be made, (d) in the case of a proposed assignment or subletting pursuant to Section 5.6.3 below, all other information reasonably necessary to make the determination referred to in said Section 5.6.3, (e) in the case of a proposed assignment or subletting pursuant to Section 5.6.4 below, such information as may be reasonably required by Landlord to determine that such proposed assignment or subletting complies with the requirements of said Section 5.6.4, and (f) in the case of a proposed sublease, the portion of the Premises proposed to be sublet (the “Sublet Space”) and the proposed sublease term.

5.6.2                     Landlord shall have the right at its sole option, to be exercised within thirty (30) days after receipt of Tenant’s Proposed Transfer Notice (the “Acceptance Period”), (i) in the case of a proposed assignment of this Lease, to terminate this Lease, and (ii) in the case of a proposed subletting, to terminate this Lease as to any Sublet Space consisting of fifty percent (50%) or more of the Premises then demised to Tenant, with such termination to be effective, in each case, as of a date specified in a notice to Tenant, which termination date shall not be earlier than sixty (60) days nor later than ninety (90) days after Landlord’s termination notice to Tenant; provided, however, that upon the termination date as set forth in Landlord’s notice, (x) in the case of a proposed assignment of this Lease, all obligations relating to the Premises, and (y) in the case of a proposed subletting, all obligations as to the Sublet Space, in each case relating to the period after such termination date (but not those relating to the period before such termination date) shall cease and promptly upon being billed therefor by Landlord, Tenant shall make final payment of all Annual Fixed Rent and Additional Rent due from Tenant through the termination date.  In the event that the Sublet Space consists of only a part of the Premises, Landlord shall, at Landlord’s cost, perform and complete any and all work necessary to separately demise and separate such part of the Premises (the “Excluded Space”) with reasonable diligence and in a reasonable manner but in any event within ninety (90) days of the termination date.  In the event Landlord exercises its termination rights hereunder with respect to the Premises or the Excluded Space, then the Premises or the Excluded Space, as the case may be, shall be delivered to Landlord on the termination date specified in Landlord’s termination notice in good order and condition and in the manner provided in this Lease for the surrender of the Premises at the end of the Term in accordance with Section 5.2.  Landlord shall use commercially reasonable efforts to minimize any interference with Tenant’s use and occupancy of the Premises.  Annual Fixed Rent and the Rentable Floor Area of the Premises and all Additional Rent based upon the Rentable Floor Area of the Premises (including, without limitation, Operating Expenses Allocable to the Premises, Base Operating Expenses Allocable to the Premises, Landlord’s Tax Expenses Allocable to the Premises, Base Taxes Allocable to the Premises and the number of parking spaces to which Tenant is entitled hereunder) shall be reasonably and equitably adjusted to reflect the removal of the Excluded Space.  In such event, Landlord shall prepare, and the parties shall execute, an amendment to this Lease in form and substance reasonably satisfactory to both parties, reflecting and confirming the foregoing.  In the event that Landlord shall not exercise its termination rights as aforesaid, or shall fail to give any or timely notice pursuant to this Section, then Landlord shall have no right to terminate the Lease as to the Premises (in the case of a proposed assignment) or the Sublet Space (in the case of a proposed subletting), and the provisions of Sections 5.6.3, 5.6.5 and 5.6.6 shall thereafter be applicable. This Section 5.6.2 shall not be applicable to an assignment or sublease pursuant to Section 5.6.4.

5.6.3                     Notwithstanding the provisions of this Section 5.6, but subject to the provisions of this Section 5.6.3 and the provisions of Sections 5.6.5 and 5.6.6 below, in the event that Landlord shall not have exercised the termination right as set forth in Section 5.6.2, or shall have failed to give any or timely notice under Section 5.6.2, then for a period of one hundred eighty (180) days (i) after the receipt of Landlord’s notice stating that Landlord does not elect the termination right, or (ii) after the expiration of the Acceptance Period, in the event Landlord shall not give any or timely notice under Section 5.6.2, as the case may be, Tenant shall have the right to assign this Lease or sublet the whole or part of the Premises in accordance with the Proposed Transfer Notice provided that, in each instance, Tenant first obtains the express prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.  In the event Landlord fails to respond to Tenant’s Proposed Transfer Notice within forty-five days of the date thereof, Landlord’s consent shall be deemed granted.

Without limiting the foregoing standard, Landlord shall not be deemed to be unreasonably withholding its consent to such a proposed assignment or subleasing if:

(a)                                 the proposed assignee or subtenant is an occupant of the Building or elsewhere within the Office Park and other space is available to lease within Office Park that meets the needs of such occupant, or is in active negotiation with Landlord or an affiliate of Landlord for premises in the Building or elsewhere within the Office Park, or

(b)                                 the proposed assignee or subtenant is not of a character consistent with the operation of a first class office building (by way of example Landlord shall not be deemed to be unreasonably withholding its consent to an assignment or subleasing to any governmental or quasi-governmental agency that regularly deals with the public at large in such agency’s office (e.g. Social Security Administration or Registry of Motor Vehicles)), or

(c)                                  the proposed assignee or subtenant is not of good character and reputation, or

(d)                                 the proposed assignee or subtenant does not possess adequate financial capability to perform the Tenant obligations as and when due or required, or

(e)                                  the proposed assignee or subtenant proposes to use the Premises (or part thereof) for a purpose other than the purpose for the Permitted Use, or

(f)                                   the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant or assignee shall (i) materially increase Landlord’s Operating Expenses beyond that which Landlord now incurs for use by Tenant; (ii) materially increase the burden on elevators or other Building systems or equipment over the burden generated by normal and customary office usage; or (iii) violate or be reasonably likely to violate any provisions or restrictions contained herein relating to the use or occupancy of the Premises, or

(g)                                  there shall be existing a monetary or material non-monetary Event of Default (defined in Section 7.1), or

(h)                                 any part of the rent payable under the proposed assignment or sublease shall be based in whole or in part on the income or profits derived from the Premises or if any proposed assignment or sublease shall potentially have any adverse effect on the real estate investment trust qualification requirements applicable to Landlord and its affiliates, or

(i)                                     the holder of any mortgage or ground lease on property which includes the Premises does not approve of the proposed assignment or sublease, but only if such approval is required by Landlord’s financing documents, or

(j)                                    due to the identity or business of a proposed assignee or subtenant, such approval would cause Landlord to be in violation of any covenant or restriction contained in another lease or other agreement affecting space in the Building or elsewhere in the Property (Landlord hereby representing to Tenant that, as of the Execution Date of this Lease, there exist no such covenants or restrictions contained in another lease or other agreement, or

(k)                                 in the case of a proposed subleasing, such sublease would result in there being more than three (3) subleases of space in the Premises in effect at any given time.

If Landlord shall consent to the proposed assignment or subletting, as the case may be, then, in such event, Tenant may thereafter sublease the whole or part of the Premises) or assign pursuant to Tenant’s notice, as given hereunder; provided, however, that if such assignment or sublease shall not be executed and delivered to Landlord within one hundred eighty (180) days after the date of Landlord’s consent, the consent shall be deemed null and void and the provisions of Section 5.6.1 shall be applicable.

5.6.4                     Notwithstanding anything to the contrary contained herein, but subject to the provisions of Sections 5.6.1 and 5.6.6, Tenant shall have the right without Landlord’s consent to assign this Lease or to sublet the Premises (in whole or in part) to any other entity (the “Successor Entity”) (i) which controls or is controlled by Tenant or Tenant’s parent corporation, or which is under common control with Tenant, provided that in any such case such transfer or transaction is for a legitimate regular business purpose of Tenant other than a transfer of Tenant’s interest in this Lease, or (ii) which purchases all or substantially all of the assets of Tenant, or (iii) which purchases all or substantially all of the stock of (or other ownership or membership interests in) Tenant, or (iv) which merges or combines with Tenant, provided that in any of the foregoing events, the entity to which this Lease is so assigned or which so sublets the Premises has a credit worthiness (e.g. net assets on a pro forma basis using generally accepted accounting principles consistently applied and using the most recent financial statements) which is the same or better than the Tenant as of the date of this Lease (the foregoing transferees referred to, individually or collectively, as a “Permitted Transferee”).  Except in cases of statutory merger, in which case the surviving entity in the merger shall be liable as the Tenant under this Lease, Tenant shall continue to remain fully liable under this Lease, on a joint and several basis with the

Permitted Transferee. If any parent, affiliate or subsidiary of Tenant to which this Lease is assigned or the Premises sublet (in whole or in part) shall cease to be such a parent, affiliate or subsidiary within one (1) year after the effectiveness of such sublease or assignment, such cessation shall be considered an assignment or subletting requiring Landlord’s consent in accordance with this Section 5.6.

5.6.5                     In the case of any assignment or subleasing as to which Landlord may consent (other than an assignment or subletting permitted under Section 5.6.4 above) such consent shall be upon the express and further condition, covenant and agreement, and Tenant hereby covenants and agrees that, in addition to the Annual Fixed Rent, Additional Rent and other charges to be paid pursuant to this Lease, fifty percent (50%) of the “Assignment/Sublease Profits” (hereinafter defined), if any, shall be paid to Landlord.  The “Assignment/Sublease Profits” shall be the excess, if any, of (a) the “Assignment/Sublease Net Revenues” as hereinafter defined over (b) the Annual Fixed Rent, the amount of Landlord’s Operating Expenses and the amount of Landlord’s Tax Expenses payable by Tenant as provided in this Lease (provided, however, that for the purpose of calculating the Assignment/Sublease Profits in the case of a sublease, appropriate prorations in the applicable Annual Fixed Rent, the amount of Landlord’s Operating Expenses and the amount of Landlord’s Tax Expenses payable by Tenant shall be made based on the percentage of the Premises subleased and on the terms of the sublease).  The “Assignment/Sublease Net Revenues” shall be the fixed rent, plus the amount of Landlord’s Operating Expenses and Landlord’s Tax Expenses payable either initially or over the term of the sublease or assignment plus all other payments and/or compensation paid to Tenant in connection with such subletting or assignment (excluding any compensation reasonably and equitably allocable to the sale of Tenant’s furniture, trade fixtures, equipment or other personal property), less the costs of Tenant incurred in such subleasing or assignment (the definition of which shall be limited to brokerage commissions, marketing and advertising costs, legal fees and alteration costs and allowances and rent concessions, in each case actually paid or incurred), as set forth in a statement certified by an appropriate officer of Tenant and delivered to Landlord within thirty (30) days of the commencement of the sublease or assignment, deducted first before calculating the Assignment/Sublease Profits (so that Tenant recoups its expenses before sharing any profit).

All payments of the Assignment/Sublease Profits due Landlord shall be made within fifteen (15) days of receipt of same by Tenant.

5.6.6                     (a)                                 It shall be a condition of the validity of any assignment or subletting consented to under Section 5.6.3 above, or any assignment or subletting of right under Section 5.6.4 above, that both Tenant and the assignee or sublessee enter into a separate written instrument directly with Landlord pursuant to which the assignee or sublessee agrees to be bound directly to Landlord for all the obligations of the Tenant under this Lease (including any amendments or extensions thereof), including, without limitation, the obligation (a) to pay the rent and other amounts provided for under this Lease, provided, however, that subtenant shall only be required to pay rent in accordance with the terms of the sublease), (b) to comply with the provisions of Sections 5.6 through 5.6.6 hereof and (c) to indemnify the “Landlord Parties” (as defined in Section 8.1(g)) as provided in Section 8.1 hereof. Such assignment or subletting shall not relieve the Tenant named herein of any of the obligations of the Tenant hereunder and Tenant shall remain fully and primarily liable therefor and the liability of Tenant and such assignee (or subtenant, as the case may be) shall be joint and several. Further, and notwithstanding the foregoing, the provisions hereof shall not constitute a recognition of the sublease or the subtenant thereunder, as the case may be, and at Landlord’s option, upon the termination or expiration of the Lease (whether such termination is based upon a cause beyond Tenant’s control, a default of Tenant, the agreement of Tenant and Landlord or any other reason), the sublease shall be terminated.

(b)                                 As Additional Rent, Tenant shall pay to Landlord as a fee for Landlord’s review of any proposed assignment or sublease requested by Tenant and the preparation of any associated documentation in connection therewith, within thirty (30) days after receipt of an invoice from Landlord, an amount equal to either (i) One Thousand and 00/100 Dollars ($1,000.00) for time spent by Landlord’s in-house personnel in connection with any given request for consent, or (ii) the reasonable out of pocket legal fees and expenses incurred by Landlord in connection with any given request for consent, not to exceed Five Thousand and 00/100 Dollars ($5,000.00) in connection with any such request.

(c)                                  If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may upon prior written notice to Tenant, at any time and from time to time during the continuance of an Event of Default, collect rent and other charges from the assignee, sublessee or occupant and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or a waiver of the provisions of Sections 5.6 through 5.6.6 hereof, or the acceptance of the assignee, sublessee or occupant as a tenant or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained, the Tenant herein named to remain primarily liable under this Lease.

(d)                                 The consent by Landlord to an assignment or subletting under Section 5.6.3 above, or the consummation of an assignment or subletting of right under Section 5.6.4 above, shall in no way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting in accordance with the provisions of this Section 5.6.

(e)                                  During the continuance of an “Event of Default” (defined in Section 7.1), Landlord shall be entitled to one hundred percent (100%) of any Assignment/Sublease Profits.

(f)                                   Without limiting Tenant’s obligations under Section 5.12, Tenant shall be responsible, at Tenant’s sole cost and expense, for performing all work necessary to comply with Legal Requirements and Insurance Requirements in connection with any assignment or subletting hereunder including, without limitation, any work in connection with such assignment or subletting.

5.7                               Right of Entry.

To permit Landlord and its agents to examine the Premises at reasonable times upon reasonable prior notice (which may be oral or by email to Tenant’s office manager) except in the cases of emergency, when no notice shall be required, and, if Landlord shall so elect consistent with the provisions of this Lease, to make any alterations, additions or improvements contemplated by this Lease or any repairs or replacements Landlord may deem necessary in accordance with the terms and provisions of this Lease; to remove, at Tenant’s expense, any alterations, addition, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing; and to show the Premises to prospective tenants during the eleven (11) months preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times.

In the event Tenant sends a notice alleging the existence of a dangerous or unsafe condition, any requirements for prior notice or limitations on Landlord’s access to the Premises contained in this Lease shall be deemed waived by Tenant so that Landlord may immediately exercise its rights under this Section 5.7 and Section 9.16 in such manner as Landlord deems necessary in its reasonable discretion to remedy such dangerous or unsafe condition.

5.8                               Floor Load; Prevention of Vibration and Noise.

Not to place a load upon the Premises exceeding an average rate of 70 pounds of live load per square foot of floor area (partitions shall be considered as part of the live load); and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize; Tenant’s business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be so installed, maintained and used by Tenant so as to eliminate such vibration or noise to the extent that such vibration and noise cannot be perceived outside of the Premises.

5.9                               Personal Property Taxes.

To pay promptly when due all taxes which may be imposed upon “Tenant’s Property” (as defined in Section 8.1(g) hereof) in the Premises to whomever assessed.

5.10                        Compliance with Laws.

To comply with all applicable Legal Requirements now or hereafter in force regarding the operation of Tenant’s business and the use, condition, configuration and occupancy of the Premises.  Notwithstanding the foregoing, Tenant shall not be responsible for any structural alterations or repairs necessitated by applicable Legal Requirements unless triggered by Tenant’s use of the Premises beyond the Permitted Use, or by alterations, additions or improvements in the Premises performed or requested by Tenant.  In addition, Tenant shall, at its sole cost and expense, promptly comply with any Legal Requirements that relate to the Base Building (as hereinafter defined), but only to the extent such obligations are triggered by Tenant’s use of the Premises, other than for the Permitted Use, or by alterations, additions or improvements in the Premises performed or requested by Tenant.  “Base Building” shall include the structural portions of the Building, the public restrooms and the Building mechanical, electrical and plumbing systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located.  Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Section 5.10.  Landlord shall comply with the Americans with Disabilities Act of 1990, and the rules and regulations promulgated thereunder (“ADA”) so far as they relate to the common areas in the Building and the Property, including, without limitation, common restrooms in the Building, building entrances, elevators, auto and pedestrian ingress and egress, fire exits and stairs, and fire/life safety devices.

5.11                        Payment of Litigation Expenses.

Tenant shall pay, as Additional Rent, all reasonable costs, counsel and other fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease or in connection with any bankruptcy case involving Tenant or any guarantor.

Landlord shall pay all reasonable costs, counsel and other fees incurred by Tenant in connection with the successful enforcement by Tenant of any obligations of Landlord under this Lease or in connection with any bankruptcy case involving Landlord.

5.12                        Alterations.

The parties hereby agree that, while the provisions of this Section 5.12 apply to the initial Tenant’s Work, if, with respect to the initial Tenant’s Work, there is any inconsistency between the provisions of Exhibit B-1 and the provisions of this Section 5.12, the provisions of Exhibit B-1 shall control.

Tenant shall not make alterations and additions to Tenant’s Premises except in accordance with plans and specifications therefor first approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.  However, Landlord’s determination of matters relating to aesthetic issues relating to alterations, additions or improvements which are visible outside the Premises (including, without limitation, from common lobbies within the Building) shall be in Landlord’s sole, but good faith, discretion.  Landlord’s initial approval, or disapproval with supporting specific reasons, of Tenant’s plans and specifications (other than the Plans relating to the initial Tenant’s Work) shall be provided to Tenant within fifteen (15) days of Landlord’s receipt of such plans, except that if Landlord reasonably determines that it must engage an outside consultant in connection with its review and approval of such plans and specifications (i.e., because, in Landlord’s reasonable judgment, Landlord’s staff does not have the appropriate skills to perform such review), the period for Landlord’s review of such plans and specifications shall be fifteen (15) business days after Landlord’s receipt.  Future approvals, or disapprovals with supporting specific reasons, for subsequent submittals of corrections or changes, shall be provided to Tenant within three (3) business days of Landlord’s receipt of such revised plans.

Without limiting such standard Landlord shall not be deemed unreasonable for withholding approval of any alterations or additions (including, without limitation, any alterations or additions to be performed by Tenant under Article III) which (a) in Landlord’s opinion reasonably likely to materially and adversely affect any structural or exterior element of the Building, any area or element outside of the Premises, or any facility or base building mechanical system serving any area of the Building outside of the Premises, or (b) involve or affect the exterior design, size, height, or other exterior dimensions of the Building or (c) will require unusual expense to readapt the Premises to normal office use on Lease termination or expiration or increase the cost of construction or of insurance or taxes on the Building or of the services called for by Section 4.1 unless Tenant first gives assurance reasonably acceptable to Landlord for payment of such increased cost and that such readaptation will be made prior to such termination or expiration without expense to Landlord, or (d) enlarge the Rentable Floor Area of the Premises, or (e) are inconsistent with alterations satisfying Landlord’s then existing generally applicable Building standards for new alterations in the Building.  Landlord’s review and approval of any such plans and specifications and consent to perform work described therein shall not be deemed an agreement by Landlord that such plans, specifications and work conform with applicable Legal Requirements and requirements of insurers of the Building and the other requirements of this Lease with respect to Tenant’s insurance obligations (herein called “Insurance Requirements”) nor deemed a waiver of Tenant’s obligations under this Lease with respect to applicable Legal Requirements and Insurance Requirements nor impose any liability or obligation upon Landlord with respect to the completeness, design sufficiency or compliance of such plans, specifications and work with applicable Legal Requirements and Insurance Requirements nor give right to any other parties. Further, Tenant acknowledges that Tenant is acting for its own benefit and account, and that Tenant shall not be acting as Landlord’s agent in performing any work in the Premises, accordingly, no contractor, subcontractor or supplier shall have a right to lien Landlord’s interest in the Property in connection with any such work. Within thirty (30) days after receipt of an invoice from Landlord, Tenant shall pay to Landlord as a fee for Landlord’s review of any work or plans (excluding any review respecting Tenant’s initial improvements performed pursuant to Article III hereof and Exhibits B-1 and B-2 attached hereto, but including any review of plans or work relating to any assignment or subletting), as Additional Rent, an amount equal to the sum of: (i) $150.00 per hour for time spent by Landlord’s in-house personnel, up to a maximum of Five Thousand and 00/100 Dollars ($5,000.00), plus (ii) third party expenses incurred by Landlord to review Tenant’s plans and Tenant’s work, up to a maximum of Five Thousand and 00/100 Dollars ($5,000.00), for an aggregate maximum of Ten Thousand and 00/100 Dollars ($10,000.00).

Notwithstanding the terms of this Section 5.12, Tenant shall have the right, without obtaining the prior consent of Landlord, but upon at least ten (10) business days’ prior written notice to Landlord, to make alterations, additions or improvements to the Premises where:

(i)                                     the same are within the interior of the Premises within the Building, and do not affect the exterior of the Premises or the Building;

(ii)                                  the same do not affect the roof, any structural element of the Building, or the mechanical, electrical, plumbing, heating, ventilating, air-conditioning and fire protection systems of the Building;

(iii)                               the cost of any individual alteration, addition or improvement shall not exceed One Hundred Thousand and 00/100 Dollars ($100,000.00) in each instance; and

(iv)                              Tenant shall comply with the provisions of this Lease and if such work increases the cost of insurance or taxes or of services, Tenant shall pay for any such increase in cost;

provided, however, that Tenant shall, no later than ten (10) days after the making of such changes for which Landlord consent is not required hereunder, send to Landlord plans and specifications describing the same in reasonable detail and provided further that Landlord may, by notice to Tenant given no later than fifteen (15) days subsequent to the date on which the plans and specifications are submitted to Landlord, require Tenant to restore the Premises to its condition prior to such alteration, addition or improvement upon the expiration or earlier termination of the Lease Term.

All alterations and additions shall be part of the Building unless and until Landlord shall specify the same for removal pursuant to this Section 5.12, Landlord hereby agreeing to make such election at the time that Landlord approves Tenant’s plans for any such alterations, etc.  All of Tenant’s alterations and additions and installation of furnishings shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not to damage the Buildings or Site or interfere with construction or operation of the Buildings and other improvements to the Site and, except for installation of furnishings, shall be performed by Landlord’s general contractor or by contractors or workers first approved by Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed.  Except for work by Landlord’s general contractor, Tenant, before its work is started, shall secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them and, except with respect to the initial Tenant’s Work, if the cost of such work exceeds Three Hundred Thousand and 00/100 Dollars ($300,000.00), security reasonably satisfactory to Landlord protecting Landlord against liens arising out of the furnishing of such labor and material; and cause each contractor to carry insurance in accordance with Section 8.14 herein and to deliver to Landlord certificates of all such insurance.  To the extent typically prepared for alterations of the type in question, Tenant shall also prepare and submit to Landlord at Landlord’s expense a set of as-built plans, in both print and electronic forms, showing such work performed by Tenant to the Premises promptly after any such alterations, improvements or installations are substantially complete and promptly after any wiring or cabling for Tenant’s computer, telephone and other communications systems is installed by Tenant or Tenant’s contractor. Without limiting any of Tenant’s obligations hereunder, Tenant shall be responsible, as Additional Rent, for the costs of any alterations, additions or improvements in or to the Building that are required in order to comply with Legal Requirements as a result of any work performed by Tenant.  Subject to, and in accordance with, Section 5.4, Landlord shall have the right to provide such reasonable rules and regulations relative to the performance of any alterations, additions, improvements and installations by Tenant hereunder and Tenant shall abide by all such reasonable rules and regulations and shall cause all of its contractors to so abide including, without limitation, payment for the costs of using Building services at the same rates which are charged to the other tenants of the Building.  Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Buildings or the Site and, within ten (10) business days, to discharge or bond over any such liens which may so attach.  Tenant shall pay, as Additional Rent, 100% of any real estate taxes imposed upon the Building, which shall, at any time after the Commencement Date, result solely from any alteration, addition or improvement to the Premises made by Tenant at any time after the Delivery Date, as determined solely by the records of the tax assessing authority; provided however, that  (i) such taxes shall only be payable by Tenant if, and to the extent that, such taxes, and the amount thereof, are specifically identified, in the records of the tax assessor, as arising solely from such

Tenant alteration, addition or improvement, and (ii) if real estate taxes are determined by the tax assessor based upon a capitalization of income approach, then in no event shall there be deemed to be any additional taxes payable for the purposes of Section 2.7; and further provided however, that Tenant shall not be responsible for real estate taxes on the Property attributable to any alteration, improvement or addition to the Premises as part of Tenant’s Work to the extent that the same is paid for by application of the Tenant Allowance. Tenant acknowledges and agrees that Landlord shall be the owner of any additions, alterations and improvements in the Premises or the Building to the extent paid for by Landlord.

5.13                        Vendors.

Any vendors engaged by Tenant to perform services in or to the Premises including, without limitation, janitorial contractors and moving contractors shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or the Property or interfere with Building construction or operation and shall be performed by vendors first approved by Landlord in its reasonable discretion.

5.14                        OFAC.

As an inducement to Landlord to enter into this Lease, Tenant hereby represents and warrants that to its knowledge: (i) Tenant is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control of the United States Treasury (“OFAC”) (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Tenant is not (nor is it owned, controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) Tenant (and any person, group, or entity which Tenant controls, directly or indirectly) has not conducted nor will conduct business nor has engaged nor will engage in any transaction or dealing with any Prohibited Person that either may cause or causes Landlord to be in violation of any OFAC rule or regulation, including without limitation any assignment of this Lease or any subletting of all or any portion of the Premises. In connection with the foregoing, it is expressly understood and agreed that (x) any breach by Tenant of the foregoing representations and warranties shall be deemed an immediate Event of Default by Tenant under Section 7.1 of this Lease (without the benefit of notice or grace) and shall be covered by the indemnity provisions of Section 8.1 below, and (y) the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease.

ARTICLE VI
CASUALTY AND TAKING

6.1                               Damage Resulting from Casualty.

6.1.1                     Landlord’s Restoration Estimate.  In the event of a fire or other casualty affecting the Building (“Casualty”), Landlord shall provide Tenant with written notice of Landlord’s reasonable estimate of the length of time necessary to repair or restore the Building from the time that repair work would commence (“Estimated Restoration Period”), which notice (the “Landlord’s Restoration Estimate”) shall be provided to Tenant no later than sixty (60) days after the occurrence of said Casualty.  Landlord’s Restoration Estimate shall include a written estimate from a registered architect, professional engineer or third party construction manager to be retained by Landlord of the cost to restore the Building to substantially the same condition existing immediately prior to such casualty.

6.1.2                     Landlord’s Termination Right Based upon Landlord’s Restoration Estimate.  If Landlord’s Restoration Estimate exceeds two hundred forty (240) days from the date of such Casualty, then Landlord may, at its election, terminate this Lease by notice given to Tenant at the time that Landlord gives Landlord’s Restoration Estimate to Tenant.  If Landlord exercises such termination right, then the term of the Lease shall terminate as of an effective date of termination set forth in Landlord’s termination notice, which effective termination date shall be not less than thirty (30) days nor more than forty-five (45) days after the date of notice of such termination.

6.1.3                     Tenant’s Termination Rights Based upon Landlord’s Restoration Estimate.  If: (i) a Casualty occurs prior to the last twenty-four (24) months of the expiration of the then current Term of this Lease, Landlord’s Restoration Estimate exceeds two hundred forty (240) days from the date of such Casualty, and Landlord does not exercise its termination right pursuant to Section 6.1.2, or (ii) a Casualty occurs during the last twenty-four (24) months of the expiration of the then current Term of the Lease, and Landlord’s Restoration Work exceeds ninety (90) days from the date of such Casualty, then Tenant may, at its election, terminate this Lease by notice given to Landlord on or before the date thirty (30) days after Tenant receives Landlord’s Restoration Estimate.  If Tenant exercises such termination right, then the term of the Lease shall terminate as of an effective date of termination set forth in Tenant’s termination notice, which effective termination date shall be not less than thirty (30) days nor more than forty-five (45) days after the date of notice of such termination.

6.1.4                     Landlord’s Termination Right based upon Decision of the Holder of any Mortgage or Underlying Lessor to Prohibit Use of Insurance Proceeds for Restoration Purposes.  If a bona fide third-party (i.e., not affiliated with Landlord or any of the Landlord Parties) holder of any mortgage which includes the Building as a part of the mortgaged premises or a bona fide third-party (i.e., not affiliated with Landlord or any of the Landlord Parties) lessor under any ground lease or underlying lease which affects the Building (each a “Holder”) shall prohibit Landlord from using the net insurance proceeds available for restoration of the Building (and/or the portions of the Site necessary for access to the Building), if the cost to restore the Building or such portions of the Site to substantially the same condition as existed immediately prior to the Casualty exceeds Twenty-Five Thousand and 00/100 Dollars ($25,000.00), and if Landlord elects not to perform such restoration using its own funds, then Landlord shall have the right to terminate this Lease upon written notice to given by Landlord to Tenant within thirty (30) days after Landlord is informed of such decision by such Holder, provided that Landlord also terminates all other leases in the affected portion of the Building as to which Landlord also has such a termination right.  If Landlord exercises such termination right, then the term of the Lease shall terminate as of an effective date of termination set forth in Landlord’s termination notice, which effective termination date shall be not less than thirty (30) days nor more than forty-five (45) days after the date of notice of such termination.

6.1.5                     Landlord’s Restoration Obligations.

(a)                                 Unless terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect following any such damage subject, however, to the following provisions.  If the Building or the Site or any part thereof are damaged by a Casualty and this Lease is not so terminated, or Landlord or Tenant have no right to terminate this Lease, Landlord promptly after such damage and the determination of the net amount of insurance proceeds available shall use due diligence to restore the Premises and the Building in the event of damage thereto (excluding “Tenant’s Property” (as defined in Section 8.4 hereof), except as expressly provided in the immediately following paragraph of this Section 6.1) into proper condition for use and occupation and a just proportion of the Annual Fixed Rent, Tenant’s share of Operating Costs and Tenant’s share of real estate taxes according to the nature and extent of the injury to the Premises shall be abated until any such work to restore the Premises and Tenant’s access to substantially the same condition as existing immediately prior to such Casualty there to have been substantially completed, except for punch list items.  Notwithstanding anything herein contained to the contrary, provided that Landlord complies with its obligations to maintain the property insurance required to be maintained by Landlord pursuant to Section 8.12, Landlord shall not be obligated to expend for such repair and restoration any amount in excess of the net insurance proceeds (plus the amount of any deductible maintained by Landlord under such property insurance).

(b)                                 Notwithstanding the foregoing, if Landlord is proceeding with the restoration of the Building and the Premises in accordance with Section 6.1.5(a), Landlord shall also restore any alterations, additions or improvements within the Premises that are part of Tenant’s Property (x) which have previously been approved by Landlord in accordance with the terms and provisions of this Lease or which are existing in the Premises as of the date of this Lease, and (y) with respect to which Tenant has carried “all risk” insurance covering the loss or damage in accordance with Section 8.4 below and pays the proceeds of such insurance to Landlord upon the later to occur of:  (i) within thirty (30) days following Landlord’s written request) or (ii) upon Tenant’s actual receipt of the insurance proceeds; provided, however, that in no event shall Landlord be required to fund any insufficiency in the insurance proceeds (or equivalent amount) provided by Tenant with respect to such loss or damage (or to fund any of the costs of restoration set forth in clauses (x) and (y) above in the absence of any payment by Tenant).

6.1.6                     Tenant’s Termination Right based upon Delay in Substantial Completion of Restoration.  Unless such restoration is completed on or before the Outside Restoration Date, as hereinafter defined, Tenant, as its sole and exclusive remedy, shall have the right to terminate this Lease at any time after the Outside Restoration Date until the restoration is substantially completed, such termination to take effect as of the thirtieth (30th) day after the date of receipt by Landlord of Tenant’s termination notice, with the same force and effect as if such date were the date originally established as the expiration date hereof unless, within thirty (30) days after Landlord’s receipt of Tenant’s termination notice, such restoration is substantially completed, in which case Tenant’s notice of termination shall be of no force and effect and this Lease and the Lease Term shall continue in full force and effect. The “Outside Restoration Date” shall be defined as the later to occur of: (i) the last day of the Estimated Restoration Period set forth in Landlord’s Restoration Estimate, or (ii) the date nine (9) months after the Casualty or Taking in question, provided however, that the Outside Restoration Date shall be extended by any period of time (“Force Majeure Period”) where the delay in completion of such restoration work is due to Force Majeure, as defined hereinbelow, except that in no event shall the Force Majeure Period exceed sixty (60) days.

6.1.7                     Definition of Force Majeure.  When used herein, “Force Majeure” shall mean any prevention, delay or stoppage due to governmental regulation, strikes, lockouts, acts of God, acts of war, terrorists acts, civil commotions, unusual scarcity of or inability to obtain labor or materials, labor difficulties, fire or other casualty (including the time necessary to repair any damage caused thereby) or other causes reasonably beyond the control of the party whose obligations are affected by such occurrence.  For purposes of determining the Commencement Date, an event of Force Majeure that would delay anyone performing the initial build-out of the Premises shall be considered (such as, by way of example only, an extended power outage at the Building) an event of Force Majeure for the purposes hereof.

6.2                               Uninsured Casualty.

Notwithstanding anything to the contrary contained in this Lease, if the Building or the Premises shall be substantially damaged by fire or casualty as the result of a risk not covered by the forms of casualty insurance required to be maintained by Landlord pursuant to Section 8.12, and the Estimated Restoration Period set forth in Landlord’s Restoration Estimate exceeds ninety (90) days from the time that repair work would commence, Landlord may, at its election, terminate the Term of this Lease by notice to the Tenant given within sixty (60) days after such loss.  If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof. If Landlord does not so terminate this Lease, then provisions of Section 6.1 shall apply.

6.3                               Rights of Termination for Taking.

6.3.1                     Mutual Termination Right.  If the entire Building, or such portion of the Premises or the common areas of the Building or the Property as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for Tenant’s purposes, shall be taken by condemnation or right of eminent domain (a “Taking”), Landlord or Tenant shall have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after Tenant has been deprived of possession. If either party shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

6.3.2                     Landlord’s Termination Right.  Further, if more than fifty percent (50%) of the Building shall be so taken that continued operation of the Building would be uneconomic as a result of the taking, and if Landlord also terminates the leases of all tenants of the Building who are similarly affected by such Taking and whose leases permit Landlord to exercise such a termination right, then Landlord shall have the right to terminate this Lease by giving notice to Tenant of Landlord’s desire to do so not later than thirty (30) days after Tenant has been deprived of possession of the Premises (or such portion thereof as may be taken). If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

6.3.3                     Landlord’s Termination Right based upon Decision of the Holder of any Mortgage or Underlying Lessor to Prohibit Use of Taking Proceeds for Restoration Purposes.  If any Holder shall prohibit Landlord from using the net Taking proceeds available for restoration of the Building (and/or the portions of the Site necessary for access to the Building), and if the cost to restore the Building or such portions of the Site as nearly as possible to substantially the same condition as existed immediately prior to the Taking exceeds Twenty-Five Thousand and 00/100 Dollars ($25,000.00), and if Landlord elects not to perform such restoration using its own funds, then Landlord shall have the right to terminate this Lease upon written notice to given by Landlord to Tenant within thirty (30) days after Landlord is informed of such decision by such Holder, provided that Landlord also terminates all other leases in the affected portion of the Building as to which Landlord also has such a termination right.  If Landlord exercises such termination right, then the term of the Lease shall terminate as of an effective date of termination set forth in Landlord’s termination notice, which effective termination date shall be not less than thirty (30) days nor more than forty-five (45) days after the date of notice of such termination.

6.3.4                     Landlord’s Restoration Obligations.  Should any part of the Premises be so taken or condemned during the Lease Term hereof, and should this Lease not be terminated in accordance with the foregoing provisions, Landlord agrees that after the determination of the net amount of condemnation proceeds available to Landlord, Landlord shall use due diligence to put what may remain of the Premises into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable (excluding Tenant’s Property).  Notwithstanding the foregoing, Landlord shall not be obligated to expend for such repair and restoration any amount in excess of the net condemnation proceeds made available to it.

6.3.5                     Abatement of Rent.  If the Premises shall be affected by any exercise of the power of eminent domain, then the Annual Fixed Rent, Tenant’s share of operating costs and Tenant’s share of real estate taxes shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant; and in case of a taking which permanently reduces the Rentable Floor Area of the Premises, a just proportion of the Annual Fixed Rent, Tenant’s share of operating costs and Tenant’s share of real estate taxes shall be abated for the remainder of the Lease Term.

6.4                               Award.

Landlord shall have and hereby reserves to itself any and all rights to receive awards made for damages to the Premises, the Buildings, the Property and the Site and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby grants, releases and assigns to Landlord all Tenant’s rights to such awards, and covenants to execute and deliver such further assignments and assurances thereof as Landlord may from time to time request.

Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceeding a claim for the value of any of Tenant’s usual trade fixtures installed in the Premises by Tenant at Tenant’s expense and for relocation and moving expenses.

ARTICLE VII
DEFAULT

7.1                               Tenant’s Default.

(a)                                 If at any time subsequent to the date of this Lease any one or more of the following events (herein sometimes called an “Event of Default”) shall occur:

(i)                                     Tenant shall fail to pay the fixed rent, Additional Rent or other charges for which provision is made herein on or before the date on which the same become due and payable, and the same continues for ten (10) business days after receipt (as set forth in Section 9.11) of written notice by Tenant from Landlord thereof; or

(ii)                                  Landlord having rightfully given the notice specified in subdivision (i) above twice in any period of twelve (12) consecutive calendar months, Tenant shall thereafter in the same twelve (12) month period  fail to pay the fixed rent, Additional Rent or other charges within five (5) business days after the date on which the same become due and payable; or

(iii)                               Tenant shall assign its interest in this Lease or sublet any portion of the Premises in violation of the requirements of Sections 5.6 through 5.6.5 of this Lease; or

(iv)                              Tenant shall employ labor or contractors within the Premises that lead to disharmonious labor relations, and such failure continues for five (5) business days after receipt (as set forth in Section 9.11) of written notice by Tenant from Landlord thereof; or

(v)                                 Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant’s part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after written notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

(vi)                              Tenant’s leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

(vii)                           Tenant shall make an assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

(viii)                        A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant) trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive) then, and in any of said cases (notwithstanding any license of a former breach of covenant or waiver of the benefit hereof or consent in a former instance).

Landlord lawfully may, immediately or at any time thereafter, and without demand or further notice terminate this Lease by notice to Tenant, specifying a date not less than ten (10) days after the giving of such notice on which this Lease shall terminate, and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Lease Term (Tenant hereby waiving any rights of redemption), and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

(b)                                 If this Lease shall have been terminated as provided in this Article, then Landlord may, without notice, re- enter the Premises, in any manner permitted by law, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

(c)                                  In the event that this Lease is terminated under any of the provisions contained in Section 7.1(a), Tenant covenants and agrees forthwith to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of rent and other charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated or if Landlord had not entered or re-entered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the Term, and for the whole thereof, but in the event the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent and other charges received by Landlord in reletting, after deduction of all expenses incurred in reletting the Premises (including, without limitation, remodeling costs, brokerage fees and the like), and in collecting the rent in connection therewith, in the following manner:

Amounts received by Landlord after reletting shall first be applied against such Landlord’s expenses incurred in good faith, until the same are recovered, and until such recovery, Tenant shall pay, as of each day when a payment would have fallen due under this Lease, the amount which Tenant is obligated to pay under the terms of this Lease (Tenant’s liability prior to any such reletting and such recovery not in any way to be diminished as a result of the fact that such reletting might be for a rent higher than the rent provided for in this Lease); when and if such expenses have been completely recovered, the amounts received from reletting by Landlord as have not previously been applied shall be credited against Tenant’s obligations as of each day when a payment would fall due under this Lease, and only the net amount thereof shall be payable by Tenant.  Further, amounts received by Landlord from such reletting for any period shall be credited only against obligations of Tenant allocable to such period, and shall not be credited against obligations of Tenant hereunder accruing subsequent or prior to such period; nor shall any credit of any kind be due for any period after the date when the term of this Lease is scheduled to expire according to its terms.

Landlord agrees to use reasonable efforts to relet the Premises after Tenant vacates the same in the event this Lease is terminated or Landlord re-enters the Premises based upon an Event of Default by Tenant hereunder. The marketing of the Premises in a manner similar to the manner in which Landlord markets other premises within Landlord’s control within the Building shall be deemed to have satisfied Landlord’s obligation to use “reasonable efforts” hereunder.  In no event shall Landlord be required to (i) solicit or entertain negotiations with any other prospective tenant for the Premises until Landlord obtains full and complete possession of the Premises (including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant), (ii) relet the Premises before leasing other vacant space in the Building, (iii) lease the Premises for a rental less than the current fair market rent then prevailing for similar office space in the Building, or (iv) enter into a lease with any proposed tenant that does not have, in Landlord’s reasonable opinion, sufficient financial resources or operating experience to operate the Premises in a first-class manner.

(d)                                 (i)                                     In the alternative, Landlord may elect, by notice given to Tenant at any time after such termination and whether or not Landlord shall have collected any damages under subsection (c) above, but as liquidated final damages and in lieu of all other damages beyond the date of such notice, to require Tenant to pay such a sum as at the time of the giving of such notice represents (x) the amount of the excess, if any, of (a) the discounted present value, at a discount rate of six percent (6%), of the total rent and other charges which would have been payable by Tenant under this Lease from the date of such notice for what would be the then unexpired Lease Term if the Lease terms had been fully complied with by Tenant over and above (b) the discounted present value, at a discount rate of six percent (6%), of the total rent and other charges that would be received by Landlord if the Premises were relet at the time of such notice for the remainder of the Lease Term at the fair market value (including provisions regarding periodic increases in rent if such are applicable) prevailing at the time of such notice as reasonably determined by Landlord, plus (y) all reasonable out-of-pocket expenses which Landlord may have incurred in good faith with respect to the collection of such damages.

(ii)                                  For the purposes of this Article, if Landlord elects to require Tenant to pay damages in accordance with the immediately preceding paragraph, the total rent shall be computed by assuming that Tenant’s share of excess taxes, Tenant’s share of excess operating costs and Tenant’s share of excess electrical costs would be, for the balance of the unexpired Term from the date of such notice, the amount thereof (if any) for the immediately preceding annual period payable by Tenant to Landlord.

(e)                                  In case of any Event of Default, re-entry, dispossession by summary proceedings or otherwise, Landlord may (i) re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord’s option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions, abatements or free rent to the extent that Landlord considers advisable or necessary to re-let the same and (ii) may make such alterations, repairs and decorations in the Premises as Landlord in its sole, but good faith, judgment considers advisable or necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under re-letting.  Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

(f)                                   The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for. Further, nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

7.2                               Landlord’s Default.

(a)                                 Landlord shall in no event be in default in the performance of any of Landlord’s obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or if such default is of such a character that cannot be reasonably cured within thirty (30) days then within such additional time as is reasonably required to correct any such default provided Landlord has commenced to cure such default within the thirty (30) day period and diligently pursues the same to completion, after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation.

(b)                                 Tenant’s Limited Self-Help Right.  Subject to the foregoing, with respect to any Landlord Self-Help Defaults, as hereinafter defined, if Landlord fails to cure such Landlord Self-Help Default on or before the date thirty (30) days after Landlord’s receipt (as set forth in Section 9.11) of written notice from Tenant advising Landlord of such default and that Tenant intends to exercise its rights pursuant to this Section 7.2(b) if Landlord does not cure such default, then Tenant shall have the right to cure such Landlord Self-Help Default at Landlord’s cost.  A “Landlord’s Self-Help Default” shall be defined as failure by Landlord to perform Landlord’s obligation to clean the Premises pursuant to Exhibit C and/or to perform any of Landlord’s service, maintenance or repair obligations under the Lease within the Premises, excluding, in any event, any maintenance and repair obligations, the cure or performance of which would materially adversely affect any other tenant in the Building.

(c)                                  The Tenant shall not assert any right to deduct the cost of repairs or any monetary claim against the Landlord from rent thereafter due and payable, but shall look solely to the Landlord for satisfaction of such claim.

(d)                                 In the event Landlord fails to reimburse Tenant for the cost of any such repairs within thirty (30) days after written demand therefor, then Tenant may provide notice of such failure to Landlord (“Payment Failure Notice”).  The Payment Failure Notice shall state in bold face, all capital letters at the top thereof: “WARNING:  PAYMENT FAILURE NOTICE.  IF LANDLORD FAILS TO REIMBURSE TENANT FOR THE COST OF THE HEREIN DESCRIBED REPAIRS WITHIN TEN (10) BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, TENANT MAY HAVE OFFSET RIGHTS UNDER THE LEASE.”  If Landlord does not make the payment in question within ten (10) business days after receipt of the Payment Failure Notice, Tenant will have the right to deduct any such amounts owing from Landlord from the next installment(s) of Yearly Rent due Landlord under this Lease, provided that the amount that may be so offset against any one such installment shall not exceed ten percent (10%) of the total amount of such installment.

ARTICLE VIII
INSURANCE AND INDEMNITY

8.1                               Indemnity.

(a)                                 Tenant’s Indemnity.  To the fullest extent permitted by law, Tenant waives any right to contribution against the Landlord Parties (as hereinafter defined) and agrees to indemnify and save harmless the Landlord Parties from and against all claims of whatever nature by a third party arising from or claimed to have arisen from (i) any act, omission or negligence of the Tenant Parties (as hereinafter defined); (ii) any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring in or about the Premises from the earlier of (A) the date on which any Tenant Party first enters the Premises for any reason or (B) the Commencement Date, and thereafter throughout and until the end of the Lease Term, and after the end of the Lease Term for so long after the end of the Lease Term as Tenant or anyone acting by, through or under Tenant is in occupancy of the Premises or any portion thereof; or (iii) any accident, injury or damage whatsoever occurring outside the Premises but within the Building, or on common areas within the Office Park, to the extent such accident, injury or damage results, or is claimed to have resulted, from any act, omission or negligence on the part of any of the Tenant Parties. Tenant shall pay such indemnified amounts as they are incurred by the Landlord Parties. This indemnification shall not be construed to deny or reduce any other rights or obligations of indemnity that any of the Landlord Parties may have under this Lease or the common law. Notwithstanding anything contained herein to the contrary, Tenant shall not be obligated to indemnify a Landlord Party for any claims to the extent that such Landlord Party’s damages result from such Landlord Party’s negligence or willful misconduct.

(b)                                 Breach.  In the event that Tenant breaches any of its indemnity obligations hereunder: (i) Tenant shall pay to the Landlord Parties all liabilities, loss, cost, or out-of-pocket expense (including reasonable attorney’s fees) incurred as a result of said breach; and (ii) the Landlord Parties may deduct and offset from any amounts due to Tenant under this Lease any amounts owed by Tenant pursuant to this Section 8.1(b).

(c)                                  No limitation.  The indemnification obligations under this Section 8.1 shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant or any subtenant or other occupant of the

Premises under workers’ compensation acts, disability benefit acts, or other employee benefit acts. Tenant waives any immunity from or limitation on its indemnity or contribution liability to the Landlord Parties based upon such acts.

(d)                                 Subtenants and other occupants.  Tenant shall require its subtenants and other occupants of the Premises to provide similar indemnities to the Landlord Parties in a form acceptable to Landlord.

(e)                                  Survival.  The terms of this Section 8.1 shall survive any termination or expiration of this Lease.

(f)                                   Costs.  The foregoing indemnity and hold harmless agreement shall include indemnity for all costs, expenses and liabilities (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by the Landlord Parties in connection with any such claim or any action or proceeding brought thereon, and the defense thereof. In addition, in the event that any action or proceeding shall be brought against one or more Landlord Parties by reason of any such claim, Tenant, upon request from the Landlord Party, shall resist and defend such action or proceeding on behalf of the Landlord Party by counsel appointed by Tenant’s insurer (if such claim is covered by insurance without reservation) or otherwise by counsel reasonably satisfactory to the Landlord Party. The Landlord Parties shall not be bound by any compromise or settlement of any such claim, action or proceeding without the prior written consent of such Landlord Parties.

(g)                                  Landlord Parties and Tenant Parties.  For the purposes of this Lease, the term “Landlord Party” or “Landlord Parties” shall mean Landlord, any affiliate of Landlord, Landlord’s managing agents for the Building, each mortgagee (if any), each ground lessor (if any), and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents or representatives. For the purposes of this Lease, the term “Tenant Party” or “Tenant Parties” shall mean Tenant, any affiliate of Tenant, any permitted subtenant or any other permitted occupant of the Premises, and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives.

8.2                               Tenant’s Risk.

Tenant agrees to use and occupy the Premises, and to use such other portions of the Building, the Site and the Office Park as Tenant is given the right to use by this Lease at Tenant’s own risk.  The Landlord Parties shall not be liable to the Tenant Parties for any damage, injury, loss, compensation, or claim (including, but not limited to, claims for the interruption of or loss to a Tenant Party’s business) based on, arising out of or resulting from any cause whatsoever, including, but not limited to, repairs to any portion of the Premises, the Building, the Property or the Office Park, any fire, robbery, theft, mysterious disappearance, or any other crime or casualty, the actions of any other tenants of the Office Park or of any other person or persons, or any leakage in any part or portion of the Premises or the Building or the Property, or from water, rain or snow that may leak into, or flow from any part of the Premises or the Building or the Property, or from drains, pipes or plumbing fixtures in the Building or the

Property, except, subject to Section 8.12, to the extent arising from the negligence or willful misconduct of any of the Landlord Parties.  Any goods, property or personal effects stored or placed in or about the Premises shall be at the sole risk of the Tenant Party, and neither the Landlord Parties nor their insurers shall in any manner be held responsible therefor, except, subject to Section 8.12, to the extent any loss thereof or damage thereto arises from the negligence or willful misconduct of any of the Landlord Parties. The Landlord Parties shall not be responsible or liable to a Tenant Party, or to those claiming by, through or under a Tenant Party, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Building or otherwise. The provisions of this section shall be applicable to the fullest extent permitted by law, and until the expiration or earlier termination of the Lease Term, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

8.3                               Tenant’s Commercial General Liability Insurance.

Tenant agrees to maintain in full force on or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Commencement Date, and thereafter throughout and until the end of the Lease Term, and after the end of the Lease Term for so long as Tenant or anyone acting by, through or under Tenant is in occupancy of the Premises or any portion thereafter, a policy of commercial general liability insurance, on an occurrence basis, issued on a form at least as broad as Insurance Services Office (“ISO”) Commercial General Liability Coverage “occurrence” form CG 00 01 12/07 or another Commercial General Liability “occurrence” form providing equivalent coverage. Such insurance shall include contractual liability coverage. The minimum limits of liability of such insurance shall be Five Million Dollars ($5,000,000.00) per occurrence, which may be satisfied through a combination of primary and excess/umbrella insurance.  In addition, in the event Tenant hosts a function in the Premises, Tenant agrees to obtain, and cause any persons or parties providing services for such function to obtain, the appropriate insurance coverages as determined by Landlord (including liquor liability coverage, if applicable) and provide Landlord with evidence of the same. The limits of insurance required under this Lease may be obtained by using commercial umbrella insurance.

8.4                               Tenant’s Property Insurance.

Tenant shall maintain at all times during the Term of the Lease, and during such earlier time as Tenant may be performing work in or to the Premises or have property, fixtures, furniture, equipment, machinery, goods, supplies, wares or merchandise on the Premises, and continuing thereafter so long as Tenant is in occupancy of any part of the Premises, business interruption insurance and insurance against loss or damage covered by the so-called “all risk” type insurance coverage with respect to Tenant’s property, fixtures, furniture, equipment, machinery, goods, supplies, wares and merchandise, and all alterations, improvements and other modifications made by or on behalf of the Tenant in the Premises (except to the extent paid for by Landlord in connection with this Lease) or existing in the Premises as of the date of this Lease, and other property of Tenant located at the Premises (collectively “Tenant’s Property”). The business interruption insurance required by this Section 8.4 shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than the Annual Fixed Rent then in effect during any year during the Term, plus any Additional Rent due and payable for the immediately preceding year during the Term. The “all risk” insurance required by this section shall be in an amount at least equal to the full replacement cost of Tenant’s Property. In addition, during such time as Tenant is performing work in or to the Premises, Tenant, at Tenant’s expense, shall also maintain, or shall cause its contractor(s) to maintain, builder’s risk insurance for the full insurable value of such work. Landlord and such additional persons or entities as Landlord may reasonably request shall be named as loss payees, as their interests may appear, on the policy or policies required by this Lease. In the event of loss or damage covered by the “all risk” insurance required by this Lease, the responsibilities for repairing or restoring the loss or damage shall be determined in accordance with Article VI. To the extent that Landlord is obligated to pay for the repair or restoration of the loss or damage covered by the policy, Landlord shall be paid the proceeds of the “all risk” insurance covering the loss or damage. To the extent Tenant is obligated to pay for the repair or restoration of the loss or damage, covered by the policy, Tenant shall be paid the proceeds of the “all risk” insurance covering the loss or damage. If both Landlord and Tenant are obligated to pay for the repair or restoration of the loss or damage covered by the policy, the insurance proceeds shall be paid to each of them in the pro rata proportion of their obligations to repair or restore the loss or damage. If the loss or damage is not repaired or restored (for example, if the Lease is terminated pursuant to Article VI), the insurance proceeds shall be paid to Landlord and Tenant in the pro rata proportion of their relative contributions to the cost of the leasehold improvements covered by the policy.

8.5                               Tenant’s Other Insurance.

Tenant agrees to maintain in full force on or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Commencement Date, and thereafter throughout the end of the Term, and after the end of the Term for so long after the end of the Term as Tenant or anyone acting by, through or under Tenant is in occupancy of the Premises or any portion thereafter, (1) comprehensive automobile liability insurance (covering any automobiles owned or operated by Tenant at the Site) issued on a form at least as broad as ISO Business Auto Coverage form CA 00 01 07 97 or other form providing equivalent coverage; (2) worker’s compensation insurance or participation in a monopolistic state workers’ compensation fund; and (3) employer’s liability insurance or (in a monopolistic state) Stop Gap Liability insurance. Such automobile liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident. Such worker’s compensation insurance shall carry minimum limits as defined by the law of the jurisdiction in which the Premises are located (as the same may be amended from time to time). Such employer’s liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident, One Million Dollars ($1,000,000) disease-policy limit, and One Million Dollars ($1,000,000) disease-each employee.

8.6                               Requirements for Tenant’s Insurance.

All insurance required to be maintained by Tenant pursuant to this Lease shall be maintained with responsible companies that are admitted to do business, and are in good standing in the Commonwealth of Massachusetts and that have a rating of at least “A-” and are within a financial size category of not less than “Class VIII” in the most current Best’s Key Rating Guide or such similar rating as may be reasonably selected by Landlord. All such insurance shall: (1) be reasonably acceptable in form and content to Landlord; (2) be primary and noncontributory (including all primary and excess/umbrella policies); and (3) contain an endorsement prohibiting cancellation, failure to renew, reduction of amount of insurance, or change in coverage without the insurer first giving Landlord thirty (30) days’ prior written notice (by certified or registered mail, return receipt requested, or by fax or email) of such proposed action.  No such policy shall contain any deductible or self-insured retention greater than Twenty-Five Thousand and 00/100 Dollars ($25,000.00) with respect to liability insurance or One Hundred Thousand Dollars ($100,000.00) with respect to property insurance.  Any deductibles and such self-insured retentions shall be deemed to be “insurance” for purposes of the waiver in Section 8.13 below. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts of insurance based on such limits as are customarily carried with respect to similar uses in similar properties in the area in which the Premises are located. The minimum amounts of insurance required by this Lease shall not be reduced by the payment of claims or for any other reason. In the event Tenant shall fail to obtain or maintain any insurance meeting the requirements of this Article, or to deliver such policies or certificates as required by this Article, Landlord may, at its option, on five (5) days notice to Tenant, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

8.7                               Additional Insureds.

To the fullest extent permitted by law, the commercial general liability and auto insurance carried by Tenant pursuant to this Lease, and any additional liability insurance carried by Tenant pursuant to Section 8.5 of this Lease or any other provision of this Lease, shall name Landlord, Landlord’s managing agent, and such other persons as Landlord may reasonably request from time to time as additional insureds with respect to liability arising out of or related to this Lease or the operations of Tenant (collectively “Additional Insureds”). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord’s managing agent, or other Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured. For the avoidance of doubt, each primary policy and each excess/umbrella policy through which Tenant satisfies its obligations under this Section 8.7 must provide coverage to the Additional Insureds that is primary and non-contributory.

8.8                               Certificates of Insurance.

On or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Commencement Date, Tenant shall furnish Landlord with certificates evidencing the insurance coverage required by this Lease, and renewal certificates shall be furnished to Landlord at least annually thereafter, and at least thirty (30) days prior to the expiration date of each policy for which a certificate was furnished (acceptable forms of such certificates for liability and property insurance, respectively, as of the date hereof, are attached as Exhibit I, however, other forms of certificates may satisfy the requirements of this Section 8.8). Upon request by Landlord, a true and complete copy of any insurance policy required by this Lease shall be delivered to Landlord within ten (10) days following Landlord’s request.

8.9                               Subtenants and Other Occupants.

Tenant shall require its subtenants and other occupants of the Premises to provide written documentation evidencing the obligation of such subtenant or other occupant to indemnify the Landlord Parties to the same extent that Tenant is required to indemnify the Landlord Parties pursuant to Section 8.1 above, and to maintain insurance that meets the requirements of this Article, and otherwise to comply with the requirements of this Article. Tenant shall require all such subtenants and occupants to supply certificates of insurance evidencing that the insurance requirements of this Article have been met and shall forward such certificates to Landlord upon Landlord’s written request therefor.

8.10                        No Violation of Building Policies.

Tenant shall not knowingly commit or permit any violation of the policies of fire, boiler, sprinkler, water damage or other insurance covering the Property and/or the fixtures, equipment and property therein carried by Landlord, or knowingly do or permit anything to be done, or keep or permit anything to be kept, in the Premises, which in case of any of the foregoing (i) would result in termination of any such policies, (ii) would materially and adversely affect Landlord’s right of recovery under any of such policies, or (iii) would result in reputable and independent insurance companies refusing to insure the Property or the property of Landlord in amounts reasonably satisfactory to Landlord.

8.11                        Tenant to Pay Premium Increases.

If, because of anything done, caused or permitted to be done, or omitted by Tenant (or its subtenant or other occupants of the Premises), the rates for liability, fire, boiler, sprinkler, water damage or other insurance on the Office Park or on the Property and equipment of Landlord or any other tenant or subtenant in the Building shall be higher than they otherwise would be, Tenant shall reimburse Landlord for the additional insurance premiums thereafter paid by Landlord which shall have been charged because of the aforesaid reasons, such reimbursement to be made from time to time on Landlord’s demand.  Landlord agrees, however, that the use of the Premises for uses which are found in typical executive business offices shall not be deemed to require Tenant to make any payment of additional insurance premiums pursuant to this Section 8.11 (the parties hereby agreeing that this sentence is intended to relieve Tenant of its obligation, under this Section 8.11, to reimburse Landlord for additional insurance premiums based upon the type of use, rather than the actual manner of use, of the Premises).

8.12                        Landlord’s Insurance and Indemnity.

(a)                                 Required insurance.  Landlord shall maintain insurance against loss or damage with respect to the Building on an “all risk” type insurance form, with customary exceptions, subject to such deductibles and self insured retentions as Landlord may determine, in an amount equal to at least the replacement value of the Building. Landlord shall also maintain such insurance with respect to any improvements, alterations, and fixtures of Tenant located at the Premises to the extent paid for by Landlord. The cost of such insurance shall be treated as a part of Landlord’s Operating Expenses. Such insurance shall be maintained with an insurance company selected by Landlord. Payment for losses thereunder shall be made solely to Landlord.

(b)                                 Optional insurance.  Landlord may maintain such additional insurance with respect to the Building and the Property, including, without limitation, earthquake insurance, terrorism insurance, flood insurance, liability insurance and/or rent insurance, as Landlord may in its commercially reasonable discretion elect. Landlord may also maintain such other insurance as may from time to time be required by the holder of any mortgage on the Building or Property. The cost of all such additional insurance shall also be part of the Landlord’s Operating Expenses.

(c)                                  Blanket and self-insurance.  The provisions of this Section 8.12(c) shall be in force and effect only so long as the holder of Landlord’s interest is an entity affiliated with Boston Properties Limited Partnership.  Any or all of Landlord’s insurance may be provided by blanket coverage maintained by Landlord or any affiliate of Landlord under its insurance program for its portfolio of properties, or by Landlord or any affiliate of Landlord under a program of self-insurance (any such coverages or insurance programs being referred to herein as “Landlord Self-Insurance”), and in such event Landlord’s Operating Expenses shall, subject to the next following sentence, include the portion of the cost of blanket insurance or self-insurance that is allocated to the Building.  Landlord hereby agrees, however, that: (i) where Landlord Self-Insurance covers risks which can be insured under insurance policies which are then generally available, the cost included in Landlord’s Operating Expenses on account of such Landlord Self-Insurance shall not exceed competitive rates, and (ii) where Landlord Self-Insurance covers risks which cannot be insured under insurance policies which are then generally available, then cost included in Landlord’s Operating Expenses on account of such Landlord Self-Insurance shall be a reasonable cost.

(d)                                 No obligation.  Landlord shall not be obligated to insure, and shall not assume any liability of risk of loss for, Tenant’s Property, including any such property or work of Tenant’s subtenants or occupants. Landlord will also have no obligation to carry insurance against, nor be responsible for, any loss suffered by Tenant, subtenants or other occupants due to interruption of Tenant’s or any subtenant’s or occupant’s business.

(e)                                  Standards Applicable to Landlord’s Insurers.  Except for insurance coverage which Landlord elects, pursuant to Section 8.12(c), to maintain by blanket coverage or by self-insurance, any insurance required to be maintained by Landlord pursuant to this Lease shall be maintained with responsible companies that are admitted to do business, and are in good standing in the Commonwealth of Massachusetts and that have a rating of at least “A-” and are within a financial size category of not less than “Class VIII” in the most current Best’s Key Rating Guide or such similar rating.

(f)                                   Landlord’s Indemnity.  Subject to the limitations in Section 9.3.2 and in Section 8.2 and Section 8.13 of this Article, Landlord agrees to indemnify and save harmless Tenant from and against any claim by a third party arising from any injury to any person, to the extent not resulting from any act, omission, fault, negligence or misconduct of Tenant or its contractors, licensees, invitees, agents, servants or employees occurring in the Premises or in the Office Park after the date that possession of the Premises is first delivered to Tenant and until the expiration or earlier termination of the Lease Term, to the extent such injury results from the negligence or willful misconduct of Landlord or Landlord’s employees; provided, however, that in no event shall the aforesaid indemnity render Landlord responsible or liable for any loss or damage to fixtures, personal property or other property of Tenant, and Landlord shall in no event be liable for any indirect or consequential damages.  Tenant shall provide notice of any such third party claim to Landlord as soon as practicable.  The foregoing indemnity and hold harmless agreement shall include indemnity for all costs, expenses and liabilities (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Tenant in connection with any such claim or any action or proceeding brought thereon, and the defense thereof.  In addition, in the event that any action or proceeding shall be brought against Tenant by reason of any such claim, Landlord, upon request from Tenant, shall resist and defend such action or proceeding on behalf of Tenant by counsel appointed by Landlord’s insurer (if such claim is covered by insurance without reservation) or otherwise by counsel reasonably satisfactory to Tenant. Tenant shall not be bound by any compromise or settlement of any such claim, action or proceeding without the prior written consent of Tenant.

8.13                        Waiver of Subrogation.

To the fullest extent permitted by law, the parties hereto waive and release any and all rights of recovery against the other, and agree not to seek to recover from the other or to make any claim against the other, and in the case of Landlord, against all Tenant Parties, and in the case of Tenant, against all Landlord Parties, for any loss or damage incurred by the waiving/releasing party to the extent such loss or damage: (i) is insured under any insurance policy required by this Lease, or (ii) which would have been so insured had the party carried the insurance it was required to carry hereunder.  Tenant shall obtain from its subtenants and other occupants of the Premises a similar waiver and release of claims against any or all of Tenant or Landlord. In addition, the parties hereto (and in the case of Tenant, its subtenants and other occupants of the Premises) shall procure an appropriate clause in, or endorsement on, any insurance policy required by this Lease pursuant to which the insurance company waives subrogation. The insurance policies required by this Lease shall contain no provision that would invalidate or restrict the parties’ waiver and release of the rights of recovery in this section. The parties hereto covenant that no insurer shall hold any right of subrogation against the parties hereto by virtue of such insurance policy.

8.14                        Tenant’s Work.

During such times as Tenant is performing work or having work or services performed in or to the Premises, Tenant shall require its contractors, and their subcontractors of all tiers, to obtain and maintain commercial general liability, automobile, workers compensation, employer’s liability, builder’s risk, and equipment/property insurance in such amounts and on such terms as are customarily required of such contractors and subcontractors on similar projects. The amounts and terms of all such insurance are subject to Landlord’s written approval, which approval shall not be unreasonably withheld, conditioned, or delayed. The commercial general liability and auto insurance carried by Tenant’s contractors and their subcontractors of all tiers pursuant to this Section 8.14 shall include Landlord, Landlord’s managing agent, and such other persons as Landlord may reasonably request from time to time as additional insureds with respect to liability arising out of or related to their work or services (collectively “Additional Insureds”). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord’s managing agent, or other Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional

Insured. Tenant shall obtain and submit to Landlord, prior to the earlier of (i) the entry onto the Premises by such contractors or subcontractors or (ii) commencement of the work or services, certificates of insurance evidencing compliance with the requirements of this Section 8.14.

ARTICLE IX
MISCELLANEOUS PROVISIONS

9.1                               Waiver.

No waiver by Landlord of any condition of this Lease, nor any failure by Tenant to deliver any security deposit, letter of credit, pre-paid rent, financial information, guaranty or other item required upon the execution and delivery of this Lease, shall be construed as excusing satisfaction of any such condition or the delivery of any such item by Tenant, and Landlord reserves the right to declare the failure of Tenant to satisfy any such condition or deliver any such item an Event of Default under this Lease. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord’s or Tenant’s consent or approval to or of subsequent similar act by the other.

No payment by either party, or acceptance by the other, of a lesser amount than shall be due shall be treated otherwise than as a payment on account. The acceptance by either party of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and such check may be accepted without prejudice to any other rights or remedies which the payee may have.

9.2                               Cumulative Remedies.

Except as expressly provided in this Lease, the specific remedies to which either party may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which such party may be lawfully entitled in case of any breach by the other party of any provisions of this Lease.  In addition to the other remedies provided in this Lease, each party shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

9.3                               Quiet Enjoyment.

9.3.1                     This Lease is subject and subordinate to all matters of record.  Landlord hereby represents to Tenant that, as of the Execution Date of this Lease, there are no matters of record which will prohibit or materially restrict or impair Tenant’s use of the Premises and common areas for the Permitted Use, and general business offices as and to the extent contemplated by this Lease.  Landlord agrees that, so long as no Event of Default exists and is continuing on the part of Tenant, Tenant shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the Term (exclusive of any period during which Tenant is holding over after the expiration or termination of this Lease without the consent of Landlord), without hindrance or ejection by any persons claiming by, through or under Landlord, subject, however, to the terms of this Lease; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied; and it is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and Landlord’s successors, including ground or master lessees, only with respect to breaches occurring during Landlord’s or Landlord’s successors’ respective ownership of Landlord’s interest hereunder, as the case may be.

9.3.2                     Further, Tenant specifically agrees to look solely to Landlord’s then equity interest in the Office Park at the time owned, including the undistributed rents, profits or proceeds thereof, or in which Landlord holds an interest as ground lessee, for recovery of any judgment from Landlord; it being specifically agreed that neither Landlord (original or successor), nor any beneficiary of any trust of which any person holding Landlord’s interest is trustee, nor any member, manager, partner, director or stockholder, nor Landlord’s managing agent, shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord’s successors in interest, or any action not involving the personal liability of Landlord (original or successor), any successor trustee to the persons named herein as Landlord, or any beneficiary of any trust of which any person holding Landlord’s interest is trustee, or of any manager, member, partner, director or stockholder of Landlord or of Landlord’s managing agent to respond in monetary damages from Landlord’s assets other than Landlord’s equity interest aforesaid in the Building, but in no event shall Tenant have the right to terminate or cancel this Lease or to withhold rent or to set-off any claim or damages against rent as a result of any default by Landlord or breach by Landlord of its covenants or any warranties or promises hereunder, except in the case of a wrongful eviction of Tenant from the demised premises (constructive or actual) by Landlord continuing after notice to Landlord thereof and a reasonable opportunity for Landlord to cure the same.

9.3.3                     Notwithstanding anything contained herein to the contrary, in no event shall: (i) Landlord or the Landlord Parties ever be liable to Tenant for any indirect, incidental, punitive or consequential damages or loss of profits or the like, or (ii) Tenant or the Tenant Parties ever be liable to Landlord for any indirect, incidental, punitive or consequential damages or loss of profits or the like, provided however, that nothing in this Section 9.3.3(ii) shall affect or limit any damages, liability or obligations which Tenant has based upon any breach by Tenant of its obligations under Section 9.17 of the Lease.

9.3.4                     In the event that either party shall be determined to have acted unreasonably in withholding any consent or approval under this Lease, the sole recourse and remedy of the other party in respect thereof shall be to specifically enforce the approving party’s obligation to grant such consent or approval, and in no event shall the approving party be responsible for any damages of whatever nature in respect of its failure to give such consent or approval nor shall the same otherwise affect the obligations of the other under this Lease or act as any termination of this Lease.

9.4                               Notice to Mortgagee and Ground Lessor.

After receiving written notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord, as ground lessee, which includes the Premises as a part of the demised premises, no notice from Tenant to Landlord claiming a default by Landlord shall be effective against such holder or ground lessor unless and until a copy of the same is given to such holder or ground lessor, and, with respect to defaults of Landlord which may be the basis for Tenant to terminate this Lease, the curing of any of Landlord’s defaults by such holder or ground lessor within the cure periods afforded to Landlord hereunder (except that such cure period shall be extended for an additional ninety (90) days if such mortgagee or ground lessor elects to obtain possession) shall be treated as performance by Landlord. For the purposes of this Section 9.4 or Section 9.14, the term “mortgage” includes a mortgage on a leasehold interest of Landlord (but not one on Tenant’s leasehold interest). If any mortgage is listed on Exhibit J, then the same shall constitute notice from the holder of such mortgage for the purposes of this Section 9.4. Further no Annual Fixed Rent or Additional Rent may be paid by Tenant more than thirty (30) days in advance except with the prior written consent of all holder(s) of such mortgages and ground leases, and any such payment without such consent shall not be binding on such holder(s).

9.5                               Assignment of Rents.

With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease on property which includes the Premises, Tenant agrees:

(a)                                 That the execution thereof by Landlord, and the mere acceptance thereof by the holder of such mortgage or the ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of Landlord hereunder, unless such holder, or ground lessor, shall take possession of, or title to, the Building or, by notice sent to Tenant, specifically otherwise elect; and

(b)                                 That, except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of such holder’s mortgage or the taking of possession of the Building, or, in the case of a ground lessor, the assumption of Landlord’s position hereunder by such ground lessor.

In no event shall the acquisition of title to the Building and the land on which the same is located by a purchaser which, simultaneously therewith, leases the entire Building or such land back to the seller thereof be treated as an assumption by such purchaser-lessor, by operation of law or otherwise, of Landlord’s obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder subject to the provisions of Section 9.3 hereof. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser provided that such purchaser agrees to recognize the right of Tenant to use and occupy the Premises while no Event of Default by Tenant continues uncured, and provided that Tenant agrees to attorn to such purchaser. For all purposes, such seller-lessee, and its successors in title, shall be the landlord hereunder unless and until Landlord’s position shall have been assumed by such purchaser-lessor.

9.6                               Surrender.

No act or thing done by Landlord during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of the Lease or a surrender of the Premises.

9.7                               Brokerage.

(A)                               Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Lease other than the broker, person or firm, if any, designated in Section 1.1 hereof; and in the event any claim is made against the Landlord based upon actual dealings by Tenant with brokers other than the Broker designated in Section 1.1 hereof, Tenant shall defend the claim against Landlord with counsel of Tenant’s selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

(B)                               Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Lease other than the broker, person or firm, if any, designated in Section 1.1 hereof; and in the event any claim is made against the Tenant based upon actual dealings by Landlord with brokers other than the Broker designated in Section 1.1 hereof, Landlord shall defend the claim against Tenant with counsel of Landlord’s selection first approved by Tenant (which approval will not be unreasonably withheld) and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim. Landlord agrees that it shall be solely responsible for the payment of brokerage commissions to the Broker for the Original Term of this Lease, if any, designated in Section 1.1 hereof pursuant to a separate agreement between Landlord and the Broker.

9.8                               Invalidity of Particular Provisions.

If any term or provision of this Lease, including but not limited to any waiver of contribution or claims, indemnity, obligation, or limitation of liability or of damages, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

9.9                               Provisions Binding, Etc.

The obligations of this Lease shall run with the land, and except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition.

The reference contained to successors and assigns of Tenant is not intended to constitute a consent to subletting or assignment by Tenant.

9.10                        Recording; Confidentiality.

Tenant agrees not to record the within Lease, but each party hereto agrees, on the request of the other, to execute a so-called Notice of Lease or short form lease in form recordable and complying with applicable law and reasonably satisfactory to both Landlord’s and Tenant’s attorneys. In no event shall such document set forth rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

Each party agrees that this Lease and the terms contained herein will be treated as strictly confidential and, except: (i) as required by law, court order, order of governmental authority, (ii) in connection with any dispute resolution proceeding between the parties, or (iii) with the written consent of the other party, neither party shall not disclose the same to any third party except for such party’s partners, investors, lenders, accountants and attorneys who have been advised of the confidentiality provisions contained herein and agree to be bound by the same.  In the event either party is required or permitted to provide this Lease or disclose any of its terms, such party shall give the other party prompt notice of such requirement prior to making disclosure so that the other party may seek an appropriate protective order or attempt to take other action to prevent such disclosure.  If a party fails to obtain the entry of a protective order or other means of preventing disclosure, and therefore the other party is compelled or permitted to make disclosure, the disclosing party shall only disclose portions of the Lease which the disclosing party is required or obligated to disclose and will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded to the information so disclosed.

9.11                        Notices.

Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be sent by overnight commercial courier or by registered or certified mail postage or delivery charges prepaid, as the case may be:

If intended for Landlord, addressed to Landlord at the address set forth in Article I of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice) with a copy to Landlord, Attention: Regional General Counsel.

If intended for Tenant, addressed to Tenant at the address set forth in Article I of this Lease except that from and after the Commencement Date the address of Tenant shall be the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice).

Except as otherwise provided herein, all such notices shall be effective when received; provided, that (i) if receipt is refused, notice shall be effective upon the first occasion that such receipt is refused, (ii) if the notice is unable to be delivered due to a change of address of which no notice was given, notice shall be effective upon the date such delivery was attempted, (iii) if the notice address is a post office box number, notice shall be effective the day after such notice is sent as provided hereinabove or (iv) if the notice is to a foreign address, notice shall be effective two (2) business days after such notice is sent as provided hereinabove.

Where provision is made for the attention of an individual or department, the notice shall be effective only if the wrapper in which such notice is sent is addressed to the attention of such individual or department.

Any notice given by an attorney on behalf of Landlord or by Landlord’s managing agent shall be considered as given by Landlord and shall be fully effective. Any notice given by an attorney on behalf of Tenant shall be considered as given by Tenant and shall be fully effective.

Time is of the essence with respect to any and all notices and periods for giving notice or taking any action thereto under this Lease.

9.12                        When Lease Becomes Binding and Authority.

Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof. Landlord and Tenant hereby represents and warrants to the other that all necessary action has been taken to enter this Lease and that the person signing this Lease on behalf of Landlord and Tenant has been duly authorized to do so.

9.13                        Section Headings.

The titles of the Articles throughout this Lease are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

9.14                        Rights of Mortgagee.

Landlord represents and warrants to Tenant that, as of the Execution Date of this Lease, no mortgage, deed of trust or ground lease encumbers or affects the Property.  This Lease shall be subject and subordinate to the lien of any mortgage now or hereafter on the Site or the Building, or both, and to each advance made or hereafter to be made under any mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor provided, however, and notwithstanding anything to the contrary contained in this Lease, that as a condition precedent to Tenant’s agreement to subordinate this Lease to mortgages hereafter placed on the Site or the Building or both, the holder of any such mortgage shall enter into with Tenant a non-disturbance agreement in which such holder agrees, subject to commercially reasonable limitations, to recognize the rights of Tenant under this Lease (including, without limitation, the right to use and occupy the Premises) so long as no Event of Default continues uncured hereunder. In confirmation of such subordination and recognition,

Tenant shall execute and deliver promptly such instruments of subordination and recognition as such mortgagee may reasonably request subject to receipt of such instruments of recognition from such mortgagee as Tenant may reasonably request. In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then, this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its landlord. If any holder of a mortgage which includes the Premises, executed and recorded prior to the date of this Lease, shall so elect, this Lease and the rights of Tenant hereunder, shall be superior in right to the rights of such holder, with the same force and effect as if this Lease had been executed, delivered and recorded, or a statutory notice hereof recorded, prior to the execution, delivery and recording of any such mortgage. The election of any such holder shall become effective upon either notice from such holder to Tenant in the same fashion as notices from Landlord to Tenant are to be given hereunder or by the recording in the appropriate registry or recorder’s office of an instrument in which such holder subordinates its rights under such mortgage to this Lease.

9.15                        Status Reports and Financial Statements.

9.15.1              Status Reports.  Recognizing that each party may find it necessary to establish to third parties, such as accountants, banks, potential or existing mortgagees or potential purchasers or the like, the then current status of performance hereunder, each party, on the request of the other made from time to time, but no more than twice in any calendar year, will promptly furnish to the requesting party, or in the case of Landlord, to any existing or potential holder of any mortgage encumbering the Premises, the Building, the Site and/or the Property or any potential purchaser of the Premises, the Building, the Site and/or the Property, (each an “Interested Party”), a statement, to the best knowledge of the party giving the same, of the status of any matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease.

9.15.2              Financial Statements.  Tenant shall deliver to Landlord, or any Interested Party designated by Landlord, the Financial Statements, as hereinafter defined, of Tenant and any guarantor of Tenant’s obligations under this Lease, as reasonably requested by Landlord, including, but not limited to Financial Statements for the past three (3) years prior to Landlord’s request; provided however, that: (i) Tenant shall not be required to provide to Landlord any Financial Statement which it has previously provided to Landlord, (ii) no entity which is publicly traded on a national stock exchange shall be required to provide financial statements to Landlord, and (iii) no entity shall be required to provide financial statements to Landlord if its Financial Statements are available to the general public on its website.  “Financial Statements” shall be defined as the most current financial statements of the entity in question which are available at the time of request by Landlord (which statements shall be audited statements, if audited statements are available).  Notwithstanding the foregoing: (i) in no event shall Landlord request such statements more often than one (1) time per calendar year, unless such statements are requested by Landlord in connection with a sale or financing of the Property or an Event of Default by Tenant.  Any non-public financial statements shall be treated as confidential and may be disclosed only (a) as required by administrative, judicial or governmental order or decree, (b) to prospective purchasers and lenders (and their respective accounting, financial and legal advisors) subject to the aforesaid requirements of confidentiality, (c) as may be required by Legal

Requirements, or (d) in connection with any litigation between parties.  Any such status statement or financial statement delivered by either party pursuant to this Section 9.15 may be relied upon by any Interested Party.

9.16                        Self-Help.

If Tenant shall at any time default beyond applicable notice and cure periods in the performance of any obligation under this Lease (although notice and cure shall not be required either in an emergency or where Tenant has alleged in written notice to Landlord that an unsafe or dangerous condition exists), Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. All reasonable costs and expenses paid by Landlord (together with interest at the rate of two and one-half percentage points over the then prevailing prime rate in Boston as set by Bank of America, N.A., or its successor (but in no event greater than the maximum rate permitted by applicable law) in connection with the performance of any such act by Landlord, shall be deemed to be Additional Rent under this Lease and shall be payable to Landlord within fifteen (15) days of Landlord’s written demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

9.17                        Holding Over.

Any holding over by Tenant after the expiration of the term of this Lease shall be treated as a tenancy at sufferance and shall be on the terms and conditions as set forth in this Lease, as far as applicable except that Tenant shall pay as a use and occupancy charge an amount equal to (i) 150% of the greater of (x) the Annual Fixed Rent and Additional Rent calculated (on a daily basis) at the highest rate payable under the terms of this Lease, and (y) the fair market rental value of the Premises, for the period measured from the day on which Tenant’s hold-over commences through and until the earlier of (a) the thirtieth (30th) day thereafter and (b) the day on which Tenant vacates the Premises; and (ii) if such hold-over continues beyond such thirty (30)-day period, 200% of the greater of (x) the Annual Fixed Rent and Additional Rent, calculated in the same manner as provided in clause (i) above, and (y) the fair market rental value of the Premises, for the period measured from the thirty first (31st) day after such hold-over commences through and until the day on which Tenant vacates the Premises.  In addition, Tenant shall save Landlord, its agents and employees harmless and will exonerate, defend and indemnify Landlord, its agents and employees from and against any and all damages which Landlord may suffer on account of Tenant’s hold-over in the Premises after the expiration or prior termination of the term of this Lease. Nothing in the foregoing nor any other term or provision of this Lease shall be deemed to permit Tenant to retain possession of the Premises or hold over in the Premises after the expiration or earlier termination of the Lease Term. All property which remains in the Building or the Premises after the expiration or termination of this Lease shall be conclusively deemed to be abandoned and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, then Landlord may receive the proceeds of such sale and apply the same, at its option against the expenses of the sale, the cost of moving and storage, any arrears of rent or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under this Lease and at law and in equity.

9.18                        Late Payment.

If Landlord shall not have received any payment or installment of Annual Fixed Rent or Additional Rent (the “Outstanding Amount”) on or before the date on which the same first becomes payable under this Lease (the “Due Date”), the amount of such payment or installment shall incur a late charge equal to the sum of: (a) five percent (5%) of the Outstanding Amount for administration and bookkeeping costs associated with the late payment and (b) interest on the Outstanding Amount from the Due Date through and including the date such payment or installment is received by Landlord, at a rate equal to the lesser of (i) the rate announced by Bank of America, N.A. (or its successor) from time to time as its prime or base rate (or if such rate is no longer available, a comparable rate reasonably selected by Landlord), plus two percent (2%), or (ii) the maximum applicable legal rate, if any. Such interest shall be deemed Additional Rent and shall be paid by Tenant to Landlord within thirty (30) days after demand by Landlord therefor.  Landlord agrees to waive the late charges due hereunder for the first late payment by Tenant under this Lease per calendar year, provided that Landlord receives such payment from Tenant within five (5) business days after written notice that the same is overdue (provided further that if such payment is not received within the aforesaid five (5) business day period, interest on the Outstanding Amount will accrue as of the original Due Date). Any other late payments during that same calendar year shall be subject to the imposition of the late charge immediately following the Due Date as set forth above.

9.19                        Tenant’s Payments.

Each and every payment and expenditure, other than Annual Fixed Rent, shall be deemed to be Additional Rent or additional rent hereunder, whether or not the provisions requiring payment of such amounts specifically so state, and shall be payable, unless otherwise provided in this Lease, within thirty (30) days after written demand by Landlord, and in the case of the non-payment of any such amount, Landlord shall have, in addition to all of its other rights and remedies, all the rights and remedies available to Landlord hereunder or by law in the case of non-payment of Annual Fixed Rent. Unless expressly otherwise provided in this Lease, the performance and observance by Tenant of all the terms, covenants and conditions of this Lease to be performed and observed by Tenant shall be at Tenant’s sole cost and expense.  Except with respect to items that are subject to Tenant’s audit rights under Section 2.6.1 above, if Tenant has not objected to any statement of Additional Rent which is rendered by Landlord to Tenant within one hundred eighty (180) days after Landlord has rendered the same to Tenant, then the same shall be deemed to be a final account between Landlord and Tenant not subject to any further dispute. Notwithstanding anything in this Lease to the contrary, if Landlord or any affiliate of Landlord has elected to qualify as a real estate investment trust (“REIT”), any service required or permitted to be performed by Landlord pursuant to this Lease, the charge or cost of which may be treated as impermissible tenant service income under the laws governing a REIT, may be performed by a taxable REIT subsidiary that is affiliated with either Landlord or Landlord’s property manager, an independent contractor of Landlord or Landlord’s property manager (the “Service Provider”). If Tenant is subject to a charge under this Lease for any such service, then, at Landlord’s direction, Tenant will pay such charge either to Landlord for further payment to the

Service Provider or directly to the Service Provider, and, in either case, (i) Landlord will credit such payment against Additional Rent due from Tenant under this Lease for such service, and (ii) such payment to the Service Provider will not relieve Landlord from any obligation under the Lease concerning the provisions of such service.

9.20                        Waiver of Trial By Jury.

To induce the other party to enter into this Lease, each party hereby waives any right to trial by jury in any action, proceeding or counterclaim brought by either Landlord or Tenant on any matters whatsoever arising out of or any way connected with this Lease, the relationship of the Landlord and the Tenant, the Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, including but not limited to, any summary process eviction action.

9.21                        Governing Law.

This Lease shall be governed exclusively by the provisions hereof and by the law of the Commonwealth of Massachusetts, as the same may from time to time exist.

9.22                        Light and Air.

Tenant agrees that no diminution of light, air or view by any structure (inside or outside the Building) which may hereafter be erected or modified (whether or not by Landlord) shall entitle Tenant to any reduction of rent hereunder, result in any liability of Landlord to Tenant, or in any other way affect this Lease.

9.23                        Name of Building.

Tenant shall not use the name of the Building or Office Park for any purpose other than as the address of the business conducted by Tenant in the Premises without the written consent of Landlord. Landlord reserves the right to change the name of the Building and/or the Office Park at any time in its sole discretion by written notice to Tenant and Landlord shall not be liable to Tenant for any loss, cost or expense on account of any such change of name.

9.24                        Extension Option.

(a)                                 On the conditions (which conditions Landlord may waive by written notice to Tenant) that both at the time of exercise of the option to extend and as of the commencement of the Extended Term in question: (i) there exists no uncured monetary or material non-monetary Event of Default (defined in Section 7.1), (ii) this Lease is still in full force and effect, (iii) Tenant has not assigned this Lease other than to a Permitted Transferee (as defined in Section 5.6.4), and (iv) Tenant is then leasing at least 41,989 square feet of rentable floor area in the Building that is not subject to a sublease (other than a sublease to a Permitted Transferee), then Tenant shall have the right to extend the Term hereof upon all the same terms, conditions, covenants and agreements herein contained (except for the rent which shall be adjusted during the option period as hereinbelow set forth) for one (1) period of five (5) years, as hereinafter set forth. Such option period is sometimes herein referred to as the “Extended Term.”  Notwithstanding any implication to the contrary Landlord has no obligation to make any additional payment to Tenant in respect of any construction allowance or the like or to perform any work to the Premises as a result of the exercise by Tenant of such option.

(b)                                 Tenant may, but shall not be obligated to, deliver a written request (a “Rent Quote Request”) to Landlord for Landlord’s quotation of the annual fair market rent for the Premises as of the commencement date of the extension period.  Such quotation (“Landlord’s Rent Quotation”) (i) shall be based on the use of the Premises for the Permitted Use, (ii) shall utilize properties of a similar character within the Boston West Suburban Market, as hereinafter defined, for comparison (including premises within the Property if at the time the Rent Quote Request is delivered such premises shall be available for rent), (iii) shall take into account all relevant factors and (iv) shall include Annual Fixed Rent, Base Operating Expenses, Base Taxes, tenant improvement allowances (if any), and free rent periods (if any) (hereinafter called the “Extension Annual Market Rent”).  For the purposes of this Lease, the “Boston West Suburban Market” shall be defined as the area between Needham and Lexington, Massachusetts (inclusive) on and proximate to Route 128.  Such Rent Quote Request may be given not earlier than fifteen (15) months, and not later than thirteen (13) months, prior to the expiration of the Original Term.  If Tenant delivers a Rent Quote Request, then within thirty (30) days after Landlord’s receipt thereof, Landlord shall provide Landlord’s Rent Quotation to Tenant with respect to the Extended Term.

(c)                                  If Tenant desires to exercise the option to extend the Term, Tenant shall deliver written notice (“Extension Exercise Notice”) to Landlord on or before the earlier to occur of (i) if applicable, the date thirty (30) days after the delivery of Landlord’s Rent Quotation, and (ii) the date twelve (12) months prior to the expiration of the Original Term (such earlier date, the “Extension Exercise Deadline”).  If Tenant timely delivers an Extension Exercise Notice, then the Term hereof shall be extended for the Extended Term upon all of the same terms, conditions, covenants and agreements contained in this Lease, except that (x) the Annual Fixed Rent, Base Operating Expenses, Base Taxes, tenant improvement allowances (if any), and free rent periods (if any) for the option period shall be equal to the Determined Extension Annual Market Rent, as hereinafter defined, and (y) Tenant shall have no further option to extend the Term.  If Tenant does not timely deliver the Extension Exercise Notice, then Tenant shall have no further right to extend the Term of this Lease pursuant to this Section 9.24, time being of the essence.

(d)                                 If Landlord delivered Landlord’s Rent Quotation prior to the delivery of Tenant’s Extension Exercise Notice, then such Landlord’s Rent Quotation shall be used in determining the Determined Extension Annual Market Rent.  If Landlord did not deliver Landlord’s Rent Quotation prior to the delivery of Tenant’s Extension Exercise Notice then Landlord shall, on or before the later to occur of (i) the date thirty (30) days after receipt of Tenant’s Extension Exercise Notice, and (ii) the date fourteen (14) months prior to the expiration of the Original Term, deliver to Tenant Landlord’s Rent Quotation, and such Landlord’s Rent Quotation shall be used in determining the Determined Extension Annual Market Rent.  If Tenant disagrees with the Extension Annual Market Rent set forth in Landlord’s Rent Quotation, then the parties shall negotiate in good faith for a period of thirty (30) days (the “Negotiation Period”) to agree upon the Extension Annual Market Rent.  If the parties do not so agree within the Negotiation Period, then Tenant shall have the right, by written notice to Landlord delivered within thirty (30) days after the expiration of the Negotiation Period, to submit the determination of the Extension Annual Market Rent for the Extended Term to a broker determination made in the manner set forth in Exhibit K (the “Broker Determination”).  If Tenant timely shall have requested the Broker Determination, then the Extension Annual Market Rent for the Extended Term shall be the Extension Annual Market Rent as determined by the Broker Determination; provided, however, in no event shall the Annual Fixed Rent payable during the Extended Term be less than the Annual Fixed Rent for the last year of the Original Term of this Lease.  If Tenant timely delivers the Extension Exercise Notice, but does not timely request the Broker Determination, then the Extension Annual Market Rent during the Extended Term shall be as set forth in Landlord’s Rent Quotation or as otherwise agreed by the parties during the Negotiation Period.  The Extension Annual Market Rent as determined pursuant to this Section 9.24(d) shall be the “Determined Extension Annual Market Rent.”

(e)                                  Upon the giving of the Extension Exercise Notice by Tenant to Landlord, the Term hereof shall be automatically extended for the Extended Term, without the necessity for the execution of any additional documents, except that Landlord and Tenant agree to enter into an instrument in writing setting forth the Determined Extension Annual Market Rent for the Extended Term as determined in the relevant manner set forth in this Section 9.24; and in such event all references herein to the Lease Term or the Term of this Lease shall be construed as referring to the Term, as so extended.

(f)                                   In no event shall the Lease Term hereof be extended for more than five (5) years after the expiration of the Original Term hereof.

9.25                        Right of First Refusal for First Expansion Space.

(a)                                 As of the date hereof, the approximately 5,934 square feet of rentable area on the third (3rd) floor of the South Wing of the Building shown on Exhibit L attached hereto (the “First Expansion Space”) is vacant.

(b)                                 On the conditions (which conditions Landlord may waive by written notice to Tenant) that both at the time of delivery of the First Expansion Space Acceptance Notice, as hereinafter defined, and as of the date upon which the First Expansion Space would have otherwise become incorporated into the Premises: (i) there exists no uncured monetary or material non-monetary Event of Default (defined in Section 7.1), (ii) this Lease is still in full force and effect, (iii) Tenant has not assigned this Lease other than to a Permitted Transferee (as defined in Section 5.6.4), and (iv) Tenant is then leasing at least 41,989 square feet of rentable floor area in the Building that is not subject to a sublease (other than a sublease to a Permitted Transferee), Landlord agrees that, subject to Section 9.25(g)(ii) below, during the Term, upon the occurrence of the Expansion Notice Trigger Date, as defined in Section 9.28(b) hereof, Landlord will give written notice to Tenant offering to lease the First Expansion Space to Tenant pursuant to this Section 9.25 (“Landlord’s First Expansion Space RFR Notice”).  Landlord’s First Expansion Space RFR Notice shall specify the estimated delivery date of the First Expansion Space, the number of days in the Pre-Term Build Out Period (as defined in Section 9.28(c)) and the Expansion Annual Market Rent (as defined in Section 9.28(e)) with respect to the First Expansion Space.

(c)                                  Tenant shall have the right, exercisable upon written notice (“First Expansion Space Acceptance Notice”) given to Landlord on or before the date (“First Expansion

Space Offer Acceptance Date”) ten (10) business days after the receipt of Landlord’s First Expansion Space RFR Notice, to lease the First Expansion Space on the same terms and conditions set forth in this Lease applicable to the Premises, except as modified as set forth in this Section 9.25 and Section 9.28.  If Tenant desires to lease the First Expansion Space but disagrees with the Expansion Annual Market Rent set forth in Landlord’s First Expansion Space RFR Notice, Tenant shall have the right to indicate, in Tenant’s First Expansion Space Acceptance Notice, that Tenant so disagrees, whereupon the parties shall negotiate in good faith for a period of thirty (30) days (the “Negotiation Period”) to agree upon the Expansion Annual Market Rent.  If the parties do not so agree within the Negotiation Period, then Tenant shall have the right, by written notice given to Landlord within thirty (30) days after the expiration of the Negotiation Period, to submit the Expansion Annual Market Rent to a Broker Determination.  If Tenant timely shall have requested the Broker Determination, then the Expansion Annual Market Rent for the First Expansion Space shall be the Expansion Annual Market Rent as determined by the Broker Determination.  If Tenant timely delivers the First Expansion Space Acceptance Notice, but does not timely request the Broker Determination, then the Expansion Annual Market Rent for the First Expansion Space shall be as set forth in Landlord’s First Expansion Space RFR Notice or as otherwise agreed by the parties during the Negotiation Period.

(d)                                 If Tenant timely gives the First Expansion Space Acceptance Notice, Landlord shall lease and demise to Tenant and Tenant shall hire and take from Landlord, the First Expansion Space, at the Expansion Annual Market Rent determined as aforesaid and otherwise upon all of the same terms and conditions of this Lease, except as modified as set forth in this Section 9.25 and Section 9.28.  If Tenant fails timely to give the First Expansion Space Acceptance Notice, Tenant shall be deemed to have rejected Landlord’s First Expansion Space RFR Notice, time being of the essence.

(e)                                  If Tenant fails timely to give the First Expansion Space Acceptance Notice, Landlord shall be free to enter into a lease of the First Expansion Space with the third party offeror tenant that was the subject of the Expansion Notice Trigger Date upon terms and conditions as Landlord shall determine, which terms may include rights or options to extend the term of such lease and Landlord shall have no further obligation with respect to the sending of a Landlord’s First Expansion Space RFR Notice to Tenant, and Tenant shall have no rights with respect thereto, unless and until (x) (i) Landlord and such third party offeror fail to enter into a lease of the First Expansion Space, and (ii) thereafter (subject to Section 9.25(g)(ii) below), the Expansion Notice Trigger Date occurs with respect to a different third-party tenant, or (y) (i) Landlord and such third party offeror do enter into a lease of the First Expansion Space, and (ii) thereafter such third-party offeror vacates the First Expansion Space and (subject to Section 9.25(g)(ii) below) the Expansion Notice Trigger Date occurs with respect to a different third-party tenant.

(f)                                   Tenant shall not have the right to lease less than the entirety of the First Expansion Space pursuant to this Section 9.25.

(g)                                  Notwithstanding anything to the contrary contained in this Lease: .

(i)                                     Tenant’s lease of the First Expansion Space shall be coterminous with Tenant’s lease of the remainder of the Premises.

(ii)                                  Landlord’s obligations under this Section 9.25 with respect to the giving of a Landlord’s First Expansion Space RFR Notice and Tenant’s rights with respect thereto shall expire on the date (the “Outside Exercise Date”) thirty six (36) months prior to the expiration of the Term, except that if the First Expansion Space becomes available for reletting during the Original Term but after the Outside Exercise Date, and if Tenant’s Extension Option under Section 9.24 has not then either been waived by Tenant or lapsed unexercised, then Landlord shall, subject to the provisions of this Section 9.25, give a Landlord’s First Expansion Space RFR Notice to Tenant with respect to the First Expansion Space, and Tenant shall only have the right to deliver the First Expansion Space Acceptance Notice if Tenant simultaneously exercises its Extension Option in accordance with the terms and provisions of Section 9.24.

9.26                        Rights of First Refusal and First Offer for Second Expansion Space.

(a)                                 As of the date hereof, the approximately 4,524 square feet of rentable area on the third floor of the North Wing of the Building shown on Exhibit M attached hereto (the “Second Expansion Space”) is leased to CATO Research.  Such existing lease and the term thereof, including, but not limited to, the original term thereof, options to extend the term thereof, any expansion options and any amendment(s) thereto is hereinafter called the “Second Expansion Space Existing Lease,” and the tenant thereunder (the “Second Expansion Space Existing Tenant”).

(b)                                 On the conditions (which conditions Landlord may waive by written notice to Tenant) that both at the time of delivery of the Second Expansion Space Acceptance Notice, as hereinafter defined, and as of the date upon which the Second Expansion Space would have otherwise become incorporated into the Premises: (i) there exists no uncured monetary or material non-monetary Event of Default (defined in Section 7.1), (ii) this Lease is still in full force and effect, (iii) Tenant has not assigned this Lease other than to a Permitted Transferee (as defined in Section 5.6.4), and (iv) Tenant is then leasing at least 41,989 square feet of rentable floor area in the Building that is not subject to a sublease (other than a sublease to a Permitted Transferee), Landlord agrees that, subject to Section 9.26(i)(ii) below, (x) during the period from the Commencement Date through the last day of the eighteenth (18th) full calendar month thereafter (the “RFR Period”), upon the occurrence of the Expansion Notice Trigger Date, Landlord will give written notice to Tenant offering to lease the Second Expansion Space to Tenant pursuant to this Section 9.26 (“Landlord’s Second Expansion Space RFR Notice”), and (y) thereafter if Landlord determines that the Second Expansion Space will become Available for Lease, as hereinafter defined, then prior to offering to lease the Second Expansion Space to a third party, Landlord will first give written notice to Tenant offering to lease the Second Expansion Space to Tenant pursuant to this Section 9.26 (“Landlord’s Second Expansion Space RFO Notice”), and (z) if the Second Expansion Space Existing Tenant approaches Landlord about extending the Second Expansion Space Existing Lease, then (and, if applicable, in lieu of delivering Landlord’s Second Expansion Space RFR Notice) Landlord, promptly after first being so approached by the Second Expansion Space Existing Tenant, will give written notice to Tenant offering to lease the Second Expansion Space to Tenant pursuant to this Section 9.26 (“Landlord’s Existing Tenant Interest Notice”).  Landlord’s Second Expansion Space RFR Notice, Landlord’s Second Expansion Space RFO Notice, or Landlord’s Existing Tenant Interest Notice, as the case may be, shall specify the estimated delivery date of the Second Expansion Space, the number of days in the Pre-Term Build Out Period and the Expansion Annual Market

Rent (as defined in Section 9.28) with respect to the Second Expansion Space.  As used herein, a space shall be “Available for Lease” when Landlord determines that the tenant thereof will vacate such space and Landlord intends to offer such space for lease to a party unrelated to Landlord.

(c)                                  Tenant shall have the right, exercisable upon written notice (“Second Expansion Space Acceptance Notice”) given to Landlord on or before the date ten (10) business days after the receipt of Landlord’s Second Expansion Space RFR Notice or Landlord’s Second Expansion Space RFO Notice, or the date five (5) business days after the receipt of Landlord’s Existing Tenant Interest Notice, as applicable, (“Second Expansion Space Offer Acceptance Date”) to lease the Second Expansion Space on the same terms and conditions set forth in this Lease applicable to the Premises, except as modified as set forth in this Section 9.26 and Section 9.28.  If Tenant desires to lease the Second Expansion Space but disagrees with the Expansion Annual Market Rent set forth in Landlord’s Second Expansion Space RFR Notice, Landlord’s Second Expansion Space RFO Notice, or Landlord’s Existing Tenant Interest Notice, as the case may be, Tenant shall have the right to indicate, in Tenant’s Second Expansion Space Acceptance Notice, that Tenant so disagrees, whereupon the parties shall negotiate in good faith for a period of thirty (30) days (the “Negotiation Period”) to agree upon the Expansion Annual Market Rent.  If the parties do not so agree within the Negotiation Period, then Tenant shall have the right, by written notice given to Landlord within thirty (30) days after the expiration of the Negotiation Period, to submit the Expansion Annual Market Rent to a Broker Determination.  If Tenant timely shall have requested the Broker Determination, then the Expansion Annual Market Rent for the Second Expansion Space shall be the Expansion Annual Market Rent as determined by the Broker Determination.  If Tenant timely delivers the Second Expansion Space Acceptance Notice, but does not timely request the Broker Determination, then the Expansion Annual Market Rent for the Second Expansion Space shall be as set forth in Landlord’s Second Expansion Space RFR Notice, Landlord’s Second Expansion Space RFO Notice, or Landlord’s Existing Tenant Interest Notice, as the case may be, or as otherwise agreed by the parties during the Negotiation Period.

(d)                                 If Tenant fails timely to give the Second Expansion Space Acceptance Notice in response to Landlord’s Second Expansion Space RFR Notice, Tenant shall be deemed to have rejected Landlord’s Second Expansion Space RFR Notice, Landlord shall be free to enter into a lease of the Second Expansion Space with the third party offeror tenant that was the subject of the Expansion Notice Trigger Date upon terms and conditions as Landlord shall determine, which terms may include rights or options to extend the term of such lease and Landlord shall have no further obligation with respect to the sending of a Landlord’s Second Expansion Space RFR Notice to Tenant, and Tenant shall have no rights with respect thereto, unless and until within the RFR Period (x) (i) Landlord and such third party offeror fail to enter into a lease of the Second Expansion Space, and (ii) thereafter, the Expansion Notice Trigger Date occurs with respect to a different third-party tenant, or (y) (i) Landlord and such third party offeror do enter into a lease of the Second Expansion Space, and (ii) thereafter such third-party offeror vacates the Second Expansion Space and the Expansion Notice Trigger Date occurs with respect to a different third-party tenant.

(e)                                  If Tenant fails timely to give the Second Expansion Space Acceptance Notice in response to Landlord’s Second Expansion Space RFO Notice, Tenant shall be deemed to have rejected Landlord’s Second Expansion Space RFO Notice, Landlord shall be free to enter into a lease of the Second Expansion Space or any portion thereof with another prospective tenant upon terms and conditions as Landlord shall determine, which terms may include rights or options to extend the term, and Tenant shall have no further right to lease the Second Expansion Space pursuant to this Section 9.26 until (i) the Second Expansion Space has been leased to another tenant and (ii) thereafter (subject to Section 9.26(i)(ii) below) Landlord determines that the Second Expansion Space has once again become Available for Lease.

(f)                                   If Tenant fails timely to give the Second Expansion Space Acceptance Notice in response to Landlord’s Existing Tenant Interest Notice, Tenant shall be deemed to have rejected Landlord’s Existing Tenant Interest Notice, Landlord shall be free to enter into a lease of the Second Expansion Space or any portion thereof with the Second Expansion Space Existing Tenant upon terms and conditions as Landlord shall determine, which terms may include rights or options to extend the term, and Tenant shall have no further right to lease the Second Expansion Space pursuant to this Section 9.26 unless (x) (i) Landlord and the Second Expansion Space Existing Tenant fail to enter into a lease of the Second Expansion Space, and (ii) thereafter within the RFR Period, the Expansion Notice Trigger Date occurs with respect to a different third-party tenant or (subject to Section 9.26(i) (ii) below) the Second Expansion Space becomes Available for Lease, as the case may be, or (y) (i) Landlord and the Second Expansion Space Existing Tenant do enter into a lease of the Second Expansion Space, and (ii) thereafter such the Second Expansion Space Existing Tenant vacates the Second Expansion Space and within the RFR Period, the Expansion Notice Trigger Date occurs with respect to a different third-party tenant or (subject to Section 9.26(i)(ii) below) the Second Expansion Space becomes Available for Lease, as the case may be.

(g)                                  Tenant shall not have the right to lease less than the entirety of the Second Expansion Space pursuant to this Section 9.26.

(h)                                 Upon the timely giving of the Second Expansion Space Acceptance Notice, Landlord shall lease and demise to Tenant and Tenant shall hire and take from Landlord, the Second Expansion Space, at the Expansion Annual Market Rent determined as aforesaid and otherwise upon all of the same terms and conditions of this Lease, except as modified as set forth in this Section 9.26 and Section 9.28.

(i)                                     Notwithstanding anything to the contrary contained in this Lease: .

(i)                                     Tenant’s lease of the Second Expansion Space shall be coterminous with Tenant’s lease of the remainder of the Premises.

(ii)                                  Landlord’s obligations under this Section 9.26 with respect to the giving of a Landlord’s Second Expansion Space RFR Notice and Tenant’s rights with respect thereto shall expire on the last day of the RFR Period, and Landlord’s obligations under this Section 9.26 with respect to the giving of a Landlord’s Second Expansion Space RFO Notice or a Landlord’s Existing Tenant Interest Notice and Tenant’s rights with respect thereto shall expire on the Outside Exercise Date, except that if the Second Expansion Space becomes Available for Lease or if the Second Expansion Space Existing Tenant approaches Landlord about extending the Second Expansion Space Existing Lease, in either case during the Original Term but after the

Outside Exercise Date, and if Tenant’s Extension Option under Section 9.24 has not then either been waived by Tenant or lapsed unexercised, then Landlord shall, subject to the provisions of this Section 9.26, give a Landlord’s Second Expansion Space RFO Notice or a Landlord’s Existing Tenant Interest Notice, as the case may be, to Tenant with respect to the Second Expansion Space, and Tenant shall only have the right to deliver the Second Expansion Space Acceptance Notice if Tenant simultaneously exercises its Extension Option in accordance with the terms and provisions of Section 9.24.

9.27                        Rights of First Refusal and First Offer for Third Expansion Space.

(a)                                 As of the date hereof, the approximately 15,976 square feet of rentable area on the third floor of the North Wing of the Building shown on Exhibit N attached hereto (the “Third Expansion Space”) is vacant.

(b)                                 On the conditions (which conditions Landlord may waive by written notice to Tenant) that both at the time of delivery of the Third Expansion Space Acceptance Notice, as hereinafter defined, and as of the date upon which the Third Expansion Space would have otherwise become incorporated into the Premises: (i) there exists no uncured monetary or material non-monetary Event of Default (defined in Section 7.1), (ii) this Lease is still in full force and effect, (iii) Tenant has not assigned this Lease other than to a Permitted Transferee (as defined in Section 5.6.4), and (iv) Tenant is then leasing at least 41,989 square feet of rentable floor area in the Building that is not subject to a sublease (other than a sublease to a Permitted Transferee), Landlord agrees that, subject to Section 9.27(h)(ii) below, (x) during RFR Period, upon the occurrence of the Expansion Notice Trigger Date, Landlord will give written notice to Tenant offering to lease the Third Expansion Space to Tenant pursuant to this Section 9.27 (“Landlord’s Third Expansion Space RFR Notice”), and (y) thereafter if Landlord determines that the Third Expansion Space will become Available for Lease, then prior to offering to lease the Third Expansion Space to a third party, Landlord will first give written notice to Tenant offering to lease the Third Expansion Space to Tenant pursuant to this Section 9.27 (“Landlord’s Third Expansion Space RFO Notice”).  Landlord’s Third Expansion Space RFR Notice or Landlord’s Third Expansion Space RFO Notice, as the case may be, shall specify the estimated delivery date of the Third Expansion Space, the number of days in the Pre-Term Build Out Period and the Expansion Annual Market Rent (as defined in Section 9.28) with respect to the Third Expansion Space.

(c)                                  Tenant shall have the right, exercisable upon written notice (“Third Expansion Space Acceptance Notice”) given to Landlord on or before the date (“Third Expansion Space Offer Acceptance Date”) ten (10) business days after the receipt of Landlord’s Third Expansion Space RFR Notice or Landlord’s Third Expansion Space RFO Notice, as applicable, to lease the Third Expansion Space on the same terms and conditions set forth in this Lease applicable to the Premises, except as modified as set forth in this Section 9.27 and Section 9.28.  If Tenant desires to lease the Third Expansion Space but disagrees with the Expansion Annual Market Rent set forth in Landlord’s Third Expansion Space RFR Notice or Landlord’s Third Expansion Space RFO Notice, as the case may be, Tenant shall have the right to indicate, in Tenant’s Third Expansion Space Acceptance Notice, that Tenant so disagrees, whereupon the parties shall negotiate in good faith for a period of thirty (30) days (the “Negotiation Period”) to agree upon the Expansion Annual Market Rent.  If the parties do not so agree within the

Negotiation Period, then Tenant shall have the right, by written notice given to Landlord within thirty (30) days after the expiration of the Negotiation Period, to submit the Expansion Annual Market Rent to a Broker Determination.   If Tenant timely shall have requested the Broker Determination, then the Expansion Annual Market Rent for the Third Expansion Space shall be the Expansion Annual Market Rent as determined by the Broker Determination.  If Tenant timely delivers the Third Expansion Space Acceptance Notice, but does not timely request the Broker Determination, then the Expansion Annual Market Rent for the Third Expansion Space shall be as set forth in Landlord’s Third Expansion Space RFR Notice or Landlord’s Third Expansion Space RFO Notice, as the case may be, or as otherwise agreed by the parties during the Negotiation Period.

(d)                                 If Tenant fails timely to give the Third Expansion Space Acceptance Notice in response to Landlord’s Third Expansion Space RFR Notice, Tenant shall be deemed to have rejected Landlord’s Third Expansion Space RFR Notice, Landlord shall be free to enter into a lease of the Third Expansion Space with the third party offeror tenant that was the subject of the Expansion Notice Trigger Date upon terms and conditions as Landlord shall determine, which terms may include rights or options to extend the term of such lease and Landlord shall have no further obligation with respect to the sending of a Landlord’s Third Expansion Space RFR Notice to Tenant, and Tenant shall have no rights with respect thereto, unless and until within the RFR Period (x) (i) Landlord and such third party offeror fail to enter into a lease of the Third Expansion Space, and (ii) thereafter, the Expansion Notice Trigger Date occurs with respect to a different third-party tenant, or (y) (i) Landlord and such third party offeror do enter into a lease of the Third Expansion Space, and (ii) thereafter such third-party offeror vacates the Third Expansion Space and the Expansion Notice Trigger Date occurs with respect to a different third-party tenant.

(e)                                  If Tenant fails timely to give the Third Expansion Space Acceptance Notice in response to Landlord’s Third Expansion Space RFO Notice, Tenant shall be deemed to have rejected Landlord’s Third Expansion Space RFO Notice, Landlord shall be free to enter into a lease of the Third Expansion Space or any portion thereof with another prospective tenant upon terms and conditions as Landlord shall determine, which terms may include rights or options to extend the term, and Tenant shall have no further right to lease the Third Expansion Space pursuant to this Section 9.27 until (i) the Third Expansion Space has been leased to another tenant and (ii) thereafter (subject to Section 9.27(h)(ii) below) Landlord determines that the Third Expansion Space has once again become Available for Lease.

(f)                                   Tenant shall not have the right to lease less than the entirety of the Third Expansion Space pursuant to this Section 9.27.

(g)                                  Upon the timely giving of the Third Expansion Space Acceptance Notice, Landlord shall lease and demise to Tenant and Tenant shall hire and take from Landlord, the Third Expansion Space, at the Expansion Annual Market Rent determined as aforesaid and otherwise upon all of the same terms and conditions of this Lease, except as modified as set forth in this Section 9.27 and Section 9.28.

(h)                                 Notwithstanding anything to the contrary contained in this Lease:

(i)            Tenant’s lease of the Third Expansion Space shall be coterminous with Tenant’s lease of the remainder of the Premises.

(ii)           Landlord’s obligations under this Section 9.27 with respect to the giving of a Landlord’s Third Expansion Space RFR Notice and Tenant’s rights with respect thereto shall expire on the last day of the RFR Period, and Landlord’s obligations under this Section 9.27 with respect to the giving of a Landlord’s Third Expansion Space RFO Notice and Tenant’s rights with respect thereto shall expire on the Outside Exercise Date, except that if the Third Expansion Space becomes Available for Lease during the Original Term but after the Outside Exercise Date, and if Tenant’s Extension Option under Section 9.24 has not then either been waived by Tenant or lapsed unexercised, then Landlord shall, subject to the provisions of this Section 9.27, give a Landlord’s Third Expansion Space RFO Notice to Tenant with respect to the Third Expansion Space, and Tenant shall only have the right to deliver the Third Expansion Space Acceptance Notice if Tenant simultaneously exercises its Extension Option in accordance with the terms and provisions of Section 9.24.

9.28        Certain Expansion Space Lease Terms.

The leasing to Tenant of the First Expansion Space, the Second Expansion Space and the Third Expansion Space (each, an “Expansion Space”) shall be upon all of the same terms and conditions of the Lease, except as set forth in Sections 9.25, 9.26 and 9.27, as applicable, and this Section 9.28.

(a)           Definitions.  As used herein, the following terms shall have the meanings set forth below:

“Expansion Space RFR Notice” shall mean each of Landlord’s First Expansion Space RFR Notice, Landlord’s Second Expansion Space RFR Notice and Landlord’s Third Expansion Space RFR Notice, as applicable.

“Expansion Space RFO Notice” shall mean each of Landlord’s Second Expansion Space RFO Notice, Landlord’s Existing Tenant Interest Notice and Landlord’s Third Expansion Space RFO Notice, as applicable.

“Expansion Space Acceptance Notice” shall mean each of the First Expansion Space Acceptance Notice, the Second Expansion Space Acceptance Notice and the Third Expansion Space Acceptance Notice, as applicable.

“Expansion Space Offer Acceptance Date” shall mean each of the First Expansion Space Offer Acceptance Date, the Second Expansion Space Offer Acceptance Date and the Third Expansion Space Offer Acceptance Date, as applicable.

(b)           “Expansion Notice Trigger Date” shall mean the date on which Landlord reaches a stage in negotiations with a third party to lease the First Expansion Space, the Second Expansion Space or the Third Expansion Space, as applicable, that Landlord reasonably believes in good faith could result in the execution of a letter of intent to lease such space with such third party within fourteen (14) days.

(c)           Pre-Term Build Out Period.  The Pre-Term Build Out Period with respect to the applicable Expansion Space shall commence as of the later of:  (a) the estimated delivery date with respect to such Expansion Space specified in the applicable Expansion Space RFR Notice or Expansion Space RFO Notice, or (b) the date that Landlord actually delivers such Expansion Space to Tenant; and the Pre-Term Build Out Period with respect to the applicable Expansion Space shall continue for the number of days specified in the applicable Expansion Space RFR Notice or Expansion Space RFO Notice.  Landlord agrees that, except in connection with Fixed Expansion Annual Rent (as defined below), the length of the Pre-Term Build Out Period shall be based on then prevailing fair market standards.

(d)           Expansion Space Commencement Date.  The commencement date with respect to the applicable Expansion Space (“Expansion Space Commencement Date”) shall be the earlier to occur of (i) the first day after the Pre-Term Build-Out Period with respect to such Expansion Space, and (ii) the date Tenant opens for business for the Permitted Use in the whole or any part of such Expansion Space.

(e)           “Expansion Annual Market Rent” shall mean the following:

(i)            With respect to Expansion Space 1 or Expansion Space 2, if the Expansion Space Commencement Date for such Expansion Space is expected to occur on or before the first anniversary of the Commencement Date of this Lease, then the Expansion Annual Market Rent shall be the Fixed Expansion Annual Rent.  The “Fixed Expansion Annual Rent” shall be calculated as follows: (1) the Annual Fixed Rent with respect to the applicable Expansion Space shall payable at the same rate, on a per rentable square foot basis, as the Annual Fixed Rent payable with respect to the Premises from time to time for the Original Term, as specified in Section 1.1, (2) Tenant shall be entitled to a special allowance for the applicable Expansion Space (the terms and conditions applicable to payment of which shall be the same as the terms and conditions set forth in Section 1.3 of Exhibit B-1 applicable to payment of the Tenant Allowance, except as expressly waived by Landlord), in the amount of (x) the product of Fifty-Five and 00/100 Dollars ($55.00) and the rentable area of such Expansion Space, multiplied by (y) a fraction (the “Adjustment Factor”), the numerator of which is the number of months from the Expansion Space Commencement Date with respect to such Expansion Space through and until the expiration of the Original Term, and the denominator of which is eighty four (84) (3) Base Operating Expenses with respect to the applicable Expansion Space shall be the amount of Landlord’s Operating Expenses for calendar year 2015, (4) Base Taxes with respect to the applicable Expansion Space shall be the amount of Landlord’s Tax Expenses for fiscal year 2016, and (5) the Pre-Term Build Out Period shall be six (6) months multiplied by the Adjustment Factor.  Notwithstanding anything to the contrary herein contained, Tenant shall have no right to submit the Fixed Annual Expansion Rent to a Broker Determination.

(ii)           With respect to Expansion Space 1 or Expansion Space 2, if the Expansion Space Commencement Date for such Expansion Space is expected to occur after the first anniversary of the Commencement Date of this Lease, and with respect to Expansion Space 3 regardless of when the Expansion Space Commencement date is expected to occur, the Expansion Annual Market Rent shall be at fair market value (i) based on the use of the Premises for the Permitted Use, (ii) utilizing properties of a similar character within the Boston West Suburban Market for comparison (including premises within the Property if at the time the

Expansion Annual Market Rent is being determined such premises shall be available for rent), (iii) taking into account all relevant factors and (iv) shall include Annual Fixed Rent, Base Operating Expenses based on the Expansion OpEx Base Year (as hereinafter defined), Base Taxes based on the Expansion Tax Base Year (as hereinafter defined), the length of the Pre-Term Build Out Period, tenant improvement allowances (if any), and free rent periods (if any).

(iii)          As used herein, the “Expansion OpEx Base Year” shall be the calendar year in which the Expansion Space Commencement Date for the applicable Expansion Space occurs, if such Expansion Space Commencement Date occurs on or before August 31, and the following calendar year if such Expansion Space Commencement Date occurs on or after September 1.

(iv)          As used herein, the “Expansion Tax Base Year” shall be the fiscal year in which the Expansion Space Commencement Date for the applicable Expansion Space occurs, if it occurs on or before the last day of February of such fiscal year, and the following fiscal year if such Expansion Space Commencement Date occurs after the last day of February in such fiscal year.  For example, if the Expansion Space Commencement Date with respect to such Expansion Space occurs on February 15, 2015, then the Expansion Tax Base Year shall be fiscal year 2015 (i.e., July 1, 2014 through June 30, 2015), but if such Expansion Space Commencement Date occurs on March 15, 2015, then the Expansion Tax Base Year shall be fiscal year 2016 (i.e., July 1, 2015 through June 30, 2016).

(f)            Condition of Expansion Space.  Tenant shall take the applicable Expansion Space “as-is” in its then (i.e., as of the date of delivery) state of construction, finish, and decoration, without any obligation on the part of Landlord to construct or prepare such Expansion Space for Tenant’s occupancy, except that Landlord shall deliver such Expansion Space to Tenant in broom-clean condition, free of tenants and occupants.  Nothing in this clause (f) shall relieve Landlord of its maintenance and repair obligations under the Lease.

(g)           Holding Over by Existing Occupant.  If Tenant shall exercise its rights under Section 9.25, 9.26 or 9.27 and if, thereafter, the existing occupant of all or any portion of the applicable Expansion Space wrongfully fails to deliver possession thereof at the time when its tenancy is scheduled to expire, commencement of the term of Tenant’s occupancy and lease of such Expansion Space shall, in the event of such holding over by such existing occupant, be deferred until possession of such Expansion Space is delivered to Tenant.  The failure of any existing occupant of all or any portion of the applicable Expansion Space to so vacate shall not constitute a default or breach by Landlord and shall not give Tenant any right to terminate this Lease or to deduct from, offset against or withhold Annual Fixed Rent or Additional Rent (or any portions thereof).  Notwithstanding the foregoing, if the Landlord is unable to deliver the applicable Expansion Space within one hundred twenty (120) days after the anticipated delivery date therefor set forth in the applicable Expansion Space RFR Notice or Expansion Space RFO Notice, Tenant may terminate its Lease solely with respect to such Expansion Space (but not with respect to the remainder of the Premises) upon five (5) days’ prior written notice to Landlord.

9.29        Security Deposit .

(a)           Security Deposit.  Concurrently with the execution of this Lease, Tenant shall pay to Landlord a security deposit in the amount of One Million One Hundred Fifty-Two Thousand Nine Hundred Thirty-Seven and 50/100 Dollars ($1,152,937.50) and Landlord shall hold the same, throughout the Term of this Lease (including the Extended Term, if applicable), unless sooner returned to Tenant as provided in this Section 9.29, as security for the performance by Tenant of all obligations on the part of Tenant to be performed under this Lease. Such deposit shall be in the form of an irrevocable, unconditional, negotiable letter of credit (the “Letter of Credit”). The Letter of Credit shall (i) be issued by and drawn on a bank reasonably approved by Landlord and at a minimum having a long term issuer credit rating from Standard and Poor’s Professional Rating Service of A or a comparable rating from Moody’s Professional Rating Service, (ii) be substantially in the form attached hereto as Exhibit M, (iii) permit one or more draws thereunder to be made accompanied only by certification by Landlord or Landlord’s managing agent that pursuant to the terms of this Lease, Landlord is entitled to draw upon such Letter of Credit, (iv) permit transfers at any time without charge, (v) permit presentment in Boston, Massachusetts and (vi) provide that any notices to Landlord be sent to the notice address provided for Landlord in this Lease.  If the credit rating for the issuer of such Letter of Credit falls below the standard set forth in (i) above or if the financial condition of such issuer changes in any other material adverse way, Landlord shall have the right to require that Tenant provide a substitute letter of credit that complies in all respects with the requirements of this Section 9.29, and Tenant’s failure to provide the same within thirty (30) days following Landlord’s written demand therefor shall entitle Landlord to immediately draw upon the Letter of Credit. Any such Letter of Credit shall be for a term of two (2) years (or for one (1) year if the issuer thereof regularly and customarily only issues letters of credit for a maximum term of one (1) year) and shall in either case provide for automatic renewals through the date which is ninety (90) days subsequent to the scheduled expiration of this Lease (as the same may be extended) or if the issuer will not grant automatic renewals, the Letter of Credit shall be renewed by Tenant each year and each such renewal shall be delivered to and received by Landlord not later than sixty (60) days before the expiration of the then current Letter of Credit (herein called a “Renewal Presentation Date”). In the event of a failure to so deliver any such renewal Letter of Credit on or before the applicable Renewal Presentation Date, Landlord shall be entitled to present the then existing Letter of Credit for payment and to receive the proceeds thereof, which proceeds shall be held as Tenant’s security deposit, subject to the terms of this Section 9.29. Any failure or refusal to honor the Letter of Credit shall be at Tenant’s sole risk and shall not relieve Tenant of its obligation hereunder with regard to the security deposit.

(b)           Upon the occurrence of any default of Tenant continuing beyond any applicable notice and cure period, Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to draw on all or any portion of such deposit held as a Letter of Credit and to apply the proceeds of such Letter of Credit or any cash held as such deposit, or any part thereof, to Landlord’s damages arising from such default on the part of Tenant under the terms of this Lease. If Landlord so applies all or any portion of such deposit, Tenant shall within seven (7) days after notice from Landlord (i) deposit cash with Landlord in an amount sufficient to restore such deposit to the full amount stated in this Section 9.29, (ii) provide Landlord with an amendment to the Letter of Credit which Landlord is then holding (which amendment shall be in form and substance reasonably acceptable to Landlord) restoring it to the full amount stated in this Section 9.29, (iii) provide Landlord with an additional letter of credit complying with the requirements of this Section 9.29 in the appropriate amount, or (iv) provide Landlord with a substitute Letter of Credit complying with the requirements of this Section 9.29 in the appropriate amount.  If Tenant is delivering a substitute Letter of Credit, as aforesaid, Landlord agrees to cooperate with Tenant to provide for a simultaneous exchange of the substitute Letter of Credit and the existing Letter of Credit. While Landlord holds any cash deposit Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord’s other funds. Neither the holder of a mortgage nor the Landlord in a ground lease on property which includes the Premises shall ever be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder or ground Landlord.

(c)           Reduction in Security Deposit/Letter of Credit Amount.

(i)            If Tenant satisfies the First Reduction Condition, as hereinafter defined, then, upon written request of Tenant, the amount of the Letter of Credit shall be reduced by Three Hundred Eighty-Four Thousand Three Hundred Twelve and 50/100 Dollars ($384,312.50) (“First Reduction Amount”).  If, after having satisfied the First Reduction Condition, as hereinafter defined, Tenant subsequently satisfies the Second Reduction Condition, then, upon written request of Tenant, the amount of the Letter of Credit shall be reduced by an additional Three Hundred Eighty-Four Thousand Three Hundred Twelve and 50/100 Dollars ($384,312.50) (“Second Reduction Amount”).  In no event, however, shall the amount of the Letter of Credit be less than Three Hundred Eighty-Four Thousand Three Hundred Twelve and 50/100 Dollars ($384,312.50).

(ii)           Tenant shall be deemed to have satisfied the “First Reduction Condition” as of any date during the Term of the Lease (subject to the last sentence of this subsection (ii)) if all of the following shall be true as of such date: (1) no monetary or material non-monetary Event of Default by Tenant has occurred during the one year period prior to such date, (2) during a period (“First Reduction Period”) consisting of one Fiscal Year immediately preceding such date, Tenant achieves Adjusted Gross Revenues, as hereinafter defined, of at least $100,000,000.00 and Earnings, as hereinafter defined, of at least $5,000,000.00, as evidenced by an Audited Financial Statement, as hereinafter defined, delivered by Tenant to Landlord, (3) the Lease is then in full force and effect, (4) there is no material uncured non-monetary Event of Default by Tenant on such date, and (5) Tenant is in full compliance with its monetary obligations under the Lease as of such date.  If Landlord refuses to recognize that Tenant has achieved the First Reduction Condition based upon Tenant’s failure to be in full compliance with its monetary obligations under the Lease, then Landlord shall promptly so advise Tenant in writing, and if Tenant shall thereafter cure such non-compliance, then Landlord shall reduce the Letter of Credit by the First Reduction Amount if, on the date that Tenant cures such non-compliance, the First Reduction Condition is then satisfied.  In no event shall the First Reduction Condition be deemed to be satisfied prior to the date thirty (30) months after the Commencement Date.

(iii)          Tenant shall be deemed to have satisfied the “Second Reduction Condition” as of any date during the Term of the Lease (subject to the last sentence of this subsection (iii)) if all of the following shall be true as of such date: (1) the First Reduction Condition have been previously satisfied, (2) no monetary or material non-monetary Event of Default by Tenant has occurred during the one year period prior to such date, (3) during a period (“Second Reduction Period”) consisting of one Fiscal Year immediately preceding such date, Tenant achieves Adjusted Gross Revenues, as hereinafter defined, of at least $120,000,000.00 and Earnings, as hereinafter defined, of at least $10,000,000.00, as evidenced by an Audited Financial Statement, as hereinafter defined, delivered by Tenant to Landlord, (4) the Lease is then in full force and effect, (5) there is no material uncured non-monetary Event of Default by Tenant on such date, and (6) Tenant is in full compliance with its monetary obligations under the Lease as of such date.  If Landlord refuses to recognize that Tenant has achieved the Second Reduction Condition based upon Tenant’s failure to be in full compliance with its monetary obligations under the Lease, then Landlord shall promptly so advise Tenant in writing, and if Tenant shall thereafter cure such non-compliance, then Landlord shall reduce the Letter of Credit by the Second Reduction Amount if, on the date that Tenant cures such non-compliance, the Second Reduction Condition is then satisfied.  In no event shall any portion of the First Reduction Period be part of the Second Reduction Period, and in no event shall the Second Reduction Condition be deemed to be satisfied prior to the date fifty-four (54) months after the Commencement Date.

(iv)          “Fiscal Year” shall be defined as Tenant’s fiscal year for accounting purposes.  “Earnings” shall be defined as Tenant’s earnings before taxes, depreciation and amortization less capital expenditures, as set forth in Tenant’s Audited Financial Statement.  “Audited Financial Statement” shall be defined as Tenant’s audited financial statements for the Fiscal Years in question prepared by Tenant’s auditor, who shall be a major national independent certified accounting firm.  “Adjusted Gross Revenues” shall be defined as gross revenues in accordance with GAAP, as disclosed in Tenant’s Audited Financial Statement, however, deferred revenues and backlog assumed in acquisitions at fair value which would otherwise be excluded from gross revenues in accordance with GAAP, shall be included in Adjusted Gross Revenues.

(v)           If the Security Deposit is held by Landlord in the form of cash, then, after Tenant has satisfied the First Reduction Condition or the Second Reduction Condition, as the case may be, Landlord shall return the First Reduction Amount or the Second Reduction Amount, as the case may be, to Tenant within ten (10) business days after Landlord’s receipt of written request from Tenant.  If the Security Deposit is held by Landlord in the form of a Letter of Credit, then, after Tenant has satisfied the First Reduction Condition or the Second Reduction Condition, as the case may be, Landlord shall, at Tenant’s election and within ten (10) business days after Landlord’s receipt of written request from Tenant, effect the return of the First Reduction Amount or the Second Reduction Amount by either accepting an amendment to the Letter of Credit which Landlord is then holding (which amendment shall be in form and substance reasonably acceptable to Landlord) or by exchanging the Letter of Credit which Landlord is then holding for a substitute Letter of Credit complying with the requirements of this Section 9.29 in the appropriate amount.  If Tenant is delivering a substitute Letter of Credit, as aforesaid, Landlord agrees to cooperate with Tenant to provide for a simultaneous exchange of the substitute Letter of Credit and the existing Letter of Credit.

(d)           Return of Security Deposit.  Tenant not then being in default and having performed all of its obligations under this Lease, including the payment of all Annual Fixed

Rent, Landlord shall return the deposit, or so much thereof as shall not have theretofore been applied in accordance with the terms of this Section 9.29, to Tenant on the expiration or earlier termination of the term of this Lease (as the same may have been extended) and surrender possession of the Premises by Tenant to Landlord in the condition required in the Lease at such time.

9.30        Cafeteria.

(a)           Tenant shall have the right to utilize the Cafeteria located in the Building in common with others entitled thereto, subject to reasonable rules and regulations therefor as Landlord may impose from time to time.

(b)           The non-capital expenditure costs of operating the Cafeteria, net of Cafeteria revenue received by Landlord or the Cafeteria operator, shall be included in Landlord’s Operating Expenses.

9.31        Electronic Signatures.

The parties acknowledge and agree that this Lease may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature.  Without limitation, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

[HERE ENDS THIS PAGE — SIGNATURES APPEAR ON FOLLOWING PAGES]

EXECUTED in two or more counterparts each of which shall be deemed to be an original.

WITNESS:	LANDLORD:

[ILLEGIBLE]	BP BAY COLONY LLC,
a Delaware limited liability company

	By:	BP BAY COLONY HOLDINGS LLC,
a Delaware limited liability company, its
sole manager

		By:	BOSTON PROPERTIES LIMITED
PARTNERSHIP, a Delaware limited
partnership, its member

			By:	BOSTON PROPERTIES,
INC., a Delaware corporation
its general partner

				By:	/s/ David C. Provost
				Name:	David C. Provost
				Title:	SVP

TENANT:

BIT9, INC.,
a Delaware corporation
WITNESS:

By:	/s/ Eric Pyenson	By:	/c/ Christopher A. Menard
Name:	Eric Pyenson	Name:	Christopher A. Menard
Title:	VP: General Counsel, Bit9, Inc.	Title:	CFO
Hereunto duly authorized

(CORPORATE SEAL)

EXHIBIT A

DESCRIPTION OF OFFICE PARK

Parcel I:

That certain parcel of land situate in Waltham in the County of Middlesex, Commonwealth of Massachusetts, described as follows:

Northeasterly by Winter Street, eight hundred sixty-six and 87/100 feet;

Easterly by land now or formerly of City of Cambridge, four hundred forty-two and 93/100 feet;

Southwesterly by land now or formerly of Waltham Resources Corp., ten hundred and fifty feet; and

Northerly, by three lines measuring together, four hundred fourteen and 19/100 feet,

Northwesterly, by three lines measuring together, seven hundred forty-three and 28/100 feet,

Southwesterly, being a curving line, three hundred sixty-four and 63/100 feet,

Northwesterly, one hundred forty and 15/100 feet,

Northeasterly, ninety-two and 37/100 feet,

Northwesterly, twenty feet,

Northeasterly, three hundred and eighty-three feet, and

Northwesterly, twenty feet, all by Lot 6 as shown on plan hereinafter mentioned.

Said parcel is shown as Lot 5, Sheet 4, on said plan. (Plan No. 41218C).

All of said boundaries are determined by the Land Court to be located as shown on a subdivision plan, as approved by the Land Court, filed in the Land Registration Office, a copy of which is filed in the Registry of Deeds for the South Registry District of Middlesex County in Registration Book 1051, Page 79, with Certificate 184229.

Parcel II:

That certain parcel of land situate in Waltham in the County of Middlesex, Commonwealth of Massachusetts, described as follows:

Northeasterly, by Winter Street, four hundred and one feet,

Southeasterly, twenty feet,

Southwesterly, three hundred and eighty-three feet,

Southeasterly, twenty feet,

Southwesterly, ninety-two and 37/100 feet,

Southeasterly, one hundred forty and 19/100 feet,

Northeasterly, being a curving line, three hundred sixty-four and 63/100 feet,

Southeasterly, by three lines measuring together, seven hundred forty-three and 28/100 feet, and

Southerly, by three lines measuring together, four hundred fourteen and 19/100 feet, all by Lot 5 as shown on plan hereinafter mentioned;

Southwesterly by land now or formerly of Waltham Resources Corp., four hundred eighty-nine and 18/100 feet,

Northerly, four hundred twelve and 10/100 feet, and

Northwesterly, three hundred twenty-six and 44/100 feet, by Lot 7 on said plan; and

Northeasterly, thirteen and 10/100 feet,

Northwesterly, three hundred seventy-nine and 63/100 feet,

Northwesterly, again, four hundred forty-seven and 33/100 feet,

Northeasterly, two hundred five and 91/100 feet, and

Northwesterly, twenty feet, all by Lot 8 on said plan.

Said parcel is shown as Lot 6, Sheet 3, on said plan, (Plan No. 41218C).

All of said boundaries are determined by the Land Court to be located as shown on a subdivision plan, as approved by the Land Court, filed in the Land Registration Office, a copy of which is filed in the Registry of Deeds for the South Registry District of Middlesex County in Registration Book 1051, Page 79, with Certificate 184229.

Parcel III:

Those certain parcels of land situate in Waltham in the County of Middlesex, Commonwealth of Massachusetts, being shown as Lots 10 and 11 on a plan entitled “Land Court Plan of Land in Waltham, Mass., Prepared for: London & Leeds Development Corp., scale: 1”-80’, dated May 2, 1995, prepared by Schofield Brothers of New England, Inc., 1071 Worcester Road, Framingham, Mass. 01701, filed in the Land Registration Office as Land Court Plan No. 41218E.

Parcel IV (Appurtenant Rights):

TOGETHER WITH the rights, easements, benefits and appurtenances in the following instruments:

A.            Declaration of Easement dated April 30, 1984 and filed with the Middlesex South Registry District of the Land Court as Document Number 661086.

B.            Declaration of Restrictions dated October 20, 1983 and recorded with the Middlesex South Registry of Deeds at Book 15274, Page 590.

C.            Grant of Utility Easements dated October 20, 1983 and recorded with the Middlesex South Registry of Deeds at Book 15274, Page 577 and filed with the Middlesex South Registry District of the Land Court as Document Number 649824.

D.            License Agreement dated June 8, 1984 and recorded with the Middlesex South Registry of Deeds at Book 15651, Page 171.

E.            Declaration of Easements and Covenants dated October 30, 1986 and filed with the Land Court as Document number 726257; as amended by First Amendment of Declaration of Easements and Covenants dated December 15, 1997 and filed with the Land Court as Document Number 1049953.

F.             Grant of Drainage Easements dated October 20, 1983 and recorded with the Registry of Deeds at Book 15274, Page 597.

EXHIBIT B-1

WORK AGREEMENT

1.1          Tenant’s Work.

(A)          Tenant shall accept the Premises in their as-is condition without any obligation on the Landlord’s part to perform any additions, alterations, improvements, demolition or other work therein or pertaining thereto except as otherwise expressly set forth in the Lease. Tenant, at its sole cost and expense, shall perform all work necessary to prepare the Premises for Tenant’s occupancy in accordance with plans and specifications prepared by an architect, licensed by the Commonwealth of Massachusetts and reasonably approved by Landlord, such plans and specifications to be subject to the reasonable approval of the Landlord.  Landlord hereby approves of Unispace as the Tenant’s architect.  Tenant shall submit to Landlord a detailed floor plan layout together with working drawings (the “Tenant’s Submission”) for work to be performed by Tenant to prepare the Premises for Tenant’s occupancy (“Tenant’s Work”). Such floor plan layout and working drawings (the “Plans”) shall contain at least the information required by, and shall conform to the requirements of, Exhibit B-2.  Provided that the Plans contain at least the information required by, and conform to the requirements of, said Exhibit B-2, Landlord’s approval of the Plans shall not be unreasonably withheld, conditioned or delayed.  If Landlord disapproves of any Plans, then Tenant shall promptly have the Plans revised by its architect to incorporate all objections and conditions presented by Landlord and shall resubmit such plans to Landlord as soon as practically possible after Landlord has submitted to Tenant its objections and conditions.  Such process shall be followed until the Plans shall have been approved by the Landlord without objection or condition.  Once the Plans have been approved by Landlord, Tenant shall have the right to change, modify or amend such Plans, subject to the reasonable approval by Landlord of such changes, modifications or amendments as otherwise herein provided.  Notwithstanding the foregoing, Landlord’s initial approval, or disapproval with supporting specific reasons, shall be provided to Tenant within ten (10) days of Landlord’s receipt, except that if Landlord reasonably determines that it must engage an outside consultant in connection with its review and approval of the Plans (i.e., because, in Landlord’s reasonable judgment, Landlord’s staff does not have the appropriate skills to perform such review), the period for Landlord’s review of the Plans shall be ten (10) business days after Landlord’s receipt.  Future approvals, or disapprovals with supporting specific reasons, for subsequent submittals of corrections or changes, shall be provided to Tenant within three (3) business days of Landlord’s receipt.

(B)          Once the Plans have been approved by Landlord, Tenant, at its sole cost and expense, shall promptly, and with all due diligence, perform Tenant’s Work as set forth on the Plans, and, in connection therewith, Tenant shall obtain all necessary governmental permits and approvals for Tenant’s Work. All of Tenant’s Work shall be performed strictly in accordance with the Plans and in accordance with applicable Legal Requirements (as defined in Section 1.2 hereof) and Insurance Requirements (as defined in Section 5.12 of the Lease). Tenant shall have Tenant’s Work performed by contractors, reasonably approved by Landlord, which contractors shall provide to Landlord such insurance as required by Section 8.14 of the Lease.  Landlord hereby acknowledges that it has approved the contractors listed on Exhibit B-3 to act as Tenant’s contractor with respect to Tenant’s Work.  Landlord shall have the right, in accordance with

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Section 5.4 of the Lease, to provide such reasonable rules and regulations relative to the performance of Tenant’s Work and any other work which the Tenant may perform under the Lease and Tenant shall abide by all such reasonable rules and regulations and shall cause all of its contractors to so abide including, without limitation, payment for the costs of using Building electrical services and, if Tenant’s Work is performed other than during normal Building business hours, the cost of building engineer during such overtime hours.  It shall be Tenant’s obligation to obtain a certificate of occupancy or other like governmental approval for the use and occupancy of the Premises to the extent required by law, and Tenant shall not occupy the Premises for the conduct of business until and unless it has obtained such approval and has submitted to Landlord a copy of the same together with waivers of lien from all of Tenant’s contractors in form adequate for recording purposes. Tenant shall also prepare and submit to Landlord promptly after Tenant’s Work is substantially complete a set of as-built plans in both print and electronic forms showing the work performed by Tenant to the Premises including, without limitation, any wiring or cabling installed by Tenant or Tenant’s contractor for Tenant’s computer, telephone and other communication systems. Within thirty (30) days after receipt of an invoice from Landlord, Tenant shall pay to Landlord, as Additional Rent, an amount equal to the third party expenses incurred by Landlord to review Tenant’s Plans and Tenant’s Work, up to a maximum of Five Thousand and 00/100 Dollars ($5,000.00).

1.2          Quality and Performance of Work.

All construction work required or permitted by the Lease shall be done in a good and workmanlike manner and in compliance with all applicable laws, ordinances, rules, regulations, statutes, by-laws, court decisions, and orders and requirements of all public authorities (“Legal Requirements”) and all Insurance Requirements (as defined in Section 5.12 of the Lease).  All of Tenant’s work shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations.  Each party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects. Each party authorizes the other to rely in connection with design and construction upon approval and other actions on the party’s behalf by any Construction Representative of the party named in Section 1.1 of the Lease or any person hereafter designated in substitution or addition by notice to the party relying. Tenant acknowledges that Tenant is acting for its own benefit and account and that Tenant will not be acting as Landlord’s agent in performing any Tenant Work, accordingly, no contractor, subcontractor or supplier shall have a right to lien Landlord’s interest in the Property in connection with any work.

1.3          Special Allowance.

(A)          Landlord shall provide to Tenant a special allowance equal to Three Million Three Hundred Eighty One Thousand Nine Hundred Fifty and 00/100 Dollars ($3,381,950.00) (being the product of (i) $55.00 and (ii) the Rentable Floor Area of the Premises (the “Tenant Allowance”)).

The Tenant Allowance shall be used and applied by Tenant solely toward the following (collectively, “Costs”):  (i) the costs of labor and materials incurred in the performance of Tenant’s Work; and (ii) architectural and engineering fees and expenses incurred in connection with the design of Tenant’s Work, provided, however, that such architectural and engineering

B-1-2

fees and expenses shall be payable from Tenant’s Allowance up to an aggregate amount not to exceed the product of (a) $8.00 and (b) the Rentable Floor Area of the Premises.

In no event shall Landlord be required to advance funds on account of the Tenant Allowance with respect to any of Tenant’s personal property, trade fixtures or moving expenses or on account of any supervisory fees, overhead, management fees or other payments to Tenant, or any partner or affiliate of Tenant.

As a condition precedent to the disbursement of any payments on account of the Tenant Allowance, Tenant shall deliver to Landlord a certificate signed by Tenant specifying the total amount of all Costs of Tenant’s Work, including architectural and engineering fees and expenses, and identifying all design professionals, consultants, contractors, service providers, subcontractors and suppliers involved with Tenant’s Work (the “Tenant’s Costs Certificate”).  Tenant shall promptly notify Landlord in writing of any material change in the total amount of all Costs of Tenant’s Work as reflected in Tenant’s Costs Certificate.

(B)          For the purposes hereof, a “Requisition” shall mean written documentation (including invoices from all applicable Tenant’s design professionals, consultants, contractors, service providers, subcontractors and suppliers, and such other documentation as Landlord’s mortgagee may reasonably request) showing in reasonable detail the Tenant’s Work completed to date and the cost of all of the items, services and work covered thereby.

Each Requisition shall be accompanied by (i) evidence reasonably satisfactory to Landlord that all of the items, services and work covered by such Requisition have been fully paid by Tenant, (ii) executed lien waivers (partial or final, as applicable) in the forms attached to the Lease as Exhibit F from all persons or entities that might have a lien as a result of performing any such services or work or furnishing any such items, (iii) a certificate signed by Tenant’s architect certifying that the Tenant’s Work reflected in such Requisition has been completed substantially in accordance with the Approved Plans, and (iv) a certificate signed by Tenant certifying that the amount of the such Requisition does not exceed the cost of the items, services and work covered thereby.  Landlord shall have the right, upon reasonable advance notice to Tenant, to inspect Tenant’s books and records relating to each Requisition in order to verify the amount thereof.  Tenant shall submit Requisition(s) no more often than once every thirty (30) days.

Provided and on condition that, as of the date on which Tenant submits to Landlord any Requisition (together with all required supporting documentation) (i) Tenant has delivered Tenant’s Costs Certificate to Landlord, (ii) Tenant has submitted such Requisition to Landlord not later than the last day of the eighteenth (18th) calendar month after the Commencement Date, (iii) there exists no monetary or material non-monetary Event of Default (defined in Section 7.1 of the Lease), and (iv) there are no liens (unless bonded to the reasonable satisfaction of Landlord) against Tenant’s interest in the Lease or against the Building or the Site arising out of Tenant’s Work or any litigation in which Tenant is a party, then Landlord shall pay the Costs shown on such Requisition within thirty (30) days after Landlord’s receipt thereof; provided, however, that in no event shall Landlord have any obligation to pay or otherwise fund (a) any fees, costs or expenses relating to Tenant’s Work other than Costs, or (b) any amount for Costs in excess of the Tenant Allowance.

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(C)          Notwithstanding anything to the contrary herein contained:

(i)            In addition to the other requirements applicable to Requisitions generally, as set forth in Section 1.3(B) above, it is understood and agreed that Landlord shall have no obligation to pay Tenant’s final Requisition, unless and until (a) Tenant has delivered to Landlord a final set of record drawings for Tenant’s Work, (b) Tenant has delivered to Landlord a certificate of substantial completion signed by Tenant’s general contractor and (c) the Commencement Date has occurred.

(ii)           Landlord shall in no event be deemed, by undertaking to pay the Tenant Allowance or otherwise, to have assumed any obligations, in whole or in part, of Tenant to any design professionals, consultants, contractors, vendors, service providers, subcontractors, suppliers, workers, materialmen or other third parties.

(iii)          Except with respect to work and/or materials previously paid for by Tenant, as evidenced by paid invoices and written lien waivers provided to Landlord, Landlord shall have the right (but not the obligation) to have portions of the Tenant Allowance paid to directly to Tenant’s design professionals, consultants, contractors, service providers, subcontractors or suppliers.

(iv)          In the event that Costs are less than the Tenant Allowance, Tenant shall not be entitled to any payment or credit, nor shall there be any application of the same toward Annual Fixed Rent or Additional Rent owed by Tenant under the Lease.

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EXHIBIT B-2

TENANT PLAN AND WORKING DRAWING REQUIREMENTS

1.             Floor plan indicating location of partitions and doors (details required of partition and door types).

2.             Location of standard electrical convenience outlets and telephone outlets.

3.             Location and details of special electrical outlets; (e.g. Xerox), including voltage, amperage, phase and NEMA configuration of outlets.

4.             Reflected ceiling plan showing layout of standard ceiling and lighting fixtures. Partitions to be shown lightly with switches located indicating fixtures to be controlled.

5.             Locations and details of special ceiling conditions, lighting fixtures, speakers, etc.

6.             Location and heat load in BTU/Hr. of all special air conditioning and ventilating requirements and all necessary HVAC mechanical drawings.

7.             Location and details of special structural requirements, e.g., slab penetrations and areas with floor loadings exceeding a live load of 70 lbs./s.f.

8.             Locations and details of all plumbing fixtures; sinks, drinking fountains, etc.

9.             Location and specifications of floor coverings, e.g., vinyl tile, carpet, ceramic tile, etc.

10.          Finish schedule plan indicating wall covering, paint or paneling with paint colors referenced to standard color system.

11.          Details and specifications of special millwork, glass partitions, rolling doors and grilles, blackboards, shelves, etc.

12.          Hardware schedule indicating door number keyed to plan, size, hardware required including butts, latchsets or locksets, closures, stops, and any special items such as thresholds, soundproofing, etc. Keying schedule is required.

13.          Verified dimensions of all built-in equipment (file cabinets, lockers, plan files, etc.).

14.          Location of any special soundproofing requirements.

15.          All drawings to be uniform size (30” X 42”) and shall incorporate the standard project electrical and plumbing symbols and be at a scale of 1/8” = 1’ or larger.

16.          Drawing submittal shall include the appropriate quantity required for Landlord to file for permit along with four half size sets and one full size set for Landlord’s review and use.

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17.          Provide all other information necessary to obtain all permits and approvals for Tenant’s Work.

18.          Upon completion of the Tenant’s Work, Tenant shall provide Landlord with two hard copies and one CAD file of all updated architectural and mechanical drawings to reflect all project sketches and changes.

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EXHIBIT B-3

APPROVED CONTRACTORS FOR TENANT’S WORK

B-3-1

EXHIBIT C

LANDLORD SERVICES

I.             CLEANING.

Cleaning and janitorial services shall be provided as needed Monday through Friday, exclusive of holidays observed by the cleaning company and Saturdays and Sundays.

A.            OFFICE AREAS.

Cleaning and janitorial services to be provided in the office areas shall include:

1.             Vacuuming, damp mopping of resilient floors and trash removal.

2.             Dusting of horizontal surfaces within normal reach (tenant equipment to remain in place).

3.             High dusting and dusting of vertical blinds to be rendered as needed.

B.            LAVATORIES.

Cleaning and janitorial services to be provided in the common area lavatories of the building shall include:

1.             Dusting, damp mopping of resilient floors, trash removal, sanitizing of basins, bowls and urinals as well as cleaning of mirrors and bright work.

2.             Refilling of soap, towel, tissue and sanitary dispensers to be rendered as necessary.

3.             High dusting to be rendered as needed.

C.            MAIN LOBBIES, ELEVATORS, STAIRWELLS AND COMMON CORRIDORS.

Cleaning and janitorial services to be provided in the common areas of the building shall include:

1.             Trash removal, vacuuming, dusting and damp mopping of resilient floors and cleaning and sanitizing of water fountains.

2.             High dusting to be rendered as needed.

D.            WINDOW CLEANING.

All exterior windows shall be washed on the inside and outside surfaces semi-annually.

II.            HVAC.

A.            Heating, ventilating and air conditioning equipment will be provided with sufficient capacity to accommodate a maximum population density of one (1) person per one hundred fifty (150) square feet of useable floor area served, and a combined lighting and standard electrical load of 3.0 watts per square foot of useable floor area. In the event Tenant introduces into the Premises personnel or equipment which overloads the system’s ability to adequately perform its proper functions, Landlord shall so notify Tenant in writing and supplementary system(s) may be required and installed by Landlord at Tenant’s expense, if within fifteen (15) days Tenant has not modified its use so as not to cause such overload.

Operating criteria of the basic system shall not be less than the following:

(i)            Cooling season indoor temperatures of not in excess of 73 - 79 degrees Fahrenheit when outdoor temperatures are 91 degrees Fahrenheit ambient.

(ii)           Heating season minimum room temperature of 68 - 75 degrees Fahrenheit when outdoor temperatures are 6 degrees Fahrenheit ambient.

B.            Landlord shall provide heating, ventilating and air conditioning as normal seasonal changes may require during the hours of 8:00 a.m. to 6:00 p.m. Monday through Friday (legal holidays in all cases excepted).

If Tenant shall require air conditioning (during the air conditioning season) or heating or ventilating during any other time period, Landlord shall use landlord’s best efforts to furnish such services for the area or areas specified by written request of Tenant delivered to the Building Superintendent or the Landlord before 3:00 p.m. of the business day preceding the extra usage. Landlord shall charge Tenant for such extra-hours usage at reasonable rates customary for first-class office buildings in the Boston Suburban market, and Tenant shall pay Landlord, as Additional Rent, upon receipt of billing therefor.

III.          ELECTRICAL SERVICES.

A.            Landlord shall provide electric power for a combined load of 3.0 watts per square foot of useable area for lighting and for office machines through standard receptacles for the typical office space.

B.            In the event that Tenant has special equipment (such as computers and reproduction equipment) that requires either 3-phase electric power or any voltage other than 120 volts, or for any other usage in excess of 3.0 watts per square foot, Landlord may at its option require the installation of separate metering (Tenant being solely responsible for the costs of any such separate meter and the installation thereof) and direct billing to Tenant for the electric power required for any such special equipment.

C.            Landlord will furnish and install, at Tenant’s expense, all replacement lighting tubes, lamps and ballasts required by Tenant. Landlord will clean lighting fixtures on a regularly scheduled basis at Tenant’s expense.

IV.          ELEVATORS.

Provide passenger elevator service.

V.            WATER.

Provide hot water for lavatory purposes and cold water for drinking, lavatory and toilet purposes.

VI.          CARD ACCESS SYSTEM.

Landlord will provide a card access system at one entry door of the Building, giving Tenant access to the Building 24 hours per day, 365 days per year, except in case of emergency. Tenant will provide Landlord with a list of the names of Tenant’s employees to be given access cards prior to the one hundred eightieth (180th) day after the Commencement Date, and Landlord will provide Tenant with access cards for such employees at no cost to Tenant; thereafter, any access cards requested by Tenant will be charged to Tenant at the same rate which Landlord charges the other tenants in the Building.

EXHIBIT D, SHEET 1

FLOOR PLAN OF FOURTH FLOOR PREMISES

1

EXHIBIT D, SHEET 2

FLOOR PLAN OF THIRD FLOOR PREMISES

1

EXHIBIT E

DECLARATION AFFIXING THE COMMENCEMENT DATE OF LEASE

THIS AGREEMENT made this           day of                         , 20  , by and between [LANDLORD] (hereinafter “Landlord”) and [TENANT] (hereinafter “Tenant”).

W I T N E S S E T H T H A T:

1.             This Agreement is made pursuant to Section 2.4 of that certain Lease dated [date], between Landlord and Tenant (the “Lease”).

2.             It is hereby stipulated that the Lease Term and Tenant’s obligation to pay Annual Fixed Rent commenced on [commencement date], (being the “Commencement Date” under the Lease), and shall end and expire on [expiration date], unless sooner terminated or extended, as provided for in the Lease.

WITNESS the execution hereof by persons hereunto duly authorized, the date first above written.

LANDLORD:

[INSERT LL SIGNATURE BLOCK]

By:
Name:
Title:

TENANT:

ATTEST:	[TENANT]

By:	By:
Name:	Name:
Title:	Title:
Hereunto duly authorized.

E-1

EXHIBIT F

FORMS OF LIEN WAIVERS

CONTRACTOR’S PARTIAL WAIVER AND SUBORDINATION OF LIEN

STATE OF		Date:

	COUNTY	Application for Payment No.:

OWNER:

CONTRACTOR:

LENDER / MORTGAGEE:	None

1.	Original Contract Amount:	$

2.	Approved Change Orders:	$

3.	Adjusted Contract Amount:	$
(line 1 plus line 2)

4.	Completed to Date:	$

5.	Less Retainage:	$

6.	Total Payable to Date:	$
(line 4 less line 5)

7.	Less Previous Payments:	$

8.	Current Amount Due:	$
(line 6 less line 7)

9.	Pending Change Orders:	$

10.	Disputed Claims:	$

The undersigned who has a contract with                                               for furnishing labor or materials or both labor and materials or rental equipment, appliances or tools for the erection, alteration, repair or removal of a building or structure or other improvement of real property

known and identified as located in                    (city or town),                County,                                                and owned by                       , upon receipt of            ($          ) in payment of an invoice/requisition/application for payment dated                    does hereby:

(a)                                 waive any and all liens and right of lien on such real property for labor or materials, or both labor and materials, or rental equipment, appliances or tools, performed or furnished through the following date                        (payment period), except for retainage, unpaid agreed or pending change orders, and disputed claims as stated above;

(b)                                 subordinate any and all liens and right of lien to secure payment for such unpaid, agreed or pending change orders and disputed claims, and such further labor or materials, or both labor and materials, or rental equipment, appliances or tools, except for retainage, performed or furnished at any time through the twenty-fifth day after the end of the above payment period, to the extent of the amount actually advanced by the above lender/mortgagee through such twenty-fifth day.

Signed under the penalties of perjury this           day of          , 20  .

WITNESS:	CONTRACTOR:

Name:	Name:
Title:	Title:

SUBCONTRACTOR’S LIEN WAIVER

General Contractor:

Subcontractor:

Owner:

Project:

Total Amount Previously Paid:	$

Amount Paid This Date:	$

Retainage (Including This Payment) Held to Date:	$

In consideration of the receipt of the amount of payment set forth above and any and all past payments received from the Contractor in connection with the Project, the undersigned acknowledges and agrees that it has been paid all sums due for all labor, materials and/or equipment furnished by the undersigned to or in connection with the Project and the undersigned hereby releases, discharges, relinquishes and waives any and all claims, suits, liens and rights under any Notice of Identification, Notice of Contract or statement of account with respect to the Owner, the Project and/or against the Contractor on account of any labor, materials and/or equipment furnished through the date hereof.

The undersigned individual represents and warrants that he is the duly authorized representative of the undersigned, empowered and authorized to execute and deliver this document on behalf of the undersigned and that this document binds the undersigned to the extent that the payment referred to herein is received.

The undersigned represents and warrants that it has paid in full each and every sub-subcontractor, laborer and labor and/or material supplier with whom undersigned has dealt in connection with the Project and the undersigned agrees at its sole cost and expense to defend, indemnify and hold harmless the Contractor against any claims, demands, suits, disputes, damages, costs, expenses (including attorneys’ fees), liens and/or claims of lien made by such sub-subcontractors, laborers and labor and/or material suppliers arising out of or in any way related to the Project.

Signed under the penalties of perjury as of this            day of                     , 20  .

SUBCONTRACTOR:	Signature and Printed Name of Individual
Signing this Lien Waiver

WITNESS:

Name:
Title:

Dated:

CONTRACTOR’S WAIVER OF CLAIMS AGAINST OWNER AND ACKNOWLEDGMENT OF FINAL PAYMENT

Commonwealth of Massachusetts	Date:

COUNTY OF	Invoice No.:

OWNER:

CONTRACTOR:

PROJECT:

1.	Original Contract Amount:	$

2.	Approved Change Orders:	$

3.	Adjusted Contract Amount:	$

4.	Sums Paid on Account of Contract Amount:	$

5.	Less Final Payment Due:	$

The undersigned being duly sworn hereby attests that when the Final Payment Due as set forth above is paid in full by Owner, such payment shall constitute payment in full for all labor, materials, equipment and work in place furnished by the undersigned in connection with the aforesaid contract and that no further payment is or will be due to the undersigned.

The undersigned hereby attests that it has satisfied all claims against it for items, including by way of illustration but not by way of limitation, items of: labor, materials, insurance, taxes, union benefits, equipment, etc. employed in the prosecution of the work of said contract, and acknowledges that satisfaction of such claims serves as an inducement for the Owner to release the Final Payment Due.

The undersigned hereby agrees to indemnify and hold harmless the Owner from and against all claims arising in connection with its Contract with respect to claims for the furnishing of labor, materials and equipment by others. Said indemnification and hold harmless shall include the reimbursement of all actual attorney’s fees and all costs and expenses of every nature, and shall be to the fullest extent permitted by law.

The undersigned hereby irrevocably waives and releases any and all liens and right of lien on such real property and other property of the Owner for labor or materials, or both labor and materials, or rental equipment, appliances or tools, performed or furnished by the undersigned, and anyone claiming by, through, or under the undersigned, in connection with the Project.

The undersigned hereby releases, remises and discharges the Owner, any agent of the Owner and their respective predecessors, successors, assigns, employees, officers, shareholders, directors, and principals, whether disclosed or undisclosed (collectively “Releasees”) from and against any and all claims, losses, damages, actions and causes of action (collectively “Claims”) which the undersigned and anyone claiming by, through or under the undersigned has or may have against the Releasees, including, without limitation, any claims arising in connection with the Contract and the work performed thereunder.

Notwithstanding anything to the contrary herein, payment to the undersigned of the Final Payment Due sum as set forth above, shall not constitute a waiver by the Owner of any of its rights under the contract including by way of illustration but not by way of limitation guarantees and/or warranties. Payment will not be made until a signed waiver is returned to Owner.

The undersigned individual represents and warrants that he/she is the duly authorized representative of the undersigned, empowered and authorized to execute and deliver this document on behalf of the undersigned.

Signed under the penalties of perjury as of this     day of                 ,      .

Corporation

By:
Name:
Title:
Hereunto duly authorized

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF SUFFOLK

On this     day of           , 20   , before me, the undersigned notary public, personally appeared                                                   , proved to me through satisfactory evidence of identification, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it as                          for                     , a corporation/partnership voluntarily for its stated purpose.

NOTARY PUBLIC
My Commission Expires:

EXHIBIT G

PLAN OF PARKING AREA

G-1

EXHIBIT H

PROCEDURE FOR ALLOCATION OF COSTS OF
 ELECTRIC POWER USAGE BY TENANTS

This memo outlines the procedure for allocating charges for electric power for lights, plugs, heating, air conditioning and ventilation to the individual tenant premises within the Building.

1.                                      Main electric service will be provided by the local utility company to a central utility metering center. All charges by the utility will be read from these meters and billed to and paid by Landlord at rates established by the utility company.

2.                                      In order to assure that charges for electric service are allocated among tenants in relation to the relative amounts of electricity used by each tenant, meters (known as “check meters”) may be used to monitor tenant electric usage. On each floor there may be one or more check meter(s) serving all of the floor (separately or in conjunction with other floors), and on multi-tenant floors Landlord may require that the tenants (at Landlord’s sole cost and expense) install check meters relating to their premises (to the extent there are no check meters already serving such premises).

3.                                      Landlord will cause the check meters to be read periodically and will perform an analysis of such information for the purpose of determining whether any adjustments are required to achieve an allocation of the costs of electric service among the tenants in relation to the respective amounts of usage of electricity for those tenants. For this purpose, Landlord shall, as far as possible in each case, cause the check meters to be read to determine usage for periods that include one or more entire periods used by the utility company for the reading of the meters located within the central utility metering center (so that the Landlord may, in its discretion, choose periods that are longer than those used by the utility company — for example, quarterly, semi-annual or annual periods).

4.                                      Tenant’s share of electricity shall be determined by Landlord on the following basis:

a.                                      The cost of the total amount of electricity supplied for usage by tenants during the period being measured shall be determined by dividing the total cost of electricity through the central utility metering center as invoiced by the utility company, without mark-up by Landlord, for the same period by the total amount of kilowatt hour usage as measured by the meters located within the central utility metering center (herein called “Cost Per Kilowatt Hour”).

b.                                      Tenant’s allocable share of electricity costs for the period (“Tenant Electricity”) shall be determined by multiplying the Cost Per Kilowatt Hour by the number of kilowatt hours utilized by Tenant for such period as indicated by the check meter(s) for Tenant’s Premises.

c.                                       Where a check-meter measures electricity delivered to more than one tenant, and where some but not all of the tenant spaces running off such check-meter are not separately sub-check-metered, the cost of Tenant Electricity for tenant spaces that are not separately sub-check-metered shall first be determined by the same procedure as set forth in paragraph (b) above (after subtracting out the usage shown on any sub-check-meter that runs off such primary check-meter, with the result being the “Net Check-Meter Usage”), and then the allocable share of each tenant served by that check-meter whose space is not separately sub-check-metered shall be determined by multiplying the total costs of Tenant Electricity for the Net Check-Meter Usage by a fraction, the numerator of which is the rentable area leased to such tenant and the denominator of which is the total rentable area under lease from time to time to tenants on said check-meter (other than those who are separately sub-check metered); provided, however, that if Landlord shall reasonably determine that the cost of electricity furnished to the Tenant at the Premises exceeds the amount being paid under this Subsection (c), then Landlord shall charge Tenant for such excess and Tenant shall promptly pay the same upon billing therefor as Additional Rent under the Lease.

d.                                      Where part or all of the rentable area served by a check-meter has been occupied for less than all of the period for which adjustments are being made, appropriate and equitable modifications shall be made to the allocation formula so that each tenant’s allocable share of costs equitably reflects its period of occupancy, provided that in no event shall the total of all costs as allocated to tenants (or to unoccupied space) be less than the total cost of Tenant Electricity for said period.

e.                                       Tenant shall make estimated payments on account of Tenant Electricity, as reasonably estimated by Landlord, on a monthly basis at the same time and in the same manner as Tenant’s monthly installments of Annual Fixed Rent.

5.                                      a.                                      Tenant shall pay to Landlord Tenant’s allocable share of Tenant Electricity costs for the period within thirty (30) days after billing therefor.

b.                                      In lieu of making payments as provided in subsection (a) above, at Landlord’s option and upon prior written notice to Tenant, Tenant shall pay to Landlord an amount from time to time reasonably estimated by Landlord to be sufficient to cover, in the aggregate, a sum equal to the Tenant’s allocable share of Tenant Electricity costs for each calendar year during the Lease Term. No later than one hundred twenty (120) days after the end of the first calendar year or fraction thereof ending December 31 and of each succeeding calendar year during the Lease Term or fraction thereof at the end of the Lease Term, Landlord shall render Tenant a statement in reasonable detail certified by an officer of Landlord, showing for the preceding calendar year or fraction thereof, as the case may be, the Tenant’s allocable share of Tenant Electricity costs. Said statement to be rendered to Tenant also shall show for the preceding year or fraction thereof, as the case may be, the amounts already paid by Tenant on account of Tenant’s allocable share of Tenant Electricity costs and the amount of Tenant’s allocable share of Tenant Electricity costs remaining due from, or overpaid by, Tenant for the year or other period covered by the statement. If such statement shows a balance remaining due to Landlord, Tenant shall pay same to Landlord on or before the thirtieth (30th) day following receipt by Tenant of said statement. Any balance shown as due to Tenant shall be credited against Annual Fixed Rent next due, or refunded to Tenant if the Lease Term has then expired and Tenant has no further obligation to Landlord. Payments by Tenant on account of Tenant’s allocable share of Tenant Electricity costs shall be deemed Additional Rent and shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent.

Tenant shall be required to maintain any meter located within its Premises. Further, Tenant agrees that it will not make any material alteration or material addition to any such meter without the prior written consent of Landlord in each instance first obtained, which consent will not be unreasonably withheld, conditioned or delayed, and will promptly advise Landlord of any other alteration or addition to such check meter.

EXHIBIT I

FORM OF CERTIFICATE OF INSURANCE

I-1

ACORD®

CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YYYY)

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER	CONTACT NAME:	
	PHONE (A/C, No, Ext):	FAX (A/C, No):
	E-MAIL ADDRESS:	
	INSURER(S) AFFORDING COVERAGE	NAIC #
	INSURER A:	
INSURED	INSURER B:	
	INSURER C:	
	INSURER D:	
	INSURER E:	
	INSURER F:	

COVERAGES　　CERTIFICATE NUMBER:　　REVISION NUMBER:

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE	ADDL INSR	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS	
	GENERAL LIABILITY						EACH OCCURRENCE	$
	COMMERCIAL GENERAL LIABILITY						DAMAGE TO RENTED PREMISES (Ea occurrence)	$
	CLAIMS-MADE　OCCUR						MED EXP (Any one person)	$
							PERSONAL & ADV INJURY	$
							GENERAL AGGREGATE	$
	GEN'L AGGREGATE LIMIT APPLIES PER:						PRODUCTS - COMP/OP AGG	$
	POLICY　PRO-JECT　LOC							$
	AUTOMOBILE LIABILITY						COMBINED SINGLE LIMIT (Ea accident)	$
	ANY AUTO						BODILY INJURY (Per person)	$
	ALL OWNED AUTOS　SCHEDULED AUTOS						BODILY INJURY (Per accident)	$
	HIRED AUTOS　NON-OWNED AUTOS						PROPERTY DAMAGE (Per accident)	$
								$
	UMBRELLA LIAB　OCCUR						EACH OCCURRENCE	$
	EXCESS LIAB　CLAIMS-MADE						AGGREGATE	$
	DED　RETENTION $							$
	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY Y/N						WC STATU-TORY LIMITS　OTH-ER	
	ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? (Mandatory in NH)	N/A					E.L. EACH ACCIDENT	$
	If yes, describe under DESCRIPTION OF OPERATIONS below						E.L. DISEASE - EA EMPLOYEE	$
							E.L. DISEASE - POLICY LIMIT	$

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (Attach ACORD 101, Additional Remarks Schedule, if more space is required)

CERTIFICATE HOLDER	CANCELLATION
	SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.
	AUTHORIZED REPRESENTATIVE

© 1988-2010 ACORD CORPORATION. All rights reserved.

ACORD 25 (2010/05)

The ACORD name and logo are registered marks of ACORD

EXHIBIT J

LIST OF MORTGAGES

None.

J-1

EXHIBIT K

BROKER DETERMINATION

Where in the Lease to which this Exhibit is attached provision is made for a Broker Determination of Extension Annual Market Rent or the Expansion Annual Market Rent, the following procedures and requirements shall apply:

1.             Tenant’s Request.  Tenant shall send a notice to Landlord by the time set for such notice in the applicable section of this Lease, requesting a Broker Determination of the Extension Annual Market Rent or the Expansion Annual Market Rent, as the case may be, which notice shall: (i) make explicit reference to this Lease and to the specific section of this Lease pursuant to which said request is being made, and (ii) include the name of a broker selected by Tenant to act for Tenant, which broker shall be affiliated with an experienced Boston commercial real estate brokerage firm selected by Tenant and which broker shall have at least ten (10) years’ experience dealing in properties of a nature and type generally similar to the Building located in the Boston West Suburban Market.

2.             Landlord’s Response.  Within ten (10) days after Landlord’s receipt of Tenant’s notice requesting the Broker Determination and stating the name of the broker selected by Tenant, Landlord shall give written notice to Tenant of Landlord’s selection of a broker having at least the affiliation and experience referred to above.

3.             Selection of Third Broker.  Within ten (10) days thereafter the two (2) brokers so selected shall select a third such broker also having at least the affiliation and experience referred to above.

4.             Rental Value Determination.  Within thirty (30) days after the selection of the third broker, the three (3) brokers so selected, by majority opinion, shall make a determination of the Extension Annual Market Rent or the Expansion Annual Market Rent, as the case may be, of the applicable space for the applicable period of time under this Lease.  Such determination shall take into account all relevant factors, including, without limitation, (x) provision for annual increases in rent during said term if so determined, (y) the as-is condition and location in the Building of the applicable space, and shall also take account of, and be expressed in relation to, the tax and operating cost bases and provisions for paying for so-called tenant electricity as contained in this Lease.  The brokers shall advise Landlord and Tenant in writing by the expiration of said thirty (30) day period of the Extension Annual Market Rent or the Expansion Annual Market Rent, as the case may be, so determined.

5.             Resolution of Broker Deadlock.  If the Brokers are unable to agree at least by majority on said determination, then the brokers shall send a notice to Landlord and Tenant by the end of the thirty (30) day period for making said determination setting forth their individual determinations of the Extension Annual Market Rent or the Expansion Annual Market Rent, as the case may be, and the highest such determination and the lowest such determination shall be disregarded and the remaining determination shall be deemed to be the determination of the Extension Annual Market Rent or the Expansion Annual Market Rent, as the case may be.

K-1

6.             Broker Determination Binding Upon the Parties.  The parties hereby agree that any Broker Determination pursuant to this Exhibit K shall be conclusive and binding upon the parties and may be enforced by any court of competent jurisdiction.

7.             Costs.  Each party shall pay the costs and expenses of the broker selected by it and each shall pay one half (1/2) of the costs and expenses of the Third Broker.

8.             Failure to Select Broker or Failure of Broker to Serve.  If Tenant shall have requested a Broker Determination and Landlord shall not have designated a broker within the time period provided therefor above, and such failure shall continue for ten (10) days after written notice thereof, then Tenant’s broker shall request the Greater Boston Real Estate Board to designate Landlord’s broker.  If Tenant’s and Landlord’s brokers have been designated but the two brokers so designated do not, within a period of fifteen (15) days after the appointment of the second broker, agree upon and designate the third broker willing so to act, Tenant, Landlord or either broker previously designated may request the Greater Boston Real Estate Board, Inc. to designate the third broker willing so to act.  In case of the inability or refusal to serve of any person designated as a broker, or in case any broker for any reason ceases to be such, a broker to fill such vacancy shall be appointed by the Tenant, the Landlord, the brokers first appointed or the said Greater Boston Real Estate Board, Inc., as the case may be, whichever made the original appointment, or if the person who made the original appointment fails to fill such vacancy, upon application of any broker who continues to act or by the Landlord or Tenant, such vacancy may be filled by the said Greater Boston Real Estate Board, Inc.  Any broker appointed by the Greater Boston Real Estate Board, Inc., pursuant to the provisions hereof shall, for all purposes, have the same standing and powers as though he had been originally appointed by the party originally designated to make such appointment by the terms hereof.

K-2

EXHIBIT L

FLOOR PLAN OF FIRST EXPANSION SPACE, SECOND EXPANSION SPACE AND THIRD EXPANSION SPACE

L-1

EXHIBIT M

FORM OF LETTER OF CREDIT

[Letterhead of a money center bank acceptable to the Owner]

[Please note the tenant on this Letter of Credit must match the exact tenant entity in the Lease]

[date]

[Landlord]

c/o Boston Properties LP

800 Boylston Street, Suite 1900

Boston, Massachusetts 02199-8103

Attn: Lease Administration, Legal Dept.

Ladies and Gentlemen:

We hereby establish our Irrevocable Letter of Credit and authorize you to draw on us at sight for the account of [Tenant] (“Applicant”), the aggregate amount of [spell out dollar amount] and [    ]/100 Dollars [($                      )]. You shall have the right to make partial draws against this Letter of Credit from time to time.

Funds under this Letter of Credit are available to the beneficiary hereof as follows:

Any or all of the sums hereunder may be drawn down at any time and from time to time from and after the date hereof by [Landlord] (“Beneficiary”) when accompanied by this Letter of Credit and a written statement signed by an individual purporting to be an authorized agent of Beneficiary, certifying that such moneys are due and owing to Beneficiary, and a sight draft executed and endorsed by such individual.

This Letter of Credit is transferable in its entirety to any successor in interest to Beneficiary as owner of [Property, Address, City/Town, State]. Should a transfer be desired, such transfer will be subject to the return to us of this advice, together with written instructions. Any fees related to such transfer shall be for the account of the Applicant.

The amount of each draft must be endorsed on the reverse hereof by the negotiating bank. We hereby agree that this Letter of Credit shall be duly honored upon presentation and delivery of the certification specified above.

This Letter of Credit shall expire on [Final Expiration Date].

Notwithstanding the above expiration date of this Letter of Credit, the term of this Letter of Credit shall be automatically renewed for successive, additional one (1) year periods unless, at

M-1

least sixty (60) days prior to any such date of expiration, the undersigned shall give written notice to Beneficiary, by certified mail, return receipt requested and at the address set forth above or at such other address as may be given to the undersigned by Beneficiary, that this Letter of Credit will not be renewed.

If any instructions accompanying a drawing under this Letter of Credit request that payment is to be made by transfer to your account with another bank, we will only effect such payment by fed wire to a U.S. regulated bank, and we and/or such other bank may rely on an account number specified in such instructions even if the number identifies a person or entity different from the intended payee.

This Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication 500.

Very truly yours,

[Name of Issuing Bank]

By:
Name:
Title:

M-2

FIRST AMENDMENT TO LEASE

FIRST AMENDMENT TO LEASE (the “First Amendment”) dated as of this 4th day of December, 2015 (the “Effective Date”), by and between BP BAY COLONY LLC, a Delaware limited liability company (“Landlord”) and BIT9, INC., a Delaware corporation (“Tenant”).

RECITALS

By Lease dated December 8, 2014 (the “Lease”), Landlord did lease to Tenant and Tenant did hire and lease from Landlord certain premises containing 61,490 square feet of rentable floor area (the “Rentable Floor Area of the Existing Premises”) on the third (3rd) and fourth (4th) floors (referred to herein as the “Existing Premises”) of the building known as and numbered 1100 Winter Street, Waltham, Massachusetts (the “Building”).

Tenant has exercised its rights under Sections 9.26 and 9.27 of the Lease to add the Second Expansion Space and the Third Expansion Space (as those terms are defined below) to the Existing Premises demised under the Lease, upon all of the same terms and conditions contained in the Lease except as otherwise provided in this First Amendment to Lease.

Landlord and Tenant are entering into this instrument to set forth said leasing of the Second Expansion Space and the Third Expansion Space, and to amend the Lease.

NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration in hand this date paid by each of the parties to the other, the receipt and sufficiency of which are hereby acknowledged, and in further consideration of the mutual promises herein contained, Landlord and Tenant hereby agree to and with each other as follows:

1.                                      (A)                               Third Expansion Premises. Commencing on the Effective Date, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord approximately 15,976 square feet of rentable floor area (the “Rentable Floor Area of the Third Expansion Space”) located on the third (3rd) floor of the Building, as more particularly shown on the floor plan attached to the Lease as Exhibit L (the “Third Expansion Space”). From and after the Effective Date, the “Tenant’s Premises” under the Lease and all references to the “Premises” in the Lease shall be deemed to include both the Third Expansion Space and the Existing Premises.

(B)                               Second Expansion Premises. Commencing on the Second Expansion Space Commencement Date (as hereinafter defined), Landlord hereby leases to Tenant and Tenant hereby leases from Landlord approximately 4,525 square feet of rentable floor area (the “Rentable Floor Area of the Second Expansion Space”) located on the third (3rd) floor of the Building, as more particularly shown on the floor plan attached to the Lease as Exhibit L (the “Second Expansion Space”). From and after the Second Expansion Space Commencement Date, the “Tenant’s Premises” under the Lease and all references to the “Premises” in the Lease shall be deemed to include the Second

Bay Colony\Amendments\Bit9 First Amendment(D)

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Expansion Space, the Third Expansion Space and the Existing Premises (collectively, the “Expanded Premises”).

For the purposes hereof, the “Second Expansion Space Commencement Date” shall be the date on which the Second Expansion Space is delivered by Landlord to Tenant in the condition described in Section 6(A) below, currently estimated to be May 1, 2016 (the “Second Expansion Space Estimated Commencement Date”). Tenant acknowledges that there is an existing tenant (“CATO”) occupying the Second Expansion Space with a lease term scheduled to expire on April 30, 2016. If Landlord is unable to deliver the Second Expansion Space to Tenant in the condition required under this First Amendment on the Second Expansion Space Estimated Commencement Date, then the provisions of Section 9.28(g) shall apply; provided, however, that (a) if Landlord is unable to so deliver the Second Expansion Space to Tenant on or before May 15, 2016 (the “First Outside Date”), then Tenant shall receive a credit against Annual Fixed Rent for the Second Expansion Space equal to one-half (1/2) of one day of Annual Fixed Rent for the Second Expansion Space for each day after the First Outside Date until the earlier to occur of (i) June 1, 2016 (the “Second Outside Date”) and (ii) the Second Expansion Space Commencement Date and (b) if Landlord is unable to so deliver the Second Expansion Space to Tenant on or before the Second Outside Date, then Tenant shall receive a credit against Annual Fixed Rent for the Second Expansion Space equal to one (1) day of Annual Fixed Rent for the Second Expansion Space for each day following the Second Outside Date until the earlier to occur of (x) the Second Expansion Space Commencement Date and (y) the date on which Tenant first becomes entitled to exercise its termination option under Section 9.28(g) of the Lease. The foregoing rent credit and Tenant’s right of termination under said Section 9.28(g) shall be Tenant’s sole and exclusive remedies at law or in equity or otherwise for Landlord’s failure to deliver the Second Expansion Space to Tenant in the condition described in Section 6(A) below within the time periods set forth above.

As soon as may be convenient after the Second Expansion Space Commencement Date has been determined, Landlord and Tenant agree to join with each other in the execution, of a written Declaration Affixing the Second Expansion Space Commencement Date, in the form attached as Exhibit E to the Lease, in which the Second Expansion Space Commencement Date shall be stated. If Tenant shall fail to execute such Declaration Affixing the Second Expansion Space Commencement Date, the Second Expansion Space Commencement Date shall be as reasonably determined by Landlord in accordance with the terms of this First Amendment.

(C)                               Term. The Term of the Lease for the Second Expansion Space and the Third Expansion Space shall be coterminous with the Term of the Lease for the Existing Premises and shall expire on April 30, 2022 (the “Expiration Date”) unless sooner terminated as provided in Article V or Article VII or extended as provided in Section 9.24. Accordingly, the extension option contained in Section 9.24 of the Lease shall apply to the Existing Premises, the Second Expansion Space and the Third Expansion Space collectively and not to any such space independently.

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2.                                      (A)                               Annual Fixed Rent for the Existing Premises. From and after the Effective Date, Annual Fixed Rent for the Existing Premises shall continue to be due and payable, in the manner and at the times set forth in the Lease.

(B)                               Annual Fixed Rent for the Third Expansion Space. Commencing on the Third Expansion Space Rent Commencement Date (as hereinafter defined) through the Expiration Date, Annual Fixed Rent for the Third Expansion Space shall be equal to $694,956.00 (being the product of (i) $43.50 and (ii) the Rentable Floor Area of the Third Expansion Space), payable in the same manner and at the same times set forth in the Lease with respect to Annual Fixed Rent for the Existing Premises. For the purposes hereof, the “Third Expansion Space Rent Commencement Date” shall be the earlier to occur of (x) that date which is one hundred twenty (120) days following the Effective Date and (y) the date on which Tenant commences beneficial occupancy of the Third Expansion Space for its regular business operations. Notwithstanding that the Tenant’s obligation to pay Annual Fixed Rent with respect to the Third Expansion Space shall not commence until the Third Expansion Space Rent Commencement Date, Tenant shall be subject to, and shall comply with, all other provisions of the Lease applicable to the Third Expansion Space as and at the times provided in the Lease.

(C)                               Annual Fixed Rent for the Second Expansion Space. Commencing on the Second Expansion Space Rent Commencement Date (as hereinafter defined), through the Expiration Date, Annual Fixed Rent for the Second Expansion Space shall be equal to $169,687.50 (being the product of (i) $37.50 and (ii) the Rentable Floor Area of the Second Expansion Space), payable in the same manner and at the same times set forth in the Lease with respect to Annual Fixed Rent for the Existing Premises. For the purposes hereof, the “Second Expansion Space Rent Commencement Date” shall be the earlier to occur of (x) that date which is one hundred twenty (120) days following the Second Expansion Space Commencement Date and (y) the date on which Tenant commences beneficial occupancy of the Second Expansion Space for its regular business operations. Notwithstanding that Tenant’s obligation to pay Annual Fixed Rent with respect to the Second Expansion Space shall not commence until the Section Expansion Space Rent Commencement Date, Tenant shall be subject to, and shall comply with, all other provisions of the Lease applicable to the Second Expansion Space as and at the times provided in the Lease.

(D)                               Annual Fixed Rent; Extended Term. During the Extended Term (if exercised), Annual Fixed Rent for the Expanded Premises shall be determined as provided in Section 9.24 of the Lease.

3.                                      Additional Rent; Second Expansion Space and Third Expansion Space. From and after the Effective Date and thereafter during the Term, Tenant shall continue to pay Additional Rent and all other amounts due under the Lease at the times and in the manner set forth in the Lease, except that:

(A)                               Commencing on the Effective Date, for purposes of computing the “Operating Expenses Allocable to the Premises”, “Base Operating Expenses Allocable to the

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Premises”,  the “Base Taxes Allocable to the Premises” and “Landlord’s Tax Expenses Allocable to the Premises” solely with respect to the Third Expansion Space, the Rentable Floor Area of the Premises shall be equal to the Rentable Floor Area of the Third Expansion Space.

(B)                               Commencing on the Second Expansion Premises Commencement Date, for the purposes of computing Operating Expenses Allocable to the Premises”, “Base Operating Expenses Allocable to the Premises”, the “Base Taxes Allocable to the Premises” and “Landlord’s Tax Expenses Allocable to the Premises” with respect to the Second Expansion Space, the Rentable Floor Area of the Premises shall be equal to the Rentable Floor Area of the Second Expansion Space.

(C)                               For the purposes of computing Tenant’s payments for operating expenses, pursuant to Section 2.6 of the Lease, solely with respect to the Second Expansion Space and the Third Expansion Space, the definition of “Base Operating Expenses” shall mean Landlord’s Operating Expenses for calendar year 2016 (being the period from January 1, 2016 through December 31, 2016). The definition of Base Operating Expenses shall otherwise remain unchanged with respect to the Existing Premises.

(D)                               For the purposes of computing Tenant’s payments for real estate taxes pursuant to Section 2.7 of the Lease, solely with respect to the Second Expansion Space and the Third Expansion Space, the definition of “Base Taxes” shall mean Landlord’s Tax Expenses for fiscal year 2017 (being the period from July 1, 2016 through June 30, 2017). The definition of Base Taxes shall otherwise remain unchanged with respect to the Existing Premises.

4.                                      Electricity. Tenant shall be responsible for all electricity used and consumed in the Second Expansion Space and Third Expansion Space and shall pay for such costs in accordance with Section 2.8 and Exhibit H of the Lease.

5.                                      Parking. Effective as of the Effective Date, the “Number of Parking Spaces” available for Tenant’s use shall be increased from one hundred eighty-four (184) to two hundred thirty-two (232). Effective as of the Second Expansion Space Commencement Date, such number shall be further increased to two hundred forty-six (246) parking spaces.

6                                         (A)                               Delivery; Condition of Expansion Space. Tenant shall accept each of the Second Expansion Space and the Third Expansion Space in their as-is condition without any obligation on the Landlord’s part to perform any additions, alterations, improvements, demolition or other work therein or pertaining thereto; provided, however, that (i) Landlord deliver each such space to Tenant in vacant, broom clean condition free and clear of all debris and personal property and free of all tenants and parties in possession, and with all base Building systems serving such space in good working order and condition, and (ii) the foregoing shall not relieve Landlord of its maintenance and repair obligations under the Lease.

(B)                               Tenant’s Work. Subject to Section 6(A) above, Tenant, at is sole cost and

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expense, shall perform all work necessary to prepare the Second Expansion Space and the Third Expansion Space for Tenant’s use and occupancy (the “Expansion Space Work”). Such Expansion Space Work shall be performed in accordance with the terms and provisions of Sections 1.1 and 1.2 of Exhibit B-1 to the Lease, as if such Expansion Space Work was the Tenant’s Work thereunder.

(C)                               Landlord’s Contribution. Landlord shall provide Tenant with (i) a special allowance equal to $212,675.00 (being the product of (x) $47.00 and (y) the Rentable Floor Area of the Second Expansion Space (being 4,525 square feet)) (the “Second Expansion Space Tenant Allowance”) and (ii) a special allowance equal to $718,920.00 (being the product of (x) $45.00 and (y) the Rentable Floor Area of the Third Expansion Space (being 15,976 square feet)) (the “Third Expansion Space Tenant Allowance”). The Second Expansion Space Tenant Allowance and the Third Expansion Space Tenant Allowance are sometimes hereinafter referred to collectively as the “Expansion Space Allowances.”

Landlord shall provide Tenant with an additional allowance in the amount of $3,500.00 (the “Wiring and Cabling Removal Allowance”) to be utilized by Tenant towards the cost of identifying for removal and removing certain existing wiring and cabling from the Third Expansion Space as part of the Expansion Space Work (the “Wiring and Cabling Removal Work”). Landlord and Tenant hereby agree to cooperate with each other in good faith to determine which wiring and cabling may be removed without impacting the base building or other tenant premises in the Building.

The Expansion Space Allowances and the Wiring and Cabling Removal Allowance shall be used and applied by Tenant solely towards the Costs (as that term is defined in Section 1.3 of Exhibit B-1 to the Lease) of the Expansion Space Work or the Wiring and Cabling Work, as applicable, and shall be subject to all of the terms and provisions of said Section 1.3 except as follows:

(i)                                     The Second Expansion Space Tenant Allowance shall be made available to Tenant from and after the Second Expansion Space Commencement Date and the Third Expansion Space Tenant Allowance and Wiring and Cabling Removal Allowance shall be made available to Tenant from and after the Third Expansion Space Commencement Date.

(ii)                                  Tenant may utilize the Expansion Space Allowances towards the Costs of the Expansion Space Work in either portion of such expansion space, as long as Tenant has utilized a minimum of $40 per square foot of the Expansion Space Allowance towards Expansion Space Work in each of the Second Expansion Space and the Third Expansion Space.

(iii)                               Landlord shall be under no obligation to disburse any portion of the Expansion Space Allowances or the Wiring and Cabling Removal Allowance for which a Requisition is received after the first anniversary of the Second Expansion Space Commencement Date.

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7.                                      Amended Lease Terms. (A) Sections 9.25 and 9.26 of the Lease are hereby deleted from the Lease in their entirety and shall be null and void and of no further force or effect.

(B)                               Notwithstanding the fact that Tenant is exercising its rights under Section 9.27 of the Lease with respect to the Third Expansion Space as set forth in this First Amendment, Landlord and Tenant hereby agree that (i) Section 9.27 shall remain in full force and effect and shall now apply to the approximately 34,000 square feet of rentable area on the second (2nd) floor of the Building shown on Exhibit A attached hereto (the “Fourth Expansion Space”), and (ii) wherever in said Section 9.27 or in Section 9.28 the term “Third Expansion Space” is used, the term “Fourth Expansion Space” shall be substituted therefor.

8.                                      Security Deposit. It is acknowledged and agreed that Landlord is currently holding a Letter of Credit pursuant to Section 9.29 of the Lease in the face amount of One Million One Hundred Fifty-Two Thousand Nine Hundred Thirty-Seven and 50/100 Dollars ($1,152,937.50). Concurrently with the execution and delivery of this First Amendment, Tenant shall deliver to Landlord a new Letter of Credit or an amendment to the existing Letter of Credit that increases the total amount of the Letter of Credit by Two Hundred Eighty-Eight Thousand Two Hundred Fourteen and 50/100 Dollars ($288,214.50), so that the total security being held by Landlord pursuant to Section 9.29 of the Lease shall be One Million Four Hundred Forty-One Thousand One Hundred Fifty-Two and 00/100 Dollars ($1,441,152.00). The Letter of Credit, as increased pursuant to this Section 8, shall continue to be held by Landlord in accordance with Section 9.29 of the Lease.

9.                                      Brokerage Indemnity. (A) Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this First Amendment except T3 Advisors (the “Broker”) and in the event any claim is made against Landlord relative to dealings by Tenant with any brokers other than the Broker, Tenant shall defend the claim against Landlord with counsel of Tenant’s selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

(B)                               Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this First Amendment, other than the Broker, and in the event any claim is made against Tenant relative to dealings by Landlord with brokers, Landlord shall defend the claim against Tenant with counsel of Landlord’s selection first approved by Tenant (which approval will not be unreasonably withheld) and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim. Landlord agrees that it shall be solely responsible for the payment of brokerage commissions to the Broker as further outlined in a separate agreement between Landlord and the Broker.

10.                               Capitalized Terms. Except as otherwise expressly provided herein, all capitalized terms used herein without definition shall have the same meanings as are set forth in the Lease.

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11.                               Ratification. Except as herein amended the Lease shall remain unchanged and in full force and effect. All references to the “Lease” shall be deemed to be references to the Lease as herein amended.

12.                               Authority. Each of Landlord and Tenant hereby represents and warrants to the other that all necessary action has been taken to enter this First Amendment and that the person signing this First Amendment on its behalf has been duly authorized to do so.

13.                               Counterparts. The parties acknowledge and agree that this First Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via .pdf) of an original signature.

[Signatures appear on following page]

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EXECUTED under seal as of the date and year first above written.

LANDLORD:

WITNESS:	BP BAY COLONY LLC, a Delaware limited
liability company

BY: BP BAY COLONY HOLDINGS LLC, a
Delaware limited liability company, its sole
member

BY: BOSTON PROPERTIES LIMITED
PARTNERSHIP, a Delaware limited
partnership, its member

BY: BOSTON PROPERTIES, INC., a
Delaware Corporation, its general partner

	BY:	/s/ David C. Provost
	Name:	David C. Provost
	Title:	SVP

TENANT:

WITNESS:	BIT9, INC.

/S/ Eric Pyenson	By:	/s/ Gordon Pothier
	Name:	Gordon Pothier
	Title:	VP Finance

[Signature page to First Amendment to Lease]

EXHIBIT A

Fourth Expansion Space